UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Liberty Star Uranium & Metals Corp.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

1000
(Primary Standard Industrial Classification Code Number)

90-0175540
(I.R.S. Employer Identification Number)

5610 E. Sutler Lane
Tucson, Arizona 85712
Telephone: (520) 731-8786
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Nevada Agency and Transfer Company
50 West Liberty Street, Suite 880
Reno, Nevada 89501
Telephone: (775) 322-0626
(Name, address, including zip code, and telephone number, including area code, of agent for service)

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock to be offered for resale by selling stockholder	350,000,000(2)	$0.0022(3),(4)	$770,000(3),(4)	$77.54(4)

(1)

An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

(2)	Consists of up to 350,000,000 shares of common stock to be sold to Tangiers Investment Group, LLC under the investment agreement dated June 20, 2015.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

(4)	Based on the closing price per share ($0.0022) for Liberty Star Uranium & Metals Corp.’s common stock on January 15, 2016, as reported by the OTC Markets Group.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ii

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January 21, 2016

Prospectus

350,000,000 Shares

Liberty Star Uranium & Metals Corp.

Common Stock
_________________________________

The selling stockholder identified in this prospectus may offer and sell up 350,000,000 shares of our common stock to be sold to Tangiers Investment Group, LLC under the investment agreement dated June 20, 2015. The investment agreement permits us to “put” up to $8,000,000 in shares of our common stock to Tangiers Investment Group, LLC over a period of up to 36 months.

The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Tangiers Investment Group, LLC is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our common stock is quoted by the OTC Markets Group and the OTC Bulletin Board (“OTCBB”) under the symbol “LBSR”. On January 15, 2016, the closing price of our common stock was $0.0022 per share.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by Tangiers Investment Group, LLC. We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2016.

About This Prospectus

You should rely only on the information that we have provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security.

As used in this prospectus, the terms “we”, “us”, the “Company” and “Liberty Star” mean Liberty Star Uranium & Metals Corp. and our subsidiaries, Big Chunk Corp. and Hay Mountain Super Project LLC, unless otherwise indicated. All dollar amounts refer to U.S. dollars unless otherwise indicated.

Prospectus Summary

The Offering

The selling stockholder identified in this prospectus may offer and sell up to 350,000,000 shares of our common stock to be sold to Tangiers Investment Group, LLC under the investment agreement dated June 20, 2015. The investment agreement permits us to “put” up to $8,000,000 in shares of our common stock to Tangiers Investment Group, LLC over a period of up to 36 months.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by Tangiers Investment Group, LLC. We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Our Business

We were formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. Titanium Intelligence, Inc. was incorporated on August 20, 2001 under the laws of the State of Nevada. On February 5, 2004 we commenced operations in the acquisition and exploration of mineral properties business. Big Chunk Corp. is our wholly owned subsidiary and was incorporated on December 14, 2003 in the State of Alaska. Big Chunk Corp. is engaged in the acquisition and exploration of mineral properties business in the State of Alaska. Redwall Drilling Inc. was our wholly owned subsidiary and was incorporated on August 31, 2007 in the State of Arizona. Redwall Drilling Inc. performed drilling services on the Company’s mineral properties. Redwall Drilling Inc. ceased drilling activities in July 2008 and was dissolved on March 30, 2010. In April 2007, we changed our name to Liberty Star Uranium & Metals Corp. to reflect our current general exploration for base and precious metals. We are in the exploration phase of operations and have not generated any revenues from operations. A more detailed discussion of this technology and its anticipated benefits is provided under the section “Description of Business”.

Our common stock is traded over-the-counter on the OTCBB and by the OTC Markets Group under the ticker symbol “LBSR.”

The principal offices of our company are located at 5610 E Sutler Lane, Tucson, Arizona 85712. Our telephone number is (520) 731-8786.

Summary of Financial Data

The following information represents selected audited financial information for our company for the years ended January 31, 2015 and 2014 and selected unaudited financial information for our company for the nine month periods ended October 31, 2015 and 2014. The summarized financial information presented below is derived from and should be read in conjunction with our audited and unaudited financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 35 of this prospectus.

Statements of Operations Data	Nine Month Period Ended October 31, 2015	Nine Month Period Ended October 31, 2014	Year Ended January 31, 2015	Year Ended January 31, 2014
Revenue	Nil	Nil	Nil	Nil
Net Operating Expenses	$657,360	$843,797	1,046,784	$1,763,236
Net Income (Loss)	$(1,217,631)	$4,316,525(1)	4,115,431(1)	$(2,318,047)
Basic and Diluted Net Income (Loss) per Share	$(0.00)	$0.01	$0.00	$(0.00)

(1) During the nine month period ended October 31, 2014, we gained $5,322,943 on settlement of debt.

Balance Sheets Data	As of October 31, 2015	As of January 31, 2015	As of January 31, 2014
Cash and Cash Equivalents	$4,377	$53,517	$55,089
Working Capital (Deficit)	$(843,472)	$(1,251,939)	$(6,202,731)
Total Assets	$99,374	$175,195	$153,042
Total Liabilities	$1,004,593	$1,502,054	$6,312,691
Total Stockholders’ Equity (Deficit)	$(905,219)	$(1,326,859)	$(6,159,649)
Accumulated Deficit	$(52,296,295)	$(51,078,664)	$(55,194,095)

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing our securities. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Related to Our Business

Because of the speculative nature of the exploration of natural resource properties, there is substantial risk that this business will fail.

There is no assurance that any of the claims we explore or acquire will contain commercially exploitable reserves of minerals. Exploration for natural resources is a speculative venture involving substantial risk. Hazards such as unusual or unexpected geological formations and other conditions often result in unsuccessful exploration efforts. We may also become subject to significant liability for pollution or hazards, which we cannot insure or which we may elect not to insure. There is substantial risk that our business will fail.

If we cannot compete successfully for financing and for qualified managerial and technical employees, our exploration program may suffer.

Our competition in the mining industry includes large established mining companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may be unable to acquire additional financing on terms we consider acceptable because investors may choose to invest in our competitors instead of investing in us. We also compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. Our success will be largely dependent on our ability to hire and retain highly qualified personnel. These individuals are in high demand and we may not be able to attract the personnel we need. We may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. If we are unable to successfully compete for financing or for qualified employees, our exploration program may be slowed down or suspended.

Exploration and exploitation activities are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Exploration and exploitation activities are subject to federal, state, and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment. Exploration and exploitation activities are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment.

Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental and other legal standards imposed by federal, state, or local authorities may be changed and any such changes may prevent us from conducting planned activities or increase our costs of doing so, which would have material adverse effects on our business. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may not be able to or elect not to insure against due to prohibitive premium costs and other reasons. Any laws, regulations or policies of any government body or regulatory agency may be changed, applied or interpreted in a manner which will alter and negatively affect our ability to carry on our business.

There are no known reserves of minerals on our mineral claims and we cannot guarantee that we will find any commercial quantities of minerals.

We have not found any mineral reserves on our claims and there can be no assurance that any of our mineral claims contain commercial quantities of any minerals. Even if we identify commercial quantities of minerals in any of our claims, there can be no assurance that we will be able to exploit the reserves or, if we are able to exploit them, that we will do so on a profitable basis.

Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration will probably be lost.

The probability of an individual prospect ever having reserves is extremely remote. In all probability our properties do not contain any reserves. As such, any funds spent on exploration will probably be lost which would most likely result in a loss of your investment.

Risks Related to Our Company

We have a limited operating history and as a result there is no assurance we can operate on a profitable basis.

We have a limited operating history and must be considered in the exploration stage. Our operations will be subject to all the risks inherent in the establishment of an exploration stage enterprise and the uncertainties arising from the absence of a significant operating history. Potential investors should be aware of the difficulties normally encountered by mineral exploration companies and the high rate of failure of such enterprises, especially those with a limited operating history. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of the mineral claim may not result in the discovery of mineral deposits. Problems such as unusual or unexpected formations of rock or land and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial mineralization, we may decide to abandon our claim and acquire new claims for new exploration or cease operations. The acquisition of additional claims will be dependent upon us possessing capital resources at the time in order to purchase such claims. If no funding is available, we may be forced to abandon our operations. No assurance can be given that we will ever operate on a profitable basis.

If we do not obtain additional financing, our business will fail and our investors could lose their investment.

We had cash and cash equivalents in the amount of $4,377 and negative working capital of $843,472 as of October 31, 2015. We currently do not generate revenues from our operations. Our business plan calls for substantial investment and cost in connection with the acquisition and exploration of our mineral properties currently under lease and option. Any direct acquisition of any of the claims under lease or option is subject to our ability to obtain the financing necessary for us to fund and carry out exploration programs on the subject properties. The requirements are substantial. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable. Obtaining additional financing would be subject to a number of factors, including market prices for minerals, investor acceptance of our properties, contractual restrictions on our ability to enter into further financing arrangements, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us and our business could fail.

Because there is no assurance that we will generate revenues, we face a high risk of business failure.

We have not earned any revenues and have never been profitable. We do not have an interest in any revenue generating properties. We were incorporated on August 20, 2001 and took over our current business on February 5, 2004. To date we have been involved primarily in organizational and exploration activities. We will incur substantial operating and exploration expenditures without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We have limited operating history upon which an evaluation of our future success or failure can be made. We recognize that if we are unable to generate significant revenues from our activities, we will not be able to earn profits or continue operations. Based upon current plans, we also expect to incur significant operating losses in the future. We cannot guarantee that we will be successful in raising capital to fund these operating losses or generate revenues in the future. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail and our investors could lose their investment.

Our independent registered public accounting firm’s report states that there is a substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm, MaloneBailey, LLP, state in its audit report attached to our audited financial statements for the fiscal year ended January 31, 2015 that since we have suffered recurring losses from operations, requires additional funds for further exploratory activity prior to attaining a revenue generating status, and we may not find sufficient ore reserves to be commercially mined, there is a substantial doubt about our ability to continue as a going concern.

The existence of our mining claims depends on our ability to fund exploratory activity or to pay fees.

Our mining claims, which are the central part of our business, require that we either pay fees, or incur certain minimum development costs annually, or the claims will be forfeited. Due to our current financial situation we may not be able to meet these obligations and we could therefore lose our claims. This would impair our ability to raise capital and would negatively impact the value of our company.

Risks Related to Our Common Stock

Because we will likely issue additional shares of our common stock, investment in our company could be subject to substantial dilution.

Investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. We are authorized to issue 6,250,000,000 shares of common stock, $0.00001 par value per share. As of January 15, 2016, there were 1,568,937,905 shares of our common stock issued and outstanding. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our common stock. If we do sell more common stock, investors’ investment in our company will likely be diluted. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in our company’s common stock could seriously decline in value.

The sale of our stock under the convertible notes and the common share purchase warrants could encourage short sales by third parties, which could contribute to the future decline of our stock price.

In many circumstances, the provision of financing based on the distribution of equity for companies that are traded on the OTCBB and by the OTC Markets Group has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow our business. Such an event could place further downward pressure on the price of our common stock. Regardless of our activities, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our common stock, the price decline that would result from this activity will cause the share price to decline more, which may cause other stockholders of the stock to sell their shares, thereby contributing to sales of common stock in the market. If there are many more shares of our common stock on the market for sale than the market will absorb, the price of our common shares will likely decline.

Trading in our common stock on the OTCBB and by the OTC Markets Group is limited and sporadic making it difficult for our stockholders to sell their shares or liquidate their investments.

Our common stock is currently quoted for public trading on the OTCBB and by the OTC Markets Group. The trading price of our common stock has been subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management’s attention and resources.

Our bylaws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our bylaws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by them, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which they are made parties by reason of their being or having been our directors or officers.

Our bylaws do not contain anti-takeover provisions which could result in a change of our management and directors if there is a take-over of our company.

We do not currently have a shareholder rights plan or any anti-takeover provisions in our bylaws. Without any anti-takeover provisions, there is no deterrent for a take-over of our company, which may result in a change in our management and directors. This could result in a disruption to the activities of our company, which could have a material adverse effect on our operations.

We do not intend to pay dividends on any investment in the shares of stock of our company and any gain on an investment in our company will need to come through an increase in our stock’s price, which may never happen.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares as penny stocks, are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. These rules apply to companies whose shares are not traded on a national stock exchange, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Securities and Exchange Commission. These rules require brokers who sell “penny stocks” to persons other than established customers and “accredited investors” to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in such penny stocks. These rules may discourage or restrict the ability of brokers to sell our shares of common stock and may affect the secondary market for our shares of common stock. These rules could also hamper our ability to raise funds in the primary market for our shares of common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Tangiers Investment Group, LLC will pay less than the then-prevailing market price for our common stock.

Our common stock to be issued to Tangiers Investment Group, LLC pursuant to the investment agreement dated June 20, 2015 will be purchased at the 80% of the lowest day of the daily volume weighed average price of our common stock during the five consecutive trading days immediately prior to the receipt by Tangiers Investment Group, LLC of the put notice, provided, however, an additional 5% will be added to the discount of each put if (i) we are not DWAC eligible and (ii) an additional 5% will be added to the discount of each put if we are under DTC “chill” status on the applicable date of the put notice. Tangiers Investment Group, LLC has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Tangiers Investment Group, LLC sells the shares, the price of our common stock could decrease. If our stock price decreases, Tangiers Investment Group, LLC may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

Your ownership interest may be diluted and the value of our common stock may decline by exercising the put right pursuant to the investment agreement with Tangiers Investment Group, LLC.

Pursuant to the investment agreement with Tangiers Investment Group, LLC, when we deem it necessary, we may raise capital through the private sale of our common stock to Tangiers Investment Group, LLC at a discounted price. Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted.

We may not have access to the full amount available under the investment agreement with Tangiers Investment Group, LLC.

Our ability to draw down funds and sell shares under the investment agreement with Tangiers Investment Group, LLC requires that the registration statement of which this prospectus forms a part to be declared effective and continue to be effective. The registration statement of which this prospectus forms a part registers the resale of 350,000,000 shares issuable under the investment agreement with Tangiers Investment Group, LLC, and our ability to sell any remaining shares issuable under the investment with Tangiers Investment Group, LLC is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares. These registration statements may be subject to review and comment by the staff of the Securities and Exchange Commission, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements cannot be assured. The effectiveness of these registration statements is a condition precedent to our ability to sell all of the shares of our common stock to Tangiers Investment Group, LLC under the investment agreement. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the investment agreement with Tangiers Investment Group, LLC to be declared effective by the Securities and Exchange Commission in a timely manner, we may not be able to sell the shares unless certain other conditions are met. For example, we might have to increase the number of our authorized shares in order to issue the shares to Tangiers Investment Group, LLC. Increasing the number of our authorized shares will require board and stockholder approval. Accordingly, because our ability to draw down any amounts under the investment agreement with Tangiers Investment Group, LLC is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $8,000,000 under the investment with Tangiers Investment Group, LLC.

Certain restrictions on the extent of puts and the delivery of advance notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the investment agreement with Tangiers Investment Group, LLC, and as such, Tangiers Investment Group, LLC may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing stockholders.

Tangiers Investment Group, LLC has agreed, subject to certain exceptions listed in the investment agreement with Tangiers Investment Group, LLC, to refrain from holding an amount of shares which would result in Tangiers Investment Group, LLC or its affiliates owning more than 4.99% of the then-outstanding shares of our common stock at any one time. These restrictions, however, do not prevent Tangiers Investment Group, LLC from selling shares of our common stock received in connection with a put, and then receiving additional shares of our common stock in connection with a subsequent put. In this way, Tangiers Investment Group, LLC could sell more than 4.99% of the outstanding common stock in a relatively short time frame while never holding more than 4.99% at one time.

Forward-Looking Statements

This prospectus contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, including the risks in the section entitled “Risk Factors”, uncertainties and other factors, which may cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Use of Proceeds

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by Tangiers Investment Group, LLC. If we receive proceeds upon exercise of warrants, we will use these proceeds for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith, deems to be in the best interest of our company.

We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Dilution

The sale of our common stock to Tangiers Investment Group, LLC in accordance with the investment agreement dated June 20, 2015 will have a dilutive impact on our stockholders. As a result, our net loss per share could increase in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to Tangiers Investment Group, LLC in order to drawdown pursuant to the investment agreement. If our stock price decreases during the pricing period, then our existing stockholders would experience greater dilution.

The Offering

The selling stockholder identified in this prospectus may offer and sell up 350,000,000 shares of our common stock to be sold to Tangiers Investment Group, LLC under the investment agreement dated June 20, 2015. The investment agreement permits us to “put” up to $8,000,000 in shares of our common stock to Tangiers Investment Group, LLC over a period of up to 36 months.

Investment Agreement with Tangiers Investment Group, LLC

On June 20, 2015, we entered into an investment agreement with Tangiers Investment Group, LLC, a Delaware limited liability company (“Tangiers”). Pursuant to the terms of the investment agreement, Tangiers committed to purchase up to $8,000,000 of our common stock over a period of up to 36 months. From time to time during the 36 months period commencing from the effectiveness of the registration statement, we may deliver a put notice to Tangiers which states the dollar amount that we intend to sell to Tangiers on a date specified in the put notice. The maximum investment amount per notice must be no more than 150% of the average daily trading dollar volume of our common stock for the 10 consecutive trading days immediately prior to date of the applicable put notice and such amount must not exceed an accumulative amount per month of $100,000. The minimum put amount is $5,000. The purchase price per share to be paid by Tangiers will be the 80% of the lowest day of the daily volume weighed average price of our common stock during the five consecutive trading days immediately prior to the receipt by Tangiers of the put notice, provided, however, an additional 5% will be added to the discount of each put if (i) we are not DWAC eligible and (ii) an additional 5% will be added to the discount of each put if we are under DTC “chill” status on the applicable date of the put notice.

In connection with the investment agreement with Tangiers, we also entered into a registration rights agreement with Tangiers, pursuant to which we agreed to use our best efforts to, within 30 days of June 20, 2015, file with the Securities and Exchange Commission a registration statement, covering the resale of 100,000,000 shares of our common stock underlying the investment agreement with Tangiers. Accordingly, on July 2, 2015 we filed a Registration Statement on Form S-1 with the Securities and Exchange Commission, as was amended on July 29, 2015, which was declared effective on August 5, 2015.

The 350,000,000 shares being offered pursuant to this prospectus represent 22.31% of the shares issued and outstanding, assuming that the selling stockholder will sell all of the shares offered for sale. The 350,000,000 shares being offered pursuant to this prospectus represent 24.92% of the shares issued and outstanding held by non-affiliates of our company. The investment agreement with Tangiers is not transferable and any benefits attached thereto may not be assigned.

At an assumed purchase price of $0.0022 we will be able to receive up to $770,000 in gross proceeds, assuming the sale of the 350,000,000 shares of our common stock pursuant to the investment agreement with Tangiers, being the number of shares being offered pursuant to this prospectus. As of the date hereof, we have received aggregate gross proceeds of $129,751 pursuant to the investment agreement with Tangiers from shares registered under the July 29, 2015 Amended Form S-1 Registration Statement. If we want to obtain the full $8,000,000 under the investment agreement, after the sale of 350,000,000 common shares of our stock pursuant to this Amended Form S-1 registration statement, we will have to register an additional 3,577,385,909 shares of our common stock.

We may be required to further increase our authorized shares in order to receive the entire purchase price. Tangiers has agreed to refrain from holding an amount of shares which would result in Tangiers owning more than 4.99% of the then-outstanding shares of our common stock at any one time.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the investment agreement with Tangiers. These risks include dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

We intend to sell Tangiers periodically our common stock under the investment agreement and Tangiers will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Tangiers to raise the same amount of funds, as our stock price declines.

The aggregate investment amount of $8 million was determined based on numerous factors, including the following: The proceeds received from any “puts” tendered to Tangiers under the investment agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith deem to be in the best interest of our company. We are involved in the Hay Mountain Super Project for copper, molybdenum, gold and silver in South East Arizona. These monies will be completely absorbed by technical activities, drilling and attendant environmental, archeological and permitting studies. We will need the full amount of $8 million funding under the investment agreement with Tangiers to fund the preparation and initiation of diamond core drilling connected to the Hay Mountain Super Project Porphyry Copper-Gold-Molybdenum-Rare Earth Element Mining Target in the Tombstone Mining District of Cochise County, Arizona.

We may have to increase the number of our authorized shares in order to issue the shares to Tangiers if we reach our current amount of authorized shares of common stock. Increasing the number of our authorized shares will require board and stockholder approval. Accordingly, because our ability to draw down any amounts under the investment agreement with Tangiers is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $8,000,000 under the investment agreement with Tangiers.

Selling Stockholders

The selling stockholder may offer and sell, from time to time, any or all of shares of our common stock to be sold to Tangiers Investment Group, LLC under the investment agreement dated June 20, 2015.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholder as of January 15, 2016 and the number of shares of our common stock being offered pursuant to this prospectus. We believe that the selling stockholder has sole voting and investment powers over its shares.

Because the selling stockholder may offer and sell all or only some portion of the 350,000,000 shares of our common stock being offered pursuant to this prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholder upon termination of the offering are only estimates based on the assumption that the selling stockholder will sell all of its shares of our common stock being offered in the offering.

The selling stockholder has not had any position or office, or other material relationship with us or any of our affiliates over the past three years.

To our knowledge, the selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholder to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Name of Selling Stockholder	Shares Owned by the Selling Stockholder before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares(1)
			# of Shares(3)	% of Class(2),(3)
Tangiers Investment Group, LLC(4)	10,824,437(5)	350,000,000	Nil	*

Notes
*	Less than 1%.

(1)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)	We have assumed that the selling stockholder will sell all of the shares being offered in this offering.

(3)

Based on 1,568,937,905 shares of our common stock issued and outstanding as of January 15, 2016. Shares of our common stock being offered pursuant to this prospectus by a selling stockholder are counted as outstanding for computing the percentage of the selling stockholder.

(4)	Robert Papiri has the voting and dispositive power over the shares owned by Tangiers Investment Group, LLC.

(5)
As of January 15, 2016, Tangiers held 0 shares of our common stock pursuant to the puts made under the investment agreement and 10,824,437 shares of our common stock issued pursuant to a 10% convertible promissory note with Tangiers Investment Group, LLC dated December 3, 2014.

Plan of Distribution

The selling stockholder may, from time to time, sell any or all of shares of our common stock covered hereby on the OTCBB, OTC Markets Group, or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. A selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Tangiers Investment Group, LLC is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and will inform it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

Description of Securities

Capital Stock

We are authorized to issue 6,250,000,000 shares of common stock, $0.00001 par value per share.

Common Stock

As of January 15, 2016, 1,568,937,905 shares of common stock are issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable. We refer you to our articles of incorporation, bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid.

This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

•	20% or more but less than 33 1/3%;

•	33 1/3% or more but less than or equal to 50%; or

•	more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

•	has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and

•	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 200 or more stockholders of record nor do we believe that we do business in Nevada directly or through an affiliated corporation. Therefore, we believe that these provisions do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of January 15, 2016, we had approximately 99 stockholders of record. Therefore, we believe that these provisions governing combination of a Nevada corporation do not apply to us and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may also have effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

•	the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

•	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

•	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

•	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

•	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

•	representing 10% or more of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Experts and Counsel

The financial statements of our company included in this prospectus have been audited by MaloneBailey, LLP, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in the prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Lucosky Brookman LLP has provided us with an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

Interest of Named Experts and Counsel

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Information with respect to Our Company
Description of Business

Business Development

Liberty Star Uranium & Metals Corp. was formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. (“Titanium”). Titanium was incorporated on August 20, 2001 under the laws of the State of Nevada. On February 5, 2004 we commenced operations in the acquisition and exploration of mineral properties business. Big Chunk Corp. (“Big Chunk”) is our wholly owned subsidiary and was incorporated on December 14, 2003 in the State of Alaska. Big Chunk is engaged in the acquisition and exploration of mineral properties business in the State of Alaska. Redwall Drilling Inc. (“Redwall”) was our wholly owned subsidiary and was incorporated on August 31, 2007 in the State of Arizona. Redwall performed drilling services on our mineral properties. Redwall ceased drilling activities in July 2008 and was dissolved on March 30, 2010. In April 2007, we changed our name to Liberty Star Uranium & Metals Corp. to reflect our current general exploration for base and precious metals. We are in the exploration phase of operations and have not generated any revenues from operations.

We formed the wholly owned subsidiary, Hay Mountain Super Project LLC (“HMSP LLC”) incorporated on October 24, 2014, to serve as the primary holding company for development of the potential ore bodies encompassed in the Hay Mountain area of interest in Arizona.

Our Current Business

We are an exploration company engaged in the acquisition and exploration of mineral properties in the States of Arizona and Alaska. Claims in the State of Alaska are held in the name of our wholly-owned subsidiary, Big Chunk Corp. Claims in the State of Arizona are held in the name of Liberty Star. We use the term “Super Project” to indicate a project in which numerous mineral targets have been identified, within a mineral province such as the Arizona Strip or a large structural feature such as calderas which occur at Big Chunk, East Silver Bell, and Tombstone, any one or more of which could potentially contain commercially viable quantities of minerals. Our significant projects are described below.

North Pipes Super Project (“North Pipes” and “NPSP”): Located in Northern Arizona on the Arizona Strip, we plan to ascertain whether the NPSP claims possess commercially viable deposits of uranium and associated co-product metals. We have not identified any ore reserves to date.

Big Chunk Super Project (“Big Chunk”): Located in the Iliamna region of Southwestern Alaska, we plan to ascertain whether the Big Chunk claims possess commercially viable deposits of copper, gold, molybdenum, silver, palladium rhenium and zinc. We have not identified any ore reserves to date.

Tombstone Super Project (“Tombstone”) (formerly referred to as “Tombstone Porphyry Precious Metals Project”): Tombstone is located in Cochise County, Arizona and the Super Project covers the Tombstone caldera and its environs. Within the Tombstone Caldera is the Hay Mountain target where we are concentrating our work at this time. We plan to ascertain whether the Tombstone, Hay Mountain claims possess commercially viable deposits of copper, molybdenum, gold, silver, lead, zinc, manganese and other metals including Rare Earth Elements. We have not identified any ore reserves to date.

East Silver Bell Porphyry Copper Project (“East Silver Bell”): Located northwest of Tucson, Arizona, we plan to ascertain whether the East Silver Bell claims possess commercially viable deposits of copper. We have not identified any ore reserves to date.

Title to mineral claims involves certain inherent risks due to difficulties of determining the validity of certain claims as well as potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral properties. We have investigated title to all the Company’s mineral properties and, to the best of our knowledge, title to all properties are in good standing.

The mineral resource business generally consists of three stages: exploration, development and production. Mineral resource companies that are in the exploration stage have not yet found mineral resources in commercially exploitable quantities, and are engaged in exploring land in an effort to discover them. Mineral resource companies that have located a mineral resource in commercially exploitable quantities and are preparing to extract that resource are in the development stage, while those engaged in the extraction of a known mineral resource are in the production stage. We have not found any mineral resources in commercially exploitable quantities.

There is no assurance that a commercially viable mineral deposit exists on any of our properties, and further exploration is required before we can evaluate whether any exist and, if so, whether it would be economically feasible to develop or exploit those resources. Even if we complete our current exploration program and we are successful in identifying a mineral deposit, we would be required to spend substantial funds on further drilling and engineering studies before we could know whether that mineral deposit will constitute an ore reserve (an ore reserve is a commercially viable mineral deposit).

To date, we have not generated any revenues. Our ability to pursue our business plan and generate revenues is subject to our ability to obtain additional financing, and we cannot give any assurance that we will be able to do so.

Competition

We are a mineral resource company engaged in the business of mineral exploration. We compete with other mineral resource exploration companies for financing from a limited number of investors that are prepared to make investments in mineral resource exploration companies. The presence of competing mineral resource exploration companies may impact our ability to raise additional capital in order to fund our property acquisitions and exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We also compete for mineral properties of merit with other exploration companies. Competition could reduce the availability of properties of merit or increase the cost of acquiring additional mineral properties.

Many of the resource exploration companies with whom we compete may have greater financial and technical resources than we do. Accordingly, these competitors may be able to spend greater amounts on acquisitions of properties of merit and on exploration of their properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of resource properties. This competition could result in our competitors having resource properties of greater quality and interest to prospective investors who may finance additional exploration and to senior exploration companies that may purchase resource properties or enter into joint venture agreements with junior exploration companies. This competition could adversely impact our ability to finance property acquisitions and further exploration.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the States of Arizona and Alaska.

We are required to perform annual assessment work in order to maintain the Big Chunk Alaska State mining claims. If annual assessment work is not performed we must pay the assessment amount in cash in order to maintain the claims. Completion of annual assessment work in the amount of $400 per 1/4 section (160 acre) claim or $100 per 1/16 section (40 acre) claim extends the claims for a one year period. Assessment work performed in excess of the required amount may be carried forward for up to 4 years to reduce future obligations for assessment work. Since we have excess of the required amount remaining from work performed within the four year period, assessment work was not required, but was and will be carried forward up to 4 years.

The annual state rentals for the Big Chunk Alaska State mining claims vary from $70 to $680 per mineral claim and escalate with the age of the mining claim. The rental period begins at noon September 1st through the following September 1st and annual rental payments are due on November 30th of each year. Annual rent is due in full within 45 days of staking a new claim and covers the period from staking until the next September 1st. The rentals of $6,120 to extend the Big Chunk claims through September 1, 2015 were paid in November 2014. The estimated state rentals due for the Big Chunk claims for the period from September 1, 2015 through September 1, 2016 are $6,120. Alaska State production royalty is three percent of net income. State law prescribes that after a 3.5 -year exemption from state taxes a metal mine is liable for a 15% state licensing tax on net income from the mine.

Our North Pipes claims are federal lode mining claims located on U.S. federal lands and administered by the Department of Interior, Bureau of Land Management. The Bureau of Land Management (“BLM”) has prepared an environmental impact statement (“EIS”) addressing potential for contamination of significant amounts of uranium leaking into the Colorado River. The EIS indicated the danger of such contamination insignificant. Regardless, the United States Secretary of the Interior, Kenneth Salazar, through executive order has withdrawn federal lands from locatable mineral exploration and mining North of the Grand Canyon along the Utah border in Arizona, the so-called “Arizona Strip”. Nearly 1 million acres of land managed by the BLM and the Forest Service were segregated in July 2009 by the Secretary of Interior. The executive order has resulted in the withdrawal of an area of the Arizona Strip from mining in particular, and the moratorium now is instated for the next 20 years. However, the moratorium permits existing claims and mines to continue as before, including our North Pipes lode mining claims.

We are required to pay annual rentals to maintain our North Pipes federal lode mining claims in good standing. The rental period begins at 12:01 PM on September 1st through the following September 1st at 12:00 and rental payments are due by the first day of the rental period starting at 12:01 PM. The annual rental is $155 per claim. Additional fees of $57 per claim are due in the first year of filing a federal lode mining claim along with the first year’s rent. The rentals of $1,705 for the period from September 1, 2015 to September 1, 2016 have been paid. The annual rentals due by September 1, 2016 of $1,705 are required to maintain the North Pipes claims for the period from September 1, 2016 through September 1, 2017. There is no requirement for annual assessment or exploration work on the federal lode mining claims, this having been supplanted by the rental fee. There are no royalties associated with the federal lode mining claims.

We are required to pay annual rentals for our federal lode mining claims for our East Silver Bell project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rental is $155 per claim. The rentals fees of $4,030 for the period from September 1, 2015 to September 1, 2016 have been paid. The annual rentals due by September 1, 2016 of $4,030 are required to maintain the East Silver Bell claims for the period from September 1, 2016 through September 1, 2017. There is no requirement for annual assessment or exploration work on the federal lode mining claims, this having been supplanted by the rental fee. There are no royalties associated with the federal lode mining claims.

We are required to pay annual rentals for our federal lode mining claims for our Tombstone project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rental is $155 per claim. Additional fees of $57 per claim are due in the first year of filing a federal lode mining claim along with the first year’s rent. The rental fees of $14,725 for the period from September 1, 2015 to September 1, 2016 have been paid. The annual rentals due by September 1, 2016 of $ $14,725 are required to maintain the Tombstone claims for the period from September 1, 2016 through September 1, 2017. There is no requirement for annual assessment or exploration work on the federal lode mining claims, this having been supplanted by the rental fee. There are no royalties associated with the federal lode mining claims. Beginning September 1, 2011 at 12:01 PM, Liberty Star started and subsequently completed staking 9 federal lode mining claims along the east edge of old patented mining claims in the main producing part of the old Tombstone mining area. These new claims are adjacent to the south end of the Walnut Creek TS claim block and are also named the TS claims. These claims occupy fractional land areas open to location by federal lode mining claims.

We are required to pay annual rentals for our Arizona State Land Department (“ASLD”) Mineral Exploration Permits (“AZ MEP”) at our Tombstone Hay Mountain Project in the State of Arizona. A mineral exploration permit is permission from ASLD to prospect and explore for minerals on State Trust land. Exploration is any activity conducted for the purpose of determining the existence of a valuable mineral deposit, such as: geologic mapping, drilling, geochemical sampling, and geophysical surveys. Prior to exploration, the Plan of Operations must be approved by ASLD. The permitting process for an exploration permit takes a minimum of sixty (60) days. If the application is approved, the initial rent is $2 per acre. If renewed, no additional rents are due for the second year. Rents are set at $1 per acre for years 3-5. Work expenditure requirements are: $10 per acre for years 1-2; and $20 per acre for years 3 thru 5. Removal of any minerals or materials from State Trust land without the appropriate lease or permit is prohibited. The permit is valid for one year from the due date of the rental and bond. If renewal requirements are met, the permit can be renewed annually for up to five years. If discovery of a valuable mineral deposit is made, the permittee must apply for a mineral lease before actual mining activities can begin. A mineral lease permits the mining of minerals discovered under the exploration permit. The approval process takes a minimum of six (6) months. The mineral lease is issued for a term of twenty (20) years. Leases may be renewed for an additional term. Both rents and royalties are determined by appraisal. Royalties may be based on: 1) a fixed rate subject to annual adjustment; or 2) a sliding-scale rate which is linked to a commodity index price and the operation’s break-even price. There is a statutory minimum royalty rate of 2% of gross value. These AZ MEPs require a reclamation bond of $3,000 which we currently hold. The first year’s rental has been paid for these MEPs and the escalating rental is due on the anniversary of the MEP each year. After the end of the 4th year, the MEPs must transition to a State Mineral Lease upon satisfaction of the State Mineral Inspector that economic indications of a minable deposit exist. After commencement of mining, the State of Arizona shall be paid a minimal net smelter return after taking into consideration any extenuating mining challenges royalty but not less than a 2% gross royalty. The rental period begins on September 30th through the following September 29th and rental payments are due by the first day of the rental period. We hold AZ MEP permits for 2,366.88 acres at our Tombstone project. Required minimum work expenditures for the period ended September 29, 2016 are $42,537. The annual rentals due by September 30, 2016 to maintain the AZ MEP permits are $4,867.

With respect to the foregoing properties, additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. The amount of these costs is not known at this time as we do not know the size, quality of any resource or reserve at this time, and it is extremely difficult to assess the impact of any capital expenditures on earnings or our competitive position.

Personnel

Currently we employ one full time geologist who is also our CEO, CFO, and Chairman of the Board, James Briscoe. We also employ one full time VP Finance & Accounting,  one three-quarter-time Professional Science Master’s degree in Economic Geology, U of Arizona, consulting geologist specializing in skarn mineralization in limestone rock, as is expected the mineral body at Hay Mountain will be, one as-needed PhD consulting geologist specializing in GIS computer mapping and database creation, one full time geo-tech, who is also our Manager of Field Operations, one Investor Relations Representative, and one CPA on an as needed basis. We hire consultants for investor relations, exploration, derivative accounting, and administrative functions also on an as needed basis.

Description of Property

Our Offices

We rent the premises for our principal office located at 5610 E Sutler Lane, Tucson, Arizona 85712. We rent this office space which is located in the home of our Chief Geologist and CEO for $522 per month including a pro rata share of taxes and maintenance. Our employees work either from our principal office or from offices maintained in their homes.

We believe that our existing office facilities are adequate for our needs. Should we require additional space at that time, or prior thereto, we believe that such space can be secured on commercially reasonable terms.

Our Warehouse

On June 1, 2011 we rented a warehouse located at Building No. 1, 7900 South Kolb Road, Tucson, Arizona 85706. We rent this warehouse space for $3,673 per month. The lease expired on May 31, 2015 and is currently month-to-month. Currently we have the option to purchase the warehouse. In addition to using the warehouse for standard purposes, such as storage of our exploration equipment, supplies and samples, the warehouse space also includes office facilities.

Our Mineral Claims

All of the Company’s claims for mineral properties are in good standing.

North Pipes Super Project (“North Pipes” and “NPSP”):

We hold a 100% interest in 11 (unpatented) Federal lode mining claims strategically placed on the Arizona Strip. The 11 unpatented federal lode mining claims with an area of 227.7 acres include breccia pipe targets (“Pipes”). Breccia pipes are cylindrical formations in the earth’s crust sometimes identified by a surface depression, or surface bump or no visible surface expression at all, and contain a high concentration of fragmented rock “breccia” sometimes cemented by uranium and other minerals. We plan to ascertain whether our North Pipes claims possess commercially viable deposits of uranium. Due to the moratorium of location of lode mining claims on the Arizona Strip and the low price of U3O8 we have no current exploration plans and will not until the uranium price increases and the moratorium expires in about 15 years. We intend to hold a strategic position until such time that it is economically feasible to mount a new drilling program. We want to take advantage of more than a million dollars of exploration data which was acquired by Liberty Star when uranium prices were higher and before the moratorium was instituted.

North Pipes is located on the Arizona Strip, which is located approximately 10 miles south of the town of Fredonia, AZ. Access is by Hwy 389 and various dirt roads, some of which are maintained and some that are very primitive. 4WD vehicles are necessary for the primitive dirt roads. Some of the claims cannot be driven to and require hiking to their location or under an approved plan of operation it is possible to create an access road.

North Pipes-AZ Claims
11 LA Claims

11 Claims - 227.7 Acres

Our NPSP claims are undeveloped. There are neither open-pit nor underground mines, nor is there any mining plant or equipment located on the properties. There is no power supply to the properties. We have not found any mineral resources on any of our claims. The Arizona Strip was an active exploration district in the 1970’s and 1980’s with multiple producing uranium mines. No evidence of actual development work has been found on any of our properties and no significant exploration activities have been performed on our NPSP claims since 2008 due to many factors including the lowered uranium prices and the moratorium on locating claims. Below is a summary of prior exploration activities performed on our NPSP claims:

Geophysics: We have completed PEM (Pulse Electro-magnetic) geophysical surveys on some of our NPSP claims. Two types of PEM surveys were conducted in 2007: (i) Downhole PEM and (ii) In-Loop PEM. We have also used CSAMT and NSAMT (Controlled and Natural Source Audio-range Magneto Tellurics), run on the ground and executed by Zonge Engineering of Tucson AZ. A survey was also completed on an approximately six square mile area by VTEM helicopter borne electromagnetic survey along right angle crossing grid lines spaced 100 meters apart, which was performed by Geotech of Aurora, Ontario, Canada. Significant anomalies resulted from this survey. Preliminary drilling on one of Liberty Star’s anomalies intersected strong breccia, alteration and pyrite mineralization. The holes did not penetrate down to the elevation where uranium mineralization would be expected, but are targets for future work. As of this date we have not developed any uranium resources on the Arizona Strip.

Stereoscopic geologic color air photo interpretation (photo-geology): Stereoscopic geologic interpretation of 1:24,000 (1 inch = 2,000 feet) high resolution color air photographs were contracted for and completed by Dr. Karen Wenrich and Edward Ulmer, a Registered Professional Geologist. Dr. Wenrich worked on the Arizona Strip uranium bearing breccia pipes almost exclusively during her twenty three year tenure with the United States Geological Survey from which she is now retired. During this period of study she authored many professional papers on breccia pipes of the Grant Canyon area, and is considered a foremost expert on them. Mr. Ulmer worked on the Arizona Strip in the mid to late 1970s working on both imagery interpretation and surface geology.

Geologic field mapping on the surface: Geological field mapping was conducted in the fall of 2005 through 2007 by our staff geologists as well as contracted geologists. Approximately 180 of the breccia pipe target areas have been mapped in detail 1:5,000 (1 inch = 417 feet). Several detailed measured stratigraphic sections have also been completed.

Geochemical sampling: A comprehensive soil geochemical survey was completed in 2007. We have collected approximately 14,000 soil samples over all identifiable breccia pipes, both those with known ore and those that are yet to be proven by drilling. A strict chain of custody procedures were followed and quality assurance/quality control (QA/QC) samples were inserted regularly into the sample stream. The samples were assayed for 63 elements. Assay analyses were conducted by a Certified Assay Lab, Acme Analytical Laboratories of Vancouver, British Columbia, Canada. We believe that these samples allow us to identify potential uranium bearing breccia pipes versus barren or non-uranium bearing breccia pipes.

Drilling: In 2007 a drilling program was undertaken using both rotary drilling and core drilling. Rotary drilling was contracted by Boart Longyear. Diamond core drilling was completed by Redwall Drilling Inc., a former wholly owned subsidiary of Liberty Star. A total of 22 holes were drilled for a total of 16,226 feet of drilling. Important intersections of rock generally associated with producing breccia pipes were made. We did not intersect any ore mineralization during the drilling program.

Total costs including claim staking (initially in 2005), claim maintenance (see PART I ITEM1. Business. “Compliance with Government Regulation” in each Form 10K for the years ended January 31, 2006 through January 31, 2015) and a drilling program (exploratory) in calendar years 2007 and 2008, are $5,220,794.

Beginning in 2006, Certified Professional Geologist Dr Karen Wenrich and a dozen other well regarded geoscientists engaged in an exploratory program centering on the region’s breccia pipes. By the time Dr. Wenrich came to work on the North Pipes project, she had 27 years with the USGS working on breccia pipe research and was a member of a Nobel Peace Prize winning team of UN atomic science specialists. The Liberty Star team worked with high resolution color aerial photographs and other reconnaissance covering approximately 2,000 square miles to format geological maps of the terrain. In addition to geology, geophysics gamma ray spectroscopy, approximately 14,000 soil samples were collected and analyzed by a certified lab for 63 elements. These were located precisely as they were collected using GPS. The results were compiled and plotted using GIS software, and various contouring and interpretation techniques. Expenses included food and lodging and a daily commute of approximately 100 miles. Road conditions were extreme and resulted in vehicle expenses of approximately $2.00 per mile. Various contractors were used in claim staking, and other contract work in sample collection. Helicopters and light planes were used for various transportation tasks. Home office support also involved permanent and contract support.

Exploratory drilling includes costs of travel, food and lodging, payments on the drill rig, drill bits, fuel, drilling permits, and maintenance costs of the drill rig and of support vehicles. Also included are the costs of reclamation bonds and reclamation costs of lands disturbed by drilling, as well as the costs of conducting archaeological surveys to identify prehistoric remains of human habitation or human activity.

Currently there are no planned costs for the North Pipes Super Project unless commodity prices, specifically for uranium, increase sufficiently to make exploration financially tenable. The Moratorium on acquiring any additional land has also negatively affected the current investment climate for such work. However we have a letter agreement with Mr. Andrew Mueller to option our existing claims North Pipes claims to him for mining using his vertical bore technology. He believes this will make the Pipes exploitable.

Big Chunk Super Project (“Big Chunk”) – Location, claims, geology and technical studies:

We’ve held, and may retain a 100% interest in 9 State mining claims in the Iliamna region of Southwestern Alaska with an area of 1,440 acres, located on the north side of the Cook Inlet, approximately 265 miles southwest of the city of Anchorage, Alaska. We plan to ascertain whether the Big Chunk claims possess commercially viable deposits of copper, gold, molybdenum, silver, palladium, rhenium and zinc. Due to decisions made by the EPA regarding the nearby Pebble Deposit we have no immediate exploration plans, however, we intend to hold our land position until such a time we determine it is clear that exploration is economically viable again.

Big Chunk-AK Claims
BC 817	BC 1114
BC 818	BC 1115
BC 841
BC 842
BC 1104
BC 1105
BC 1113
9 BC Claims- 1,440 acres

Our Big Chunk claims are undeveloped. Big Chunk is in the Iliamna region of Southwestern Alaska, located on the north side of the Cook Inlet, approximately 265 miles southwest of the city of Anchorage Alaska. The claims are located in a remote area of Southwestern Alaska near Lake Iliamna, Alaska’s largest lake. The claims are immediately adjacent and contiguous to the Pebble mine property and about 3 miles north east from the Pebble Porphyry copper, gold, molybdenum, silver, palladium, rhenium and zinc mineral deposit which is reportedly one of the largest of its type in the world. Two or more Air Taxi services connect to the village of Iliamna roughly 240 miles distant from Anchorage. At Iliamna, approximately 27 miles southeast of Big Chunk, there is a major regional airport, Fixed Base Operator (FBO), fuel, bush planes and, periodically, helicopters for rent with pilot. Air is the only practical way to the property either by float plane, ski plane in the winter, or helicopter. Ground travel is unsafe and impractical in the summer due to the dense population of black bears, grizzly bears, bogs and small lakes. Winter access by snow machine could be possible, although difficult.

In 2011, the Company engaged the international firm of SRK Consulting, Engineering and Scientist of Tucson (“SRK”) through its Tucson, Arizona office to prepare a Technical Report in the same format of the internationally accepted Canadian National Instrument NI 43-101. Because the Company’s stock does not trade on any Canadian stock exchanges, this Technical Report was not submitted to SEDAR, the electronic system for the official filing of documents by public companies and investment funds across Canada. In their report which encompasses some 194 pages of technical data, they compared the Northern Dynasty NI 43-101 geologic and drill data, published on the Northern Dynasty web site in its entirety, to results of Liberty Star’s technical work on the Big Chunk ground. They concluded amongst other things: (1) Twenty seven scout diamond drill holes drilled by Liberty Star in 2004 – 2005 intersected the same rock types as were intersected in the exploration drilling on the Pebble deposit (2) All drill holes, which were spaced over some 500 square miles, intersected the outer shell or propylitic halo of multiple porphyry copper systems, which is the model co-developed by our director, Dr. John Guilbert; and (3) Copper and molybdenum sulfides along with low grade gold were intersected in two drill holes in the White Sox target area. “This mineralization and associated alteration may indicate a porphyry Cu-Mo system” (SRK Big Chunk Technical Report- page 109, 11.2 Results of Drilling). After publication of the report in August of 2012 during a review of core logs it was discovered that diamond core hole 1003 showed characteristic copper and molybdenum chalcopyrite and molybdenite, as well as lead, zinc and silver. The hole was stopped prematurely in increasing values of these metals at a depth of 206.4 meters. The area of the Big Chunk Claims is largely covered by glacial debris, soil, and tundra. There are no open-pit or underground mines, nor is there any mining plant or equipment located on the properties. There is no power supply to the properties. There is no road access to the properties, but such public road access is planned for the Pebble mine, and as currently planned, that road will cross the Company’s land, and be accessible for the Company’s use. Extensive geotechnical data on the Big Chunk claims has been acquired between startup of 2004 and the current time. Extensive geophysical data has been acquired by the Company of several types, which includes the following:

(1) an extensive air borne magnetic survey flown by McPhar Geosurveys Ltd., Newmarket, Ontario Canada over 18,243 line kilometers covering 3,646 square kilometers using: (a) a draped survey with a mean elevation of the instrument above the terrain of 200 meters (600 feet) feet; (b) a line spacing of 250 meters (800 feet); (c) and a sample interval of 8 meters (26.4 feet). State of the art magnetometer, GPS, radar altimeter, and computer recording of data were used and in our opinion no other survey of this quality and precision is available in the area.

(2) one hundred twenty seven linear miles of Induced Polarization (IP) was run by Zonge Engineering of Tucson AZ. Of necessity lines were brushed of all trees and undergrowth and all access was by helicopter, however, the lines themselves were done on the ground by foot. All data was recorded on appropriate computers, downloaded each evening and sent to the Zonge Office in Tucson and to our consulting geophysicist Mr. Jan Klein in Vancouver, BC, Canada. Mr. Klein supervised all IP and other geophysical surveys over the Pebble for Cominco who sold the Pebble Project to Northern Dynasty. Thus, we believe Mr, Klein has had more experience in the geophysics of the area, which includes over 2,000 square miles, than any other geophysicist. The results were interpreted and sent back to the Alaska headquarters every night.

(3) Liberty Star contracted with Geotech Limited of London, Ontario, Canada to run their ZTEM Electro Magnetic (EM) airborne survey equipment over the Big Chunk project. This thoroughly tested system can look down 2,000 meters (6,000 feet) in to the crust of the earth and detect sulfide mineralization associated with porphyry copper-gold systems, as well as other geologic features. This survey was completed in August 2009. The survey covered 315.2 sq kilometers (121.7 sq miles) and consisted of north-south lines spaced 250 meters apart on our Big Chunk Super Project mineral claims. In May 2010, Liberty Star received feedback from Geotech Ltd. that its interpretation showed at least 4 to 7 signatures that are consistent with porphyry copper responses. The 2D computer model shows typical low responsive areas, which could correspond to an ore mineral core zones with a surrounding responsive cylinders representing a pyrite halos typical of Porphyry copper systems. For control, Geotech flew a survey the day after completing the Big Chunk survey, over the Pebble mineral deposit. The anomalies on Big Chunk show strong similarities to the Pebble.

During the field seasons of 2004 and 2005 Liberty collected approximately eleven thousand geochemical samples. The sampling program was designed by both consulting geochemist, Shea Clark Smith, of MEG Laboratories in the Reno area of Nevada, and Liberty Chief Geologist, James Briscoe. The sampling program was based on many years of geochemical studies and sampling throughout the world by Mr. Smith and his Master’s Degree thesis on sampling tundra plants and detecting metals in their woody stems reflecting metals at depth. Further, Mr. Smith and Mr. Briscoe used this technique to locate buried porphyry copper deposits in the Silver Bell district (see discussion of the East Silver Bell Project in this report) near Tucson, Arizona in 1996 -1998. The methodology was conceived, discovered and proven in a well-known porphyry district south of Tucson, Arizona between the periods 1950 to 1955. At Big Chunk the samples collected included: (1) stream sediment; (2) stream water; (3) pond and small-lake water; (4) soil samples; and (5) vegetation sampling new growth of woody plants. These samples were analyzed by Acme Labs, a Certified Assayer in Canada for 64 elements for each sample. For the eleven thousand samples, this resulted in approximately seven hundred thousand separate analyses including blanks, repeat and control samples part of the QA/QC (Quality Assurance Quality Control) procedures. Because of the overload worldwide in all assay labs at the time, turnaround time for the assays was up to three or more months. After receipt of the samples, they were processed using computer techniques and the results analyzed and interpreted. Known indicator elements, including porphyry copper-gold mineral center elements, formed typical porphyry copper center anomaly zones. Additionally, samples taken by Liberty Star over the Pebble deposit, with the permission of Northern Dynasty, indicated that mineral body to be detectable by these methods. The geochemical methodology was used by the US Geological Survey, under contract for the Pebble partnership over the Pebble mineral zone, and data was published in 2010. It was again shown to be effective in indicating the Pebble deposit mineralization at depth. The anomalies generated by both deep looking ZTEM and geochemistry by Liberty Star have been tested by published results from drilling in the Pebble mineral body. The same types of targets in the Liberty Star Big Chunk have yet to be tested by drilling in a significant way.

We are unaware of any previous claim ownership anywhere on our Big Chunk claims in Alaska. No historical drilling resulting in mineral resources or reserves appears in the published literature concerning the property. Minor exploration was conducted by Teck Cominco Alaska, and Anaconda Mining Inc. The United States Geological Survey does not do exploration but they had done minor geological mapping in the north part of the Big Chunk caldera, along with widely spaced aeromag surveys in the same area. We are not aware of any prior exploration that was conducted on our Big Chunk claims in Alaska prior to January 10, 2004, when our aerial magnetic survey began.

We have not defined mineral resources on any of our claims at Big Chunk.

Letter Agreement and Secured Convertible Note with Northern Dynasty Minerals Ltd. With Respect to Big Chunk

On July 15, 2010, we issued a secured convertible promissory note bearing interest at a rate of 10% per annum compounded monthly (the “2010 Convertible Note”) to Northern Dynasty Minerals Ltd (“Northern Dynasty”). During the year ended January 31, 2012, the agreement with Northern Dynasty was amended to issue additional secured convertible promissory notes totaling $730,174 to reimburse Northern Dynasty for assessment work, rental fees, cash in lieu of assessment work and filing fees on the mineral claims that were paid in fiscal 2011 and fiscal 2012 because we could not come to an agreement on the earn-in option and joint venture agreement with Northern Dynasty.

As part of the transaction noted above, Northern Dynasty could earn a 60% interest in our Big Chunk project in Alaska (the “Joint Venture Claims”) by spending $10,000,000 on those properties over six years. The borrowings from Northern Dynasty could be applied as part of Northern Dynasty’s earn-in requirements. Northern Dynasty’s minimum annual expenditures under the earn-in would be the minimum level necessary to keep the Joint Venture Claims in good standing. Northern Dynasty could elect to abandon the earn-in at any time on 30 days’ notice, so long as sufficient annual labor was performed, or a cash payment in lieu of labor was made, in order to fulfill the annual labor requirements for the Joint Venture Claims for a minimum of 12 months after termination of the earn-in. No such notice by Northern Dynasty was received.

On November 14, 2012, we signed a loan settlement agreement with Northern Dynasty which would have discharged the $3,730,174 principal balance and $1,592,769 of accrued interest for the 2010 Convertible Note and would have terminated Northern Dynasty’s earn-in rights. In exchange for the settlement, we initiated the transfer of 199 Alaska mining claims to Northern Dynasty’s subsidiary, U5 Resources. However, MBGS, LLC filed liens against the claims before the transfer could be completed. In March 2014, Liberty Star and Big Chunk entered into a settlement agreement with MBGS, LLC, following a resolution conference conducted in Anchorage, Alaska whereby all Northern Dynasty claims recorded by MBGS, LLC were released. As a result of the settlement agreement with MBGS, LLC, the Company completed its loan settlement agreement with Northern Dynasty and discharged the principal balance and accrued interest for the 2010 Convertible Note and terminated Northern Dynasty’s earn-in-rights. A gain of $5,322,943 for the settlement of the Northern Dynasty debt and accrued interest was recorded in other income during the nine months ended October 31, 2014.

Tombstone Super Project (“Tombstone”):

Our CEO and Chief Geologist, James Briscoe, has long experience in the Tombstone district, southeast Arizona, where he first worked in 1972. In the mid-1980s, he concluded that much earlier regional geologic work had reached erroneous conclusions and that Tombstone was a large and ancient (72 million years before the present – or Laramide in age) volcanic structure – a caldera. He brought this to the attention of the US Geological Survey caldera experts, who after study concluded that Briscoe was correct. Subsequently, more than seventeen calderas of various ages have been identified in Arizona, by the US Geological survey, the Arizona Geological Survey and others. Such calderas of Laramide age are all associated with porphyry alteration and copper and associated mineralization; many of these have become very large copper mines. Studies by Mr. Briscoe and more recently using advanced technology, have indicated that alteration associated mineralization at Tombstone is much more extensive than originally thought. This alteration lies largely under cover and is indicated by geochemistry, geophysics and projection of known geology into covered areas.

We hold 95 unpatented standard federal lode mining claims with an area of 1,798.68 acres located due east and southeast of the town of Tombstone, Arizona. The Walnut Creek Project is located immediately east of the town of Tombstone. The Hay Mountain Project is located 6.5 miles southeast of Tombstone; access is by Hwy 89 and Davis Rd. We also hold Arizona State Mineral Exploration Permits (MEPs) covering 2,366.88 acres or 3.7 square miles in the same area. We also hold an option to explore 29 unpatented standard federal lode mining claims (604 acres out of the total 1,798.68 acres) located in the same region. On April 29, 2008 Liberty Star announced that it had leased, with an option to purchase, three properties from JABA US Inc. in Arizona and Nevada, USA. Liberty Star President James A. Briscoe controls JABA US INC and Dr. J. M. Guilbert, Director of the Company, holds a small stock position as well. The properties in Arizona are part of the Tombstone and the 26 claims East Silver Bell projects. The option covering the property in Nevada was sold in October, 2008 to NPX Metals. Proceeds from that sale were loaned immediately back to Liberty Star by Mr. Briscoe. For the remaining claims, according to the option agreement, Liberty Star could earn up to 100% interest by keeping up annual assessment work and spending $175,000 in exploration expenditures on the properties between April 2008 and January 1, 2011. This provision payment of assessment and related expenses has been met and option agreement has been maintained over the Tombstone and East Silver Bell Claims.

LIBERTY STAR
TOMBSTONE-AZ	JABA Optioned Claims
Federal Unpatented Claims
Claim Names
HM 87-143	TS 129- 152
TS 168-176	TS 163- 167

Claim Acreage
57 HM Claims- 1095.18 acres	29 TS Claims- 604 acres
9 TS Claims- 99.5 acres

State Exploration Permits
5 State MEP's- 2,366.88 acres

At Hay Mountain (HM), we plan to ascertain whether the HM lode mining claims and AZ MEPs possess commercially viable deposits of copper, gold, molybdenum, silver, zinc, rare earth metals and other valuable metals. We have a phased exploration plan that involves diamond core drilling of multiple holes over targets determined by analysis of geochemical sampling and ZTEM electromagnetic and magnetic survey. Initial phase 1 drilling is planned to take approximately one year. Should results indicate the viability of the project, additional phased work, both exploration and development, is planned over the course of seven total years to define the nature and size of an ore body(s) and move toward mining. Any exploration plans are dependent on acquiring suitable funding. No part of the phased program is currently funded.

The Tombstone claims are undeveloped. However significant amounts of aeromagnetic surveys, IP (Induced Polarization Surveys), geologic mapping by the USGS and others, and geochemical surveys including soil, rock and vegetation sampling have been conducted at various times by various parties, over the last 60 years. When compiled and analyzed these various data suggest a compelling series of anomalies that are typical of buried, dirt and rock covered porphyry copper system(s). Below is a summary of prior exploration activities performed on our Tombstone claims: Technical Report: In mid-March 2011, Liberty Star contracted SRK to prepare three (3) Technical studies and Reports in a form similar to mineral reports prescribed under NI 43-101. Members of SRK’s engineering/scientific staff supervised by a Qualified Person as defined under NI 43-101 and SRK’s Tucson Office Principal Geologist, Corolla Hoag, and geologist Dr. Jan Rasmussen have visited the Tombstone property. This information was combined with historic technical reports going back to 1878 and more recent data up to August 2011 (the date of their reports). The three Technical Reports are entitled: (1) Walnut Creek Exploration Report, Tombstone District, Arizona –August 31, 2011, 147 pages; (2) The Tombstone Caldera South Exploration Report, Tombstone District, Arizona –August 31, 2011, 144 pages; and (3) Hay Mountain Exploration Report, Tombstone District, Arizona – August 31 2011, 155 pages. Because the Company’s stock does not trade on any Canadian stock exchanges, these three Technical Reports were not submitted to SEDAR, the electronic system for the official filing of documents by public companies and investment funds across Canada. We had also requested that SRK prepare a report on the Tombstone Consolidated Mines patented claims. These claims covered the entirety of historic productive area of the Tombstone mines which date to their discovery in 1877. However, before that report could be completed a competitor acquired a lease on those lands. These Technical Reports thoroughly summarize and illustrate the salient geotechnical data of the Tombstone Mining District covering about 250 square miles and present much data in computer map format. In such context, they analyze Liberty Star’s exploration programs as related to the entire area, make estimates and recommend execution of proposed Company exploration programs. Because of competitive pressure and the unique nature of the data which includes 40+ years of private report compilation by James Briscoe, our CEO, these reports are considered confidential and will not be released for the foreseeable future. Geochemical sampling at the Hay Mountain Project: In 2011 and early 2012 we collected nearly 1,800 rock, soil and vegetation samples over 621 sample sites over approximately 14 square miles centered on the Hay Mountain property. These samples have been assayed for 63 elements generating about 113,000 analyses. The samples were prepared by MEG Inc. and have been shipped to ALS Minerals (ALS-Chemex) a Certified (under NI 43-101 criteria and approved by regulatory processes) geochemical analysis lab in Vancouver, British Columbia. Assay results are being sent to our Tucson office and when all assays are received our geology team will be able to generate computer analyses that allow interpretation of the data.

ZTEM EM Survey: We have requested and have received a cost estimate from Geotech of Aurora (Toronto area) Ontario, Canada, which is the only purveyor of this helicopter borne electromagnetic (EM) geophysical method. This geophysical method has the ability to “look down” into the crust of the earth about 2,000 meters (6,000 feet) and detect sulfides which may be associated with porphyry copper systems. Test work over known Safford, Arizona porphyry copper deposits along with thousands of verifying drill holes show the geometry of such mineral systems can be determined, thus identifying whether it is a porphyry copper system or some other mineral system,. When combined with our geochemical data, we can determine the position of the copper-moly center of the system and design our drill program to efficiently test and define mineralization. We flew ZTEM in July 2013 and the analysis report was received in February 2014.

Geologic Mapping: Small scale geologic mapping was performed in the Hay Mountain area by two different U.S. Geological Survey Senior Geologists. The first was by James Gilully starting in the late 1930s and published in the early 1950’s, as a Professional Paper 281, 1956, and the second by Harold Drewes, published USGS Professional Paper 1144 1981. The Drewes map was a simplified version of the Gilully map with faults adjusted to Drewes’s interpretation. Unfortunately, little or no refinement of the rock types or actual outcropping rocks was accomplished. Gilully, while apparently generally correct in outcrop identification, disturbingly on close examination it appears he missed important outcropping rocks and at least in the Hay Mountain area of the major geochemical anomaly he misinterpreted stratigraphic rock types. In the area we have termed the Chrysocolla Block he failed to note the outcrop completely and our thorough examination revealed it to be Earp formation, whereas all the surrounding mapped area was mapped as the younger Colina limestone. This would put the Chrysocolla Block more than 1,000 feet above the Earp and 1,700 feet or more above the receptive-to- mineralization Horquilla formation where most of the production from Bisbee has been found and high grade which is now being drilled out at Rosemont Camp about 50 miles to the west. This critical error we have corrected on our maps to show this area as the lower Earp and believe that the recently discovered gossan outcrops are lying perhaps 200 to 400 feet above the Earp- Horquilla contact. Furthermore, neither Gilully nor Drewes noticed pervasively fluidized and rounded limestone breccia which covers square miles and is typical feature of porphyry copper deposits. We believe perhaps massive copper (chalcopyrite) mineralization will be located in the Horquilla formation 200 to 400 feet below the gossan outcrops in the Earp formation. This analysis plus all of our geochemistry and geophysics is the justification for our currently planned drillhole program.

East Silver Bell Porphyry Copper Project (“East Silver Bell” or “ESB”):

Located northwest of Tucson, Arizona, these claims currently are within the Ironwood National Monument, which was established after the claims were staked and validated by numerous drill holes in addition to extensive technical studies. We plan to ascertain whether the East Silver Bell claims possess commercially viable deposits of copper. We hold an option to explore 26 unpatented standard federal lode mining claims with an area of 536.03 acres located in the same region. The optioned mineral claims are owned by JABA US Inc., a corporation in which two of our directors are owners. On April 29, 2008 Liberty Star announced that it had leased, with an option to purchase, three properties from JABA US Inc. in Arizona and Nevada, USA. The properties in Arizona, are part of the Tombstone (and the 26 claims) East Silverbell projects. The option covering the property in Nevada was sold in October, 2008 to NPX Metals, and the proceeds were paid by JABA US Inc. as a loan to Liberty Star. According to the option agreement, Liberty Star can earn up to 100% interest by keeping up annual assessment work and spending $175,000 in exploration expenditures on the properties between April 2008 and January 1, 2011. This provision has been met for the assessment work and other related expense payments, and even though the work commitment is now in arrears, the option agreement has been maintained over the Tombstone and East Silver Bell Claims.

JABA Optioned Properties East Silver Bell-AZ Claims
ESB 180-191
ESB 193
ESB 195
ESB 238
ESB 240
ESB 242-245
ESB 247-251
ESB 301
26 ESB Claims- 536.03 acres

Located approximately 30 miles northwest of Tucson, Arizona, 18 miles from the Avra Valley road off ramp and then 18 miles west, just north of that road on dirt roads (accessible with a 2 wheel drive vehicle), the claims currently are within the Ironwood Forest National Monument, which was created after the claims were staked, underwent detailed geochem and geophysical studies and drilled with numerous drill holes revealing a mineralized body. We plan to ascertain whether the East Silverbell claims possess commercially viable deposits of copper. Due to difficulty of doing work on the Ironwood Forest National Monument, which was created after drill definition of a mineral body on our claims, we are negotiating with an adjacent fee-simple, land-owner on which half of the mineral zone lies, to explore in detail to develop a viable ore body.

The East Silver Bell claims are undeveloped. The ESB block of claims were staked circa 1994 about five miles east of the ASARCO Solvent-Extraction-Electro-Winning (SXEW) plant. The East Silver Bell claims are directly adjacent and contiguous to the ASARCO Patented (fee simple) lands. Circa 1994 JABA (US) Inc. compiled geophysics – consisting of existing, widely spaced airborne magnetics, collected soil and vegetation geochemical samples, performed detailed photo interpretation from high resolution color aerial photography, mapped surface geology, breccia pipes and performed detailed mapping and interpretation of leached capping and performed very closely spaced man borne magnetic surveys over alteration and projection of the edge of the Silver Bell caldera and associated mineral belt that includes the Silver Bell porphyry copper mines that could be seen on the color air photos. The surface magnetic survey was interpreted by geophysicist Edward DeRidder, who pointed out a magnetic low that he interpreted as a porphyry copper magnetic low. Subsequently, north-south Induced Polarization (IP) lines were run and interpreted by Zonge engineering, to show a sulfide response at 900 to 1,000 feet below the surface. All of this data was plotted in 3D images showing overlapping and mutually reinforcing geochemical, ground magnetic and IP geophysics, and geologic- alteration mapped anomalies. Half of this responsive area lies on the adjacent ASARCO ground and half lies on JABA (US) ground. Subsequent to these studies, the ground was lease-optioned to Valarie Gold Exploration Inc., (Valarie) a Canadian exploration company. They drilled 6 holes to a predetermined depth of 600 feet, using a rotary drill and recovered drill chips, sampled at 5 foot intervals. The drilling penetrated and recovered classic chalcocite leached capping typical of that material occurring over ore bodies in the Silver Bell mines of North Silver Bell, El Tiro and Oxide open pit mines. Geochemical assays of the cuttings showed three to four relict ghost copper enriched zones to the final arbitrary depth of six hundred feet. These holes did not penetrate the leached chalcocite capping rock and did not enter sulfides. Valarie relinquished their lease. Latter Kennecott Copper Corp. optioned the claims and drilled three rotary drill holes. Of these holes two twisted off the drill bits at shallow depth and had to be abandoned while in the leached chalcocite capping. One hole penetrated to a depth of 1,000 feet but poor sampling procedures negated any meaningful data from this hole, when primary samples were irretrievably lost. These two drill attempts were predictably not successful but geochemistry from the Valarie drill holes did show shadow geochemical copper enrichment indicating chalcocite enrichment in the sulfide blanket below and the Kennecott effort did recover some chalcocite (enriched copper sulfide) circa 1998 the Ironwood National Monument was created over JABA’s valid mining claims. The surface of these claims cannot be used to extract the copper mineral body below by the open pit mining method. Since half of the geophysically, geochemically, geologically, alteration indicated mineral body is located on ASARCO patented land and because the ASARCO SXEW plant is only five miles to the west, it is believed that this mineral body can be extracted from the ASARCO property by underground – in situ leach technology at some point in the future. To date we have not identified any ore reserves on the East Silver Bell Project.

We have not found any mineral resources on any of our claims.

Sampling Protocols for all projects

Liberty Star trains all employees/contractors conducting sample collection to use a handheld digital mobile device to record all aspects of each individual sample. The handheld mobile device leads the sampler through a series of dropdown menu windows with various description capabilities and the ability to record a GPS coordinate. Data from the device is uploaded to our database daily. Liberty Star also uses professionally created video training to teach samplers the proper techniques of obtaining a proper sample whether it is soil, rock or vegetation and instruction on avoiding contamination. After samples are collected they are stored in a secure location under lock and key until they are shipped via FedEx or UPS using chain of custody guidelines to a professional sample prep lab in Washoe Valley, Nevada run by Shea Clark Smith, MSc/ Geochemist. Mr. Smith prepares the samples by crushing, mixing, pulverizing and homogenizing. Then a 200 gram sample is scientifically split for shipment to a Certified Assay Laboratory of each original sample. Standards, blanks and duplicates are added to the sample stream, including such Quality Assurance Quality Control (QA/QC) every 10th assay sample. Before being sent to a certified assay lab using ICP-MS analysis the samples are randomized. Once Liberty Star gets the analysis data back from the laboratory, checks for quality assurance and control are made using data from the blanks, standards and duplicates. The results are sent to Liberty Star by email and a paper copy mailed for verification and as a permanent record. The data are then de- randomized and processed for interpretation by various software programs designed for the purpose.

Legal Proceedings

We know of no material pending legal proceedings to which our company or any of our subsidiaries is a party or of which any of our properties, or the properties of any of our subsidiaries, is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or any of our subsidiaries or has a material interest adverse to our company or any of our subsidiaries.

Market Price of and Dividends on Our Common Equity
and Related Stockholder Matters

Market information

Our common stock is quoted by the OTC Markets Group and on the OTCBB under the trading symbol “LBSR”. Trading in stocks quoted on the OTCBB and by the OTC Markets Group is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated or have little to do with a company’s operations or business prospects.

The following table sets forth, for the periods indicated, the high and low bid prices for our common stock on the OTCQB(1)(2)(3):

Quarter Ended	High Bid	Low Bid
October 31, 2015	$0.0021	$0.0011

July 31, 2015	$0.0035	$0.0015

April 30, 2015	$ 0.0087	$ 0.0024

January 31, 2015	$ 0.0199	$ 0.0084

October 31, 2014	$ 0.0146	$ 0.0114

July 31, 2014	$ 0.0210	$ 0.0115

April 30, 2014	$ 0.0235	$ 0.0120

January 31, 2014	$ 0.0290	$ 0.0145

October 31, 2013	$ 0.0366	$ 0.0185

July 31, 2013	$ 0.0233	$ 0.0080

April 30, 2013	$ 0.0165	$ 0.0093

(1)

These bid prices were taken from OTC Markets quarterly trade and quote summary report. Such over-the- counter market quotations reflect inter-dealer prices, without retail mark-up, mark down or commission and may not necessarily represent actual transactions.

(2)	These bid prices were taken while we were only quoted by the OTC Markets Group, as of January 14, 2016, we are also quoted on the OTCBB.

(3)	While LBSR is quoted and will be traded on the OTCBB, it is also quoted on the OTC Markets OTC Pink as of November 2015.

On January 15, 2016, the closing price of our common stock as reported by the OTC Markets Group was $0.0022 per share.

Transfer Agent

Our common stock is issued in registered form. The Nevada Agency and Transfer Company, of Suite 880 Bank of America, 50 West Liberty Street, Reno, Nevada 89501 USA (telephone: 775.322.0626; facsimile 775.322.5632) is the registrar and transfer agent for our common stock.

Holders of Common Stock

As of January 15, 2016, there were approximately 99 holders of record of our common stock. As of such date, 1,568,937,905 shares of our common stock were issued and outstanding.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to increase our working capital and do not anticipate paying any cash dividends in the foreseeable future.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Financial Statements

Financial Statements for the Years Ended January 31, 2015 and 2014

Report of Independent Registered Public Accounting firm

Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Statements of Stockholders’ Equity (Deficit)

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

Financial Statements for the Nine Month Periods Ended October 31, 2015 and 2014

Condensed Consolidated Balance Sheets

Condensed Consolidated Statements of Operations

Condensed Consolidated Statements of Cash Flows

Notes to Condensed Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Liberty Star Uranium & Metals Corp.
Tucson, Arizona

We have audited the accompanying consolidated balance sheets of Liberty Star Uranium & Metals Corp. and its subsidiaries (collectively, the “Company”) as of January 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position Star Uranium & Metals Corp. and its subsidiaries as of January 31, 2015 and 2014, and the results of their operations, changes in stockholders’ equity (deficit), and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations, and requires additional funds for further exploratory activity prior to attaining a revenue generating status. In addition, the Company may not find sufficient ore reserves to be commercially mined. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ MaloneBailey, LLP
Houston, Texas

May 1, 2015

LIBERTY STAR URANIUM & METALS CORP.
CONSOLIDATED BALANCE SHEETS

	January 31,	January 31,
	2015	2014

Assets

Current:
Cash and cash equivalents	$53,517	$55,089
Advances	1,052	1,000
Deferred financing costs	-	38,052
Prepaid expenses	88,288	9,109
Total current assets	142,857	103,250

Property and equipment, net	32,338	49,792
Total assets	$175,195	$153,042

Liabilities and Stockholders' Deficit

Current:
Current portion of long-term debt	$6,149	$5,594
Convertible notes payable and accrued interest, net of debt discount of $41,928 and $34,584	516,018	4,193,090
Accounts payable and accrued liabilities	250,932	254,261
Accrued wages to related parties	404,992	340,992
Accrued interest	-	1,465,059
Derivative liability	216,705	46,985
Total current liabilities	1,394,796	6,305,981

Long-term:
Long-term debt, net of current portion	561	6,710
Long-term convertible note payable	106,697	-
Total long-term liabilities	107,258	6,710

Total liabilities	1,502,054	6,312,691

Stockholders' deficit
Common stock - $.00001 par value; 1,250,000,000 shares authorized; 920,001,430 and 830,236,231 shares issued and outstanding	9,200	8,302
Stock subscription receivable	(55,673)	-
Additional paid-in capital	49,798,278	49,026,144
Accumulated deficit	(51,078,664)	(55,194,095)
Total stockholders' deficit	(1,326,859)	(6,159,649)

Total liabilities and shareholders' deficit	$175,195	$153,042

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Twelve Months Ended
	January 31,
	2015	2014
Revenues	$-	$-
Expenses:
Geological and geophysical costs	173,057	463,124
Salaries and benefits	293,096	513,418
Public relations	136,453	210,776
Depreciation	27,324	32,827
Legal	79,117	177,472
Professional services	89,785	51,115
General and administrative	223,128	268,236
Travel	24,824	46,268
Net operating expenses	1,046,784	1,763,236
Loss from operations	(1,046,784)	(1,763,236)

Other income (expense):
Interest income	5	15
Interest expense	(643,430)	(522,953)
Gain (loss) on change in fair value of derivative liability	482,697	(31,873)
Gain on settlement of debt	5,322,943	-
Total other income (expense)	5,162,215	(554,811)
Net income (loss)	$4,115,431	$(2,318,047)

Basic net income (loss) per share of common stock	$0.00	$(0.00)

Diluted net income (loss) per share of common stock	$0.00	$(0.00)

Basic weighted average number of shares of common stock outstanding	884,138,341	803,439,114

Diluted weighted average number of shares of common stock outstanding	1,004,926,936	803,439,114

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

			Stock	Additional		Total
	Common stock		subscription	paid-in	Accumulated	stockholders’
	Shares	Amount	receivable	capital	deficit	equity
						(deficit)

Balance, January 31, 2013	740,710,265	$7,408	-	$47,912,449	$(52,876,048)	$(4,956,191)
Cashless exercise of common stock purchase warrants	6,087,165	61	-	(61)	-	-
Issuance of common stock and warrants private placement, net	23,606,957	236	-	271,807	-	272,043
Issuance of common shares for cash pursuant to investment agreement	54,145,363	541	-	459,459	-	460,000
Stock issued in exchange for services	2,934,763	29	-	61,909	-	61,938
Shares issued for deferred financing cost	1,225,000	12	-	30,151	-	30,163
Shares issued for settlement of accounts payable	1,526,718	15	-	19,985	-	20,000
Warrants issued for services	-	-	-	7,682	-	7,682
Warrants issued for settlement of accounts payable				22,141		22,141
Stock based compensation				240,622	-	240,622
Net loss for the year ended January 31, 2014	-	-	-	-	(2,318,047)	(2,318,047)
Balance, January 31, 2014	830,236,231	8,302	-	49,026,144	(55,194,095)	(6,159,649)

Issuance of common stock and warrants private placement, net	6,424,979	64	-	72,936	-	73,000
Issuance of common shares for cash pursuant to investment agreement	34,214,226	343	(55,673)	456,581	-	401,251
Stock issued pursuant to legal settlement	1,000,000	10	-	17,490	-	17,500
Stock issued in exchange for services	2,511,628	25	-	53,975	-	54,000
Shares issued for conversion of notes	45,614,366	456	-	423,724	-	424,180
Resolution of derivative liabilities due to debt conversions	-	-	-	256,748	-	256,748
Warrants reclassified to derivative liabilities				(520,552)	-	(520,552)
Stock based compensation				11,232	-	11,232
Net income for the year ended January 31, 2015					4,115,431	4,115,431
Balance, January 31, 2015	920,001,430	$9,200	(55,673)	$49,798,278	$(51,078,664)	$(1,326,859)

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended January 31,
	2015	2014

Cash flows from operating activities:
Net income (loss)	$4,115,431	$(2,318,047)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	27,324	32,827
Amortization of deferred financing charges	38,052	7,611
Amortization of debt discount	403,579	12,916
Gain on settlement of debt	(5,322,943)	-
(Gain) loss on change in fair value of derivatives	(482,697)	31,873
Share based compensation	11,232	240,622
Common shares issued for third party services	54,000	61,938
Common shares issued pursuant to legal settlement	17,500	-
Warrants issued for third party services	-	29,823
Warrants issued pursuant to legal settlement	6,440	-
Changes in assets and liabilities:
Prepaid expenses	(79,179)	(447)
Other current assets	(52)	(1,000)
Accounts payable and accrued expenses	(3,329)	122,780
Accrued wages related parties	64,000	64,000
Accrued interest	190,283	492,442
Cash flows used in operating activities:	(960,359)	(1,222,662)

Cash flows from investing activities:
Purchase of equipment	(9,870)	(1,418)
Net cash used in investing activities	(9,870)	(1,418)

Cash flows from financing activities:
Payments on long-term debt	(5,594)	(5,090)
Cash paid on deferred financing costs	-	(15,500)
Principal activity on convertible promissory notes	500,000	450,000
Proceeds from the issuance of common stock, net of expenses	474,251	732,043
Net cash provided by financing activities	968,657	1,161,453

Increase (decrease) in cash and cash equivalents	(1,572)	(62,627)
Cash and cash equivalents, beginning of period	55,089	117,716
Cash and cash equivalents, end of period	$53,517	$55,089

Supplemental disclosure of cash flow information:
Income tax paid	$-	$-
Interest paid during the period	$10,587	$17,595
Supplemental disclosure of non-cash items:
Cashless exercise of common stock purchase warrants	$-	$61
Settlement of accounts payable through issuance of common stock	$-	$20,000
Shares issued for deferred financing cost	$-	$30,163
Stock subscription receivable	$55,673	$-
Resolutions of derivative liabilities due to debt conversions	$256,748	$-
Warrants reclassified to derivative liabilities	$520,552	$-
Debt discounts due to derivative liabilities	$382,173	$-
Common stock issued for conversion of debt and interest	$424,180	$-
Original issue discounts	$28,750	$47,500

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – Organization

Liberty Star Uranium & Metals Corp. (the “Company”, “we” or “Liberty Star”) was formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. (“Titanium”). Titanium was incorporated on August 20, 2001 under the laws of the State of Nevada. On February 5, 2004 we commenced operations in the acquisition and exploration of mineral properties business. Big Chunk Corp. (“Big Chunk”) is our wholly owned subsidiary and was incorporated on December 14, 2003 in the State of Alaska. Big Chunk is engaged in the acquisition and exploration of mineral properties business in the State of Alaska. Redwall Drilling Inc. (“Redwall”) was our wholly owned subsidiary and was incorporated on August 31, 2007 in the State of Arizona. Redwall performed drilling services on the Company’s mineral properties. Redwall ceased drilling activities in July 2008 and was dissolved on March 30, 2010. We formed the wholly owned subsidiary, Hay Mountain Super Project LLC (“HMSP”) incorporated on October 24, 2014, to serve as the primary holding company for development of the potential ore bodies encompassed in the Hay Mountain area of interest in Arizona. In April 2007, we changed our name to Liberty Star Uranium & Metals Corp. We have not generated any revenues from operations.

These consolidated financial statements include the results of operations and cash flows of Liberty Star Uranium & Metals Corp. and its wholly owned subsidiaries, Big Chunk and HMSP. All significant intercompany accounts and transactions were eliminated upon consolidation.

These consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) with the on-going assumption that we will be able to realize our assets and discharge our liabilities in the normal course of business. However, certain conditions noted below currently exist which raise substantial doubt about our ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should we be unable to continue as a going concern. Our operations have primarily been funded by the issuance of common stock and debt. Continued operations are dependent on our ability to complete equity financings or generate profitable operations in the future. Management’s plan in this regard is to secure additional funds through future equity financings, joint venture agreements or debt. Such financings may not be available, or may not be available on reasonable terms.

NOTE 2 – Summary of significant accounting policies

The summary of significant accounting policies presented below is designed to assist in understanding the Company's consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements. The significant accounting policies adopted by the Company are as follows:

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The valuation of stock-based compensation, classification and valuation of common stock purchase warrants, classification and value of embedded conversion options, value of beneficial conversion features, valuation allowance on deferred tax assets, the determination of useful lives and recoverability of depreciable assets, accruals, and contingencies are significant estimates made by management. It is at least reasonably possible that a change in these estimates may occur in the near term.

Principles of consolidation
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Big Chunk and HMSP. All significant intercompany accounts and transactions have been eliminated upon consolidation.

Cash and cash equivalents
We consider cash held at banks and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. We maintain our cash in bank deposit accounts which, for periods of time, may exceed federally insured limits. At January 31, 2015 and 2014, we had cash in bank deposit accounts that exceeded federally insured limits of $0 and $0, respectively.

Mineral claim costs
We account for costs incurred to acquire, maintain and explore mineral properties as a charge to expense in the period incurred until the time that a proven mineral resource is established, at which point development of the mineral property would be capitalized. Currently, we do not have any proven mineral resources on any of our mineral properties.

Long-lived assets and impairment of long-lived assets
Property and equipment is stated at cost. We capitalize all purchased equipment over $500 with a useful life of more than one year. Depreciation is calculated using the straight line method over the estimated useful lives of the assets. Leasehold improvements are stated at cost and are amortized over their estimated useful lives or the lease term, whichever is shorter. Maintenance and repairs are expensed as incurred while betterments or renewals are capitalized. Property and equipment is reviewed periodically for impairment. The estimated useful lives range from 3 to 7 years.

We review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of a long-lived asset group to be held and used in operations is measured by a comparison of the carrying amount to the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset group. If such asset group is considered to be impaired, the impairment loss is measured as the amount by which the carrying amount of the asset group exceeds its fair value. Long-lived assets to be disposed of are carried at the lower of cost or fair value less the costs of disposal.

Convertible promissory notes
We report convertible promissory notes as liabilities at their carrying value less unamortized discounts, which approximates fair value. We bifurcate conversion options and detachable common stock purchase warrants and report them as liabilities at fair value at each reporting period when required in accordance with the applicable accounting guidance. When convertible promissory notes are converted into shares of our common stock in accordance with the debt’s terms, no gain or loss is recognized. We account for inducements to convert as an expense in the period incurred, included in debt conversion expense.

Derivative liabilities
The valuation of the derivative liability of our warrants is determined through the use of a Monte Carlo options model that values the liability of the warrants based on a risk-neutral valuation where the price of the option is its discounted expected value. The technique applied generates a large number of possible (but random) price paths for the underlying common stock via simulation, and then calculates the associated exercise value (i.e. “payoff”) of the option for each path. These payoffs are then averaged and discounted to a current valuation date resulting in the fair value of the option.

The valuation of the derivative liability attached to the convertible debt is arrived at through the use of a Monte Carlo model that values the derivative liability within the notes. The technique applied generates a large number of possible (but random) price paths for the underlying (or underlyings) via simulation, and then calculates the associated payment value (cash, stock, or warrants) of the derivative features. The price of the underlying common stock is modeled such that it follows a geometric Brownian motion with constant drift, and elastic volatility (increasing as stock price decreases). The stock price is determined by a random sampling from a normal distribution. Since the underlying random process is the same, for enough price paths, the value of the derivative is derived from path dependent scenarios and outcomes. The features in the notes are analyzed and incorporated into the model included the conversion features with the reset provisions, the call/redemption/prepayment options, and the default provisions. Based on these features, there are six primary events that can occur; payments are made in cash; payments are made with stock; the note holder converts upon receiving a redemption notice; the note holder converts the note; the issuer redeems the note; or the Company defaults on the note. The model simulates the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, conversion price, etc.). Probabilities are assigned to each variable such as redemption likelihood, default likelihood, and timing and pricing of reset events over the remaining term of the notes based on management projections. This leads to a cash flow simulation over the life of the note. A discounted cash flow for each simulation is completed, and is compared to the discounted cash flow of the note without the embedded features, thus determining a value for the derivative liability.

Common stock purchase warrants
We report common stock purchase warrants as equity unless a condition exists which requires reporting as a derivative liability at fair market value.

Stock based compensation
The Company recognizes stock-based compensation for all share-based payment awards made to employees based on the estimated fair values, using the Black-Scholes option pricing model.

Non-employee stock-based compensation is accounted for based on the fair value of the related stock or options or the fair value of the services on the grant date, whichever is more readily determinable. The fair value of options to be granted are estimated on the date of each grant using the Black-Scholes option pricing model and amortized ratably over the option's vesting periods, which approximates the service period.

Environmental expenditures
Our operations have been and may in the future be affected from time to time in varying degree by changes in environmental regulations, including those for future removal and site restoration costs. The likelihood of new regulations and their overall effect upon us are not predictable. We provide for any reclamation costs in accordance with the accounting standards codification section 410-30. It is management’s opinion that we are not currently exposed to significant environmental and reclamation liabilities and have recorded no reserve for environmental and reclamation expenditures as of January 31, 2015 and 2014.

Fair Value of Financial Assets and Liabilities
The Company measures and discloses certain financial assets and liabilities at fair value. Authoritative guidance defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Authoritative guidance also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Income taxes
Income taxes are recorded using the asset and liability method. Under the asset and liability method, tax assets and liabilities are recognized for the tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using the enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that enactment occurs. To the extent that the Company does not consider it more likely than not that a future tax asset will be recovered, it provides a valuation allowance against the excess. Interest and penalties associated with unrecognized tax benefits, if any, are classified as additional income taxes in the statement of operations. With few exceptions, we are no longer subject to U.S. federal, state and local examinations by tax authorities for years before 2010.

Net income (loss) per share
Basic net income (loss) per share is computed by dividing net loss attributable to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per share takes into consideration shares of common stock outstanding (computed under basic income or loss per share) and potentially dilutive shares of common stock that are not anti-dilutive. For the year ended January 31, 2015, potentially dilutive shares included in the calculation of diluted net income per share included 1,345,666 shares related to warrants and 119,442,929 shares related to convertible promissory notes. For the year ended January 31, 2014, potentially dilutive instruments were not included in the determination of diluted loss per share as their effect was anti-dilutive.

Statement Presentation
Certain amounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

Recently issued accounting standards
During the fiscal year 2015, the Company elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the Company to remove the inception to date information and all references to exploration stage.

NOTE 3 – Going concern

The Company has incurred losses from operations and requires additional funds for further exploratory activity and to maintain its claims prior to attaining a revenue generating status. There are no assurances that a commercially viable mineral deposit exists on any of our properties. In addition, the Company may not find sufficient ore reserves to be commercially mined. As such, there is substantial doubt about the Company’s ability to continue as a going concern.

Management is working to secure additional funds through the exercise of stock warrants already outstanding, equity financings, debt financings or joint venture agreements. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 4– Mineral claims

At January 31, 2015 we held a 100% interest in 211 standard federal lode mining claims on the Colorado Plateau Province of Northern Arizona (the “North Pipes Claims”).

At January 31, 2015 we held a 100% interest in 95 standard federal lode mining claims located in the Tombstone region of Arizona. 29 federal lode mining claims are owned by JABA US Inc, an Arizona Corporation in which two of our directors are owners and 66 federal lode mining claims belong to Liberty Star Uranium & Metals Corp. At January 31, 2015 we held Arizona State Land Department Mineral Exploration Permits covering 2,367 acres in the Tombstone region of Arizona.

At January 31, 2015 we held an option to explore 26 standard federal lode mining claims located in the East Silver Bell region of northwest Tucson, Arizona. The mineral claims are owned by JABA US Inc., an Arizona Corporation in which two of our directors are owners.

At January 31, 2015 we held a 100% interest in 9 Alaska State mining claims in the Iliamna region of Southwestern Alaska, located on the north side of the Cook Inlet, approximately 200 miles southwest of the city of Anchorage, Alaska (the “Big Chunk Claims”). The transaction for 199 claims transferred to Northern Dynasty in conjunction with our loan settlement agreement has now closed, and is no longer pending.

Title to mineral claims involves certain inherent risks due to difficulties of determining the validity of certain claims as well as potential for problems arising from the frequently ambiguous conveyance history characteristic of many mineral properties.

All of the Company’s claims for mineral properties are in good standing as of January 31, 2015.

NOTE 5 – Prepaid expenses

At January 31, 2015, the company had prepaid approximately $70,000 relating to a private investor event scheduled for a future date. This amount is included in prepaid expenses as of January 31, 2015.

NOTE 6 – Property and equipment

The balances of our major classes of depreciable assets and useful lives are:

	January 31, 2015	January 31, 2014
Geology Equipment (3 to 7 years)	$264,734	$260,521
Vehicles and transportation equipment (5 years)	44,284	50,180
Office furniture and equipment (3 to 7 years)	81,061	75,404
	390,079	386,105
Less: accumulated depreciation and amortization	(357,741)	(336,313)
	$32,338	$49,792

Depreciation expense was $27,324 and $32,827 for the years ended January 31, 2015 and January 31, 2014, respectively.

NOTE 7 – Long-term debt and convertible promissory notes

Note payable to Ford Credit is payable in monthly installments of $544 including interest at a fixed rate of 9.49% through maturity in February 2016. The principal balance at January 31, 2015 and 2014 is $6,710 and $12,304, respectively. The carrying amount of the vehicle that serves as collateral is $6,891and $14,410 at January 31, 2015 and 2014, respectively.

The following is a summary of the principal maturities of long-term debt during the next five years:

Minimum future debt payments

For the year ending January 31,
2016	$6,149
2017	561
2018 and thereafter	-
$6,710
Less: current maturities	6,149
$561

Following is a summary of convertible promissory notes:

	January 31,	January 31,
	2015	2014
10% convertible note payable with Northern Dynasty Minerals Ltd (“Northern Dynasty”) issued July 15, 2010	$-	$3,730,174
12% convertible note payable issued August 2013, $51,279 due in June 2015 and $93,240 due in September 2015	144,519	247,500
Convertible note payable issued November 2013, due November 2015	147,500	250,000
12% convertible note payable issued August 2014, due August 2015	157,791	-
10% convertible note payable issued October 2014, due October 2015	108,136	-
10% convertible note payable issued December 2014, due December 2016	106,697	-
	664,643	4,227,674
Less debt discount	(41,928)	(34,584)
Less current portion of convertible notes	(516,018)	(4,193,090)
Long-term convertible notes payable	$106,697	$-

We issued convertible promissory notes in private placements of our securities to institutional investors pursuant to exemptions from registration set out in Rule 506 of Regulation D under the Securities Act of 1933.

On July 15, 2010 we issued a secured convertible promissory note bearing interest at a rate of 10% per annum compounded monthly (the “2010 Convertible Note”) to Northern Dynasty Minerals Ltd (“Northern Dynasty”). During the year ended January 31, 2012 the agreement with Northern Dynasty was amended to issue additional secured convertible promissory notes totaling $730,174 to reimburse Northern Dynasty for assessment work, rental fees, cash in lieu of assessment work and filing fees on the mineral claims that was paid in fiscal 2011 and fiscal 2012 because we could not come to an agreement on the earn-in option and joint venture agreement with Northern Dynasty.

As part of the transaction noted above, Northern Dynasty could earn a 60% interest in our Big Chunk project in Alaska (the “Joint Venture Claims”) by spending $10,000,000 on those properties over six years. The borrowings from Northern Dynasty could be applied as part of Northern Dynasty’s earn-in requirements. Northern Dynasty’s minimum annual expenditures under the earn-in would be the minimum level necessary to keep the Joint Venture Claims in good standing. Northern Dynasty could elect to abandon the earn-in at any time on 30 days’ notice, so long as sufficient annual labor was performed, or a cash payment in lieu of labor was made, in order to fulfill the annual labor requirements for the Joint Venture Claims for a minimum of 12 months after termination of the earn-in. No such notice by Northern Dynasty was received.

On November 14, 2012, we signed a loan settlement agreement with Northern Dynasty which would have discharged the $3,730,174 principal balance and $1,592,769 of accrued interest for the 2010 Convertible Note and would have terminated Northern Dynasty’s earn-in rights. In exchange for the settlement, we initiated the transfer of 199 Alaska mining claims to Northern Dynasty’s subsidiary, U5 Resources. However, MBGS, LLC filed liens against the claims before the transfer could be completed. In March 2014 Liberty Star and Big Chunk entered into a settlement agreement with MBGS, LLC, following a resolution conference conducted in Anchorage, Alaska whereby all Northern Dynasty claims recorded by MBGS, LLC were released. As a result of the settlement agreement with MBGS, LLC, the Company completed its loan settlement agreement with Northern Dynasty and discharged the principal balance and accrued interest for the 2010 Convertible Note and terminated Northern Dynasty’s earn-in-rights. A gain of $5,322,943 for the settlement of the Northern Dynasty debt and accrued interest was recorded in other income in April 2014. As of January 31, 2015, we had no principal or interest outstanding for the 2010 Convertible Note.

In August 2013, we entered into a promissory note (the “August 2013 Note”) for a principal sum of $555,000 plus accrued and unpaid interest and any other fees. The consideration is up to $500,000, which would produce an original issue discount of $55,000 if all the consideration is received. The lender paid $150,000 upon closing pursuant to the terms of the August 2013 Note. The August 2013 Note has a maturity of one year from the delivery of each payment. The August 2013 Note may be convertible into shares of common stock of our company at any time from 180 days after the date of each payment of consideration, at a conversion price which is 70% of the average of the three lowest closing prices in the 20 trading days previous to the conversion. We may repay the August 2013 Note at any time on or before 90 days from the effective date of the August 2013 Note with an interest rate of 0%, after which we may not make any further payments on the August 2013 Note prior to the maturity date without written approval from the lender. If we elect not to repay the August 2013 Note on or before 90 days from the effective date of the August 2013 Note, a one-time interest charge of 12% will be applied to the principal sum. We elected not to pay the $150,000 portion of the August 2013 Note within 90 days from the effective date. After the $150,000 portion of the August 2013 Note became convertible, the note holder elected to convert the principal and interest totaling $186,480 into 17,937,915 shares of the company’s common stock during the months of February through May of 2014. On December 9, 2013, we received additional consideration of $75,000 pursuant to the terms of the August 2013 Note. We elected not to pay the $75,000 portion of the August 2013 Note within 90 days from the effective date. In June, July and August 2014, the note holder converted principal and interest totaling $93,240 into 9,983,507 shares of the Company’s common stock. On June 24, 2014 and September 3, 2014, we received additional consideration of $75,000 and $75,000, respectively, pursuant to the terms of the August 2013 Note. In December 2014 and January 2015, the note holder converted principal and interest totaling $41,961of the $75,000 of consideration received on June 24, 2014 into 5,900,000 shares of the Company’s common stock. As of January 31, 2015, we had $144,519 outstanding for the August 2013 Note.

On November 18, 2013, we entered into a securities purchase agreement (the “November 2013 Note”), whereby we agreed to issue a convertible note to one lender in the principal amount of $250,000. The proceeds from the note were $225,000, which created an original issue discount of $25,000. The note was payable in full on November 18, 2014 and bears no interest except in an event of default. The lender may, at its option, after the 183rd day (after May 20, 2014) following the closing date, convert the principal amount or any portion of such principal amount of the note into shares of common stock of our company at the price equal to the lesser of (a) 100% of the volume weighted average price (VWAP), as reported on the closing date (November 18, 2013), and (b) 70% of the average of the 5 day VWAP immediately prior to the day of conversion. On November 13, 2014, we entered into an Assignment of Promissory Note & Acknowledgment, whereby we consented to an assignment of the note to another lender, pursuant to which $250,000 remains owing by the Company. The maturity date of the November 2013 Note was extended to November 18, 2015. From November 2014 through January 2015, the new noteholder converted principal of $102,500 into 11,792,944 shares of the Company’s common stock. As of January 31, 2015, we had $147,500 principal outstanding for the November 2013 Note.

In August 2014, we received $150,000 pursuant to the terms of a convertible promissory note (the “August 2014 Note”) dated August 26, 2014. The Note bears interest at 12%, is due on August 26, 2015, and is convertible after 180 days at a 45% discount to the average of the daily VWAP prices for the previous 10 trading days before the date of conversion. As of January 31, 2015, we had $157,791 principal and interest outstanding for this Note.

On October 14, 2014, we entered into a securities purchase agreement, whereby we agreed to issue a convertible note (the “October 2014 Note”) to one lender in the principal amount of $105,000. The Note is payable in full on October 14, 2015 and bears interest at the rate of 10% per annum. There is a $5,000 original issuance discount on the Note. The Note may be convertible into shares of common stock of our company at any time from 180 days after the execution date of the Note at a price per share of 40% discount to the average of the daily VWAP for the previous five trading days before the date of conversion. As of January 31, 2015, we had $108,136 principal and interest outstanding for this Note.

On December 3, 2014, we entered into a note purchase agreement, whereby we agreed to issue a convertible note (the “December 2014 Note”) to lender in the principal amount of $210,000. There is a $10,000 original issuance discount on the Note. The initial purchase price was $105,000 of consideration of which $100,000 was received our company and $5,000 was retained through the original issue discount.. The Note bears interest at 10%, is due on December 3, 2016, and is convertible after six month at a 37.5% discount to the average of the daily VWAP prices for the previous 5 trading days before the date of conversion. As of January 31, 2015, we had $106,697 principal and interest outstanding for this Note.

During the years ended January 31, 2015 and 2014, the Company recorded debt discounts of $382,173 and $0, respectively, due to the derivative liabilities, and original issue debt discounts of $28,750 and $47,500, respectively, due to the convertible notes. The Company recorded amortization of these discounts of $403,579 and $12,916 for the years ended January 31, 2015 and 2014, respectively.

In November of 2013, the Company recorded $45,663 of deferred financing costs, of which $15,500 was paid in cash and $30,163 paid with common stock, related to the November 18, 2013 convertible note. The Company recorded amortization of these deferred financing costs of $38,052 and $7,611 for the years ended January 31, 2015 and 2014, respectively.

NOTE 8 – Derivative Liabilities

The embedded conversion feature in the convertible debt instruments that the Company issued in August 2013 and November 2013 (See Note 7), that became convertible during the year ended January 31, 2015, qualified it as a derivative instrument since the number of shares issuable under the note is indeterminate based on guidance in FASB ASC 815, Derivatives and Hedging. This convertible note tainted all other equity linked instruments including outstanding warrants and fixed rate convertible debt on the date that the instrument became convertible.

The valuation of the derivative liability of the warrants was determined through the use of a Monte Carlo options model that values the liability of the warrants based on a risk-neutral valuation where the price of the option is its discounted expected value. The technique applied generates a large number of possible (but random) price paths for the underlying common stock via simulation, and then calculates the associated exercise value (i.e. “payoff”) of the option for each path. These payoffs are then averaged and discounted to a current valuation date resulting in the fair value of the option.

The valuation of the derivative liability attached to the convertible debt was arrived at through the use of a Monte Carlo model that values the derivative liability within the notes. The technique applied generates a large number of possible (but random) price paths for the underlying (or underlyings) via simulation, and then calculates the associated payment value (cash, stock, or warrants) of the derivative features. The price of the underlying common stock is modeled such that it follows a geometric Brownian motion with constant drift, and elastic volatility (increasing as stock price decreases). The stock price is determined by a random sampling from a normal distribution. Since the underlying random process is the same, for enough price paths, the value of the derivative is derived from path dependent scenarios and outcomes. The features in the notes that were analyzed and incorporated into the model included the conversion features with the reset provisions, the call/redemption/prepayment options, and the default provisions. Based on these features, there are six primary events that can occur; payments are made in cash; payments are made with stock; the note holder converts upon receiving a redemption notice; the note holder converts the note; the issuer redeems the note; or the Company defaults on the note. The model simulates the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, conversion price, etc.). Probabilities were assigned to each variable such as redemption likelihood, default likelihood, and timing and pricing of reset events over the remaining term of the notes based on management projections. This led to a cash flow simulation over the life of the note. A discounted cash flow for each simulation was completed, and it was compared to the discounted cash flow of the note without the embedded features, thus determining a value for the derivative liability.

Key inputs and assumptions used to value the convertible notes and warrants upon issuance or tainting and also as of January 31, 2015:

  The stock projections are based on the historical volatilities for each date. These ranged in the 112-124% range. The stock price projection was modeled such that it follows a geometric Brownian motion with constant drift and a constant volatility, starting with the market stock price at each valuation date;
  An event of default would not occur during the remaining term of the note;
  Conversion of the notes to stock would be completed monthly after any holding period and would be limited based on: 25% of the last 6 months average trading volume and the ownership limit identified in the contract assuming the underlying number of common shares increases at 1% per month. The effective discount was determined based on the historical trading history of the Company based on the specific pricing mechanism in each note;
  The Company would not have funds available to redeem the notes during the remaining term of the convertible notes;
  Discount rates were based on risk free rates in effect based on the remaining term and date of each valuation and instrument.
  The holder would exercise the warrant at maturity if the stock price was above the exercise price;
  The Holder would exercise the warrant after any holding period prior to maturity at target prices starting at 2 times the exercise price for the Warrants or higher subject to monthly limits of: 25% of the last 6 months average trading volume increasing by 1% per month and the ownership limit identified in the contract assuming the underlying number of common shares increases at 1% per month.
  For the warrants with reset features, the Company assumed it would issue equity linked instruments in the quarters ended 1/31/15 through 7/31/15 at 70% of market.

Using the results from the model, the Company recorded a derivative liability of $520,552 for the fair value of the tainted warrants previously classified in equity, a derivative liability of $6,440 for newly granted warrants (see note 11) and a derivative liability of $382,173 for the fair value of the convertible feature included in the Company’s convertible debt instruments. The derivative liability recorded for the convertible feature created a debt discount of $382,173 which is being amortized over the remaining term of the note using the effective interest rate method, and is classified as convertible debt on the balance sheet. Interest expense related to the amortization of this debt discount for the year ended January 31, 2015, was $172,968. Additionally, $182,348 of debt discount was charged to interest expense as a result of the conversion of a portion of the underlying debt instrument (See Note 7). The remaining unamortized debt discount related to the derivative liability was $26,859 as of January 31, 2015. The Company recorded the change in the fair value of the derivative liability as a gain of $482,697 to reflect the value of the derivative liability for warrants and convertible notes as $216,705 as of January 31, 2015. The Company also recorded a reclassification from derivative liability to equity of $256,748 for the conversions of a portion of the Company’s convertible notes.

At January 31, 2014, we estimated the fair value of the derivative liability related to the warrants using level 3 inputs and the Black-Scholes valuation model. We used historical volatility as a method to estimate expected volatility. At January 31, 2014 we had 2,500,000 whole share purchase warrants outstanding that contain a full ratchet down anti-dilution provision which is triggered if we enter into any lower priced issuance than $0.0264 per common share. As a result of these provisions, these warrants were not considered indexed to our common stock and were classified as liabilities under ASC 815. We used the following assumptions to estimate the fair value of the derivative liability related to the warrants at January 31, 2014:

	Expected	Expected dividend	Expected	Risk-free interest
Description	volatility	yield	term	rate
Derivative liability at January 31, 2014	209.37%	0%	2.5	0.69%

The following table sets forth a reconciliation of changes in the fair value of the Company’s derivative liability:

	Year Ended January 31,
	2015	2014
Beginning balance	$46,985	$15,112
Total (gains) losses	(482,697)	31,873
Settlements	(256,748)	-
Additions	909,165	-
Ending balance	$216,705	$46,985

Change in unrealized (gains) losses included in earnings relating to derivatives still held as of January 31, 2015 and 2014	$(482,697)	$31,873

NOTE 9 – Common stock

Our common shares are all of the same class, are voting and entitle stockholders to receive dividends as defined. Upon liquidation or wind-up, stockholders are entitled to participate equally with respect to any distribution of net assets or any dividends that may be declared.

On January 19, 2012, we entered into a financing agreement with Fairhills Capital Offshore Ltd., whereby Fairhills Capital will provide for a non-brokered financing arrangement of up to $10,000,000. The financing allows but does not require us to issue and sell up to the number of shares of common stock having an aggregate purchase price of $10,000,000 to Fairhills Capital. Subject to the terms and conditions of the financing agreement and a registration rights agreement, we may, in our sole discretion, deliver a notice to Fairhills Capital which states the dollar amount which we intend to sell to Fairhills Capital on a certain date. The amount that we shall be entitled to sell to Fairhills Capital shall be equal to two hundred percent (200%) of the average daily volume (U.S. market only) of the common stock for the ten (10) trading days prior to the applicable notice date. Our common stock will be valued at a 27.5% discount from the weighted average trading price of our stock for the five (5) trading days before Fairhills Capital receives our notice of sale. The shares that we sell to Fairhills Capital must be registered stock, among other conditions of investment.

In connection with the Investment Agreement, we also entered into a registration rights agreement with Fairhills. Pursuant to this registration rights agreement, we registered with the Securities and Exchange Commission 185,000,000 shares of the common stock underlying the Investment Agreement.

On November 13, 2012, we filed a 424B prospectus with the Securities Exchange Commission, acknowledging the assignment of all the rights under our investment agreement with Fairhills Capital Offshore Ltd. (Fairhills) to Deer Valley Management, LLC (Deer Valley). The Investment Agreement and other associated agreements were assigned by Fairhills to Deer Valley on November 6, 2012, and Liberty Star consented to the assignment. Fairhills and Deer Valley share the same ownership and management and there has not been any substantial change to our arrangement under the Investment Agreement as a result of the Assignment.

In February, March and April, 2013, we issued 22,874,405 shares for gross proceeds of $200,000 related to the investment agreement with Deer Valley Management, LLC.

In February, 2013, we sold 3,448,276 units to one investor for gross proceeds of $40,000. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.0162 until February 7, 2016.

In February, 2013, we issued 1,526,718 units to one vendor in exchange for the settlement of accounts payable of $20,000. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.0183 until February 15, 2016. The fair value of the warrants issue was $22,141.

In April, 2013, one investor exercised 3,033,618 of the May 2007 common stock purchase warrants using the cashless exercise provision. We issued 2,500,000 shares of common stock and cancelled 533,618 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received.

In May, June and July, 2013, we issued 31,270,958 shares for gross proceeds of $255,000 related to the investment agreement with Deer Valley Management, LLC. As of July 31, 2013, we had not yet received payment for one transaction valued at $25,000. As of October 31, 2013, we received the final payment for this transaction, plus $5,000 from Deer Valley Management, LLC for the inconvenience of paying late. In August 2013, we decided to terminate the investment agreement with Deer Valley Management, LLC due to their violation of the payment terms pursuant to the investment agreement. As of the time of the termination of the investment agreement, we had issued a total of 113,815,732 and had received gross proceeds of $1,635,000. No further shares issuances to Deer Valley Management, LLC are expected to occur.

In May, June and July, 2013, we sold 18,001,166 units to six investors for gross proceeds of $182,043. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. The share purchase warrants entitle the investors to purchase one additional common share of our company at prices ranging between of $0.0116 and $0.0173 until July 30, 2016.

In June 2013, one investor exercised 4,263,989 of the May 2007 common stock purchase warrants using the cashless exercise provision. We issued 3,587,165 shares of common stock and cancelled 678,824 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received.

In August 2013, the company entered into an agreement with an investor relations firm to issue 5,023,256 common shares in exchange for investor relations services, with 50% (2,511,628) issued in October 2013 at a fair value of $54,000, and the remaining 2,511,628 shares to be held by the Company until the Company chose to continue with additional services. These additional services were accepted by the Company during the year ended January 31, 2015, and the 2,511,628 common shares held by the Company were released and classified as issued and outstanding effective July 31, 2014, with an expense of $54,000 recorded for their fair value.

In August 2013, we issued 423,135 shares to an individual in exchange for services valued at $7,938. Additionally, warrants with a fair value of $7,682 were also issued to this individual. The warrants entitle the investor to purchase 423,135 shares of the Company’s common stock and have an exercise price of $0.0263. The warrants have a term of three years and expire August 2, 2016.

In September 2013, we sold 2,157,497 units to one investor for gross proceeds of $50,000. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.0324 until September 5, 2016.

On October 30, 2013, the Company entered into an investment agreement with KVM Capital Partners LLC, a New York limited liability company (“KVM”). Pursuant to the agreement, KVM has agreed to purchase up to $8,000,000 of our common stock over a period of up to thirty-six (36) months. The purchase price per share to be paid by KVM shall be calculated at a twenty percent (20%) discount to the lowest volume weighted average price of the common stock as reported by Bloomberg, L.P. during the five (5) consecutive trading days immediately prior to the receipt by KVM of the put notice. We initially reserved 244,500,000 shares of our common stock for issuance under the KVM Investment Agreement. In connection with the KVM Investment Agreement, we also entered into a registration rights agreement with KVM, pursuant to which we are obligated to file a registration statement with the SEC covering 244,500,000 shares of our common stock underlying the KVM Investment Agreement within 21 days after the closing of the transaction. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC and maintain the effectiveness of such registration statement until termination of the KVM Investment Agreement. On November 6, 2013, we filed form S-1 related to the KVM investment agreement. Between February 2014 and July 2014, pursuant to the KVM investment agreement, KVM purchased 34,214,226 shares for $456,924, of which $55,673 is still owed to the Company and is reflected as a stock subscription receivable as of January 31, 2015. On November 14, 2014, we filed a Post-Effective Amendment to deregister the remaining unsold securities, which became effective on December 2, 2014.

In January 2014, we issued 1,225,000 shares to an individual in exchange for services valued at $30,163. The company recorded the value as deferred financing cost.

In March 2014, the Company issued 1,000,000 units of common stock to a designee of MBGS, LLC, pursuant to a settlement agreement with Northern Dynasty which discharged the $3,730,174 principal balance and $1,592,769 of accrued interest for the 2010 Convertible Note (See Note 7). Each unit consists of one share of the Company’s common stock and a warrant to purchase one-half share of the Company’s common stock. The fair value of the common stock issued was $17,500, which was recorded as an expense upon issuance of the units. The 500,000 warrants, which have an exercise price of $0.028 and have a three year term with a fair value of $6,440. The fair value was expensed and a derivative liability was recorded for the fair value of the warrant on the date of issuance of the units. The change in the fair value of the derivative liability between the date of issuance and the year ended January 31, 2015 was recorded in other income and expense.

On December 15, 2014, we entered into an investment agreement with Tangiers Investment Group, LLC (“TIG”), whereby TIG has agreed to invest up to $8,000,000 to purchase shares of our common stock. Subject to the terms and conditions of the agreement and a registration rights agreement, we may, in our sole discretion, deliver a notice to TIG which states the dollar amount which we intend to sell to TIG on a certain date. The amount that we shall be entitled to sell to TIG shall be equal to one hundred and fifty percent (150%) of the average daily volume of the common stock for the ten trading days prior to the applicable notice date so long as such amount does not exceed an accumulative amount per month of $100,000 unless a prior approval of TIG is obtained by our company from TIG. The minimum amount shall be equal to $5,000. In connection with the agreement, we also entered into a registration rights agreement dated December 15, 2014, whereby we agreed to file a Registration Statement on Form S-1 with the Securities and Exchange Commission within thirty (30) days of the date of the registration rights agreement and to have the Registration Statement declared effective by the Securities and Exchange Commission within ninety (90) days after we have filed the Registration Statement. We filed the Form S-1 with the Securities and Exchange Commission on January 16, 2015.

During the year ended January 31, 2015, $321,680 of the August 2013 Note was converted into 33,821,422 shares of the Company’s common stock. The conversions occurred on multiple dates with conversion prices ranging from $0.006 to $0.012.

From November 2014 through January 2015, the holder of the November 2013 Note converted principal of $102,500 into 11,792,944 shares of the Company’s common stock. The conversions occurred on multiple dates with conversion prices ranging from $0.006 to $0.011.

During the year ended January 31, 2015, the Company issued 6,424,979 units to three investors for total proceeds of $73,000. Each unit consists of one share of the Company’s common stock and a warrant to purchase one share of the Company’s common stock. The warrants have exercise prices ranging from $0.015 to $0.021 and have a three year term.

At January 31, 2015 there were 863,500 non-qualified stock options outstanding with a weighted average exercise price of $0.316 per option; of those options 863,500 are exercisable. At January 31, 2015 there were 85,421,374 incentive stock options outstanding with a weighted average exercise price of $0.042 per option; of those options 84,010,886 are exercisable with a weighted average exercise price of $0.042.

During the year ended January 31, 2015 we recognized $11,232 of compensation expense related to incentive and non-qualified stock options previously granted to officers, employees and consultants.

NOTE 10 – Share-based compensation

The 2010 Stock Option Plan was approved and adopted by the Board of Directors on August 10, 2010. The plan allows for up to 95,500,000 shares to be granted to key employees and non-employee consultants after specific objectives are met. The 2007 Stock Option Plan was approved and adopted by the Board of Directors on December 10, 2007. The plan allows for up to 2,500,000 shares to be granted to key employees and non-employee consultants after specific objectives are met. The 2004 Stock Option Plan was approved and adopted by the Board of Directors on December 27, 2004. The plan allows for up to 962,500 shares to be granted to key employees and non-employee consultants after specific objectives are met. Employees can receive incentive stock options and non-qualified stock options while non-employee consultants can receive only non-qualified stock options. The options granted vest under various provisions using graded vesting, not to exceed four years. The options granted have a term not to exceed ten years from the date of grant or five years for options granted to more than 10% stockholders. The option price set by the Plan Administration shall not be less than the fair market value per share of the common stock on the grant date or 110% of the fair market value per share of the common stock on the grant date for options granted to greater than 10% stockholders. Options remaining available for grant under the 2010 Stock Option Plan at January 31, 2015 and 2014 are 12,500,000 and 12,500,000. Options remaining available for grant under the 2007 Stock Option Plan at January 31, 2015 and 2014 are 50,000 and 50,000, respectively. Options remaining available for grant under the 2004 Stock Option Plan at January 31, 2015and 2014 are 127,626 and 32,876, respectively.

In September 2013, there were 7,423,624 stock options granted at an exercise price of $0.0257 per share, exercisable until September 5, 2023 with a fair value net of forfeitures, at grant date of $210,300. The options granted were 100% vested for directors and shall vest in 25% immediately and 25% over four years increments on a yearly basis over the next four years for employees. In order to calculate the fair value of stock options at the date of grant, we use the Black-Scholes option pricing model. The volatility used was based on our historical volatility. The expected term was determined based on the simplified method outlined in Staff Accounting Bulletin No. 110. The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. Remaining stock option expense to be recognized in future periods related to the award is $29,455.

The following tables summarize the Company’s stock option activity during the years ended January 31, 2015 and 2014. Incentive stock options to employees and directors outstanding at January 31, 2015 are as follows:

			Weighted
		Weighted	average
	Number of	average	remaining life	Aggregate
	options	exercise price	(years)	intrinsic value
Outstanding, January 31, 2013	90,635,375	$0.047		$-

Granted	7,423,624	0.026
Cancelled	(12,582,875)	0.041
Exercised	-	-
Outstanding, January 31, 2014	85,476,124	$0.047		$-

Granted	-	-
Cancelled	(54,750)	6.710
Exercised	-	-
Outstanding, January 31, 2015	85,421,374	$0.042	1.27	$-

Exercisable, January 31, 2015	84,010,886	$0.042	1.14	$-

The options cancelled during the year ended January 31, 2015 were a result of the options expiring. The options cancelled during the year ended January 31, 2014 were a result of employee terminations. The aggregate intrinsic value is calculated based on the stock price of $0.0086 and $0.0195 per share as of January 31, 2015 and 2014, respectively.

We estimate the fair value of option awards on the grant date using the Black-Scholes valuation model. The Company uses historical volatility, disregarding identifiable periods of time in which share price was extraordinarily volatile due to certain events that are not expected to recur during the expected term, as its method to estimate expected volatility. The Company used the following assumptions to estimate the fair value of stock option grants to employees and non-employees:

		Expected
	Expected	dividend		Risk-free interest
Grant date	volatility	yield	Expected term	rate	Forfeiture rate
January 10, 2012	128%	0%	10 years	2%	10%
December 13, 2012	174%	0%	3 years	0.34%	0%
January 1, 2013	173%	0%	3 years	0.36%	0%
January 1, 2013	171%	0%	3 years	0.41%	0%
September 5, 2013	221%	0%	6.25 years	2.15%	20%

Share-based compensation expense is reported in our statement of operations as follows:

	January 31, 2015	January 31, 2014
Geological and geophysical costs	$4,728	$2,610
Salaries and benefits	4,728	236,509
Investor relations	1,776	1,503
General and administrative	-	-
	$11,232	$240,622

At January 31, 2015 there is $29,455 unrecognized share-based compensation for all share-based awards outstanding with a weighted average remaining period for amortization of 2.8 years.

Non-qualified stock options to non-employee consultants and vendors outstanding as of January 31, 2015 are as follows:

			Weighted
		Weighted	average
	Number of	average	remaining life	Aggregate
	options	exercise price	(years)	intrinsic value
Outstanding, January 31, 2013	903,500	$0.376		$-
Granted	-	-
Expired	-	-
Outstanding, January 31, 2014	903,500	$0.376		$-
Granted	-	-
Expired	(40,000)	1.678
Outstanding, January 31, 2015	863,500	$0.316	1.67	$-

Exercisable, January 31, 2015	863,500	$0.316	1.67	$-

The aggregate intrinsic value is calculated based on the stock price of $.0086 and $0.0195 per share for the years ended January 31, 2015 and 2014, respectively.

NOTE 11 – Warrants

As of January 31, 2015, there were 59,566,708 whole share purchase warrants outstanding and exercisable. The warrants have a weighted average remaining life of 1.1 years and a weighted average exercise price of $0.024 per whole warrant for one common share. Whole share purchase warrants outstanding at January 31, 2015 and 2014 are as follows:

	Number of	Weighted average
	whole share	exercise
	purchase warrants	price per share
Outstanding, January 31, 2013	94,059,629	$0.055
Issued	25,556,792	0.016
Expired	(46,579,478)	0.071
Exercised	(14,595,214)	0.051

Outstanding, January 31, 2014	58,441,729	$0.026
Issued	6,924,979	0.017
Expired	(5,800,000)	0.037
Exercised	-	-
Outstanding, January 31, 2015	59,566,708	$0.024

Exercisable, January 31, 2015	59,566,708	$0.024

The weighted average intrinsic value for warrants outstanding was $0 and $109,275 as of January 31, 2015 and 2014, respectively.

NOTE 12 – Income taxes

As of January 31 our deferred tax asset is as follows:

	January 31, 2015	January 31, 2014
Deferred Tax Assets	$8,853,000	$10,243,000
Less Valuation Allowance	(8,853,000)	(10,243,000)
	$-	$-

Management has elected to provide a deferred tax asset valuation allowance equal to the potential benefit due to our history of losses. If we demonstrate the ability to generate future taxable income, management will re-evaluate the allowance. The decrease in the valuation allowance of $1,390,000 during the year ended January 31, 2015 primarily represents the utilization of net operating loss carry-forwards during the period to offset taxable income for the year. The change in the valuation allowance of $730,000 in the year ended January 31, 2014 primarily represents the benefit of the change in net operating loss carry-forwards during the period. As of January 31, 2015, our estimated net operating loss carry-forward is approximately $26,000,000 and will expire beginning in 2025 through 2034.

Internal Revenue Code Section 382 limits the ability to utilize net operating losses if a 50% change in ownership occurs over a three year period. Such limitation of the net operating losses may have occurred but we have not analyzed it at this time as the deferred tax asset is fully reserved. We have federal and state net operating loss carry-forwards that are available to offset future taxable income.

NOTE 13 – Related party transactions

We entered into the following transactions with related parties during the year ended January 31, 2015:

Paid or accrued $6,263 in rent. We rented an office from Jim Briscoe, our Chairman of the Board, CEO and CFO, and President on a month-to-month basis for $522 per month.

At January 31, 2015 we had a balance of accrued unpaid wages of $389,367 to Jim Briscoe, our Chairman of the Board, CEO and CFO and President.

At January 31, 2015, we had a balance of accrued unpaid wages of $15,625 to Larry Liang, our former President.

We have an option to explore 26 standard federal lode mining claims at the East Silver Bell project and 29 standard federal lode mining claims at the Walnut Creek project from JABA US Inc., an Arizona Corporation in which two of our directors are owners. We are required to pay annual rentals to maintain the claims in good standing. During the year ended January 31, 2015 we paid $8,525 in rental fees to maintain the mineral claims in good standing. The original option agreement was for the period from April 11, 2008 through January 1, 2011 and has been extended through June 1, 2013 and now to June 1, 2015. This may additionally be extended in five year periods or increments in the future by any JABA director.

We entered into the following transactions with related parties during the year ended January 31, 2014:

Paid or accrued $6,263 in rent. We rented an office from Jim Briscoe, our Chairman of the Board, CEO and CFO, and President on a month-to-month basis for $522 per month.

At January 31, 2014 we had a balance of accrued unpaid wages of $325,367 to Jim Briscoe, our Chairman of the Board, CEO and CFO and President.

At January 31, 2014, we had a balance of accrued unpaid wages of $15,625 to Larry Liang, our former President.

We recognized compensation expense of $67,500 for stock options granted to an officer.

We have an option to explore 26 standard federal lode mining claims at the East Silver Bell project and 33 standard federal lode mining claims at the Walnut Creek project from JABA US Inc., an Arizona Corporation in which two of our directors are owners. We are required to pay annual rentals to maintain the claims in good standing. During the year ended January 31, 2014 we paid $8,260 in rental fees to maintain the mineral claims in good standing.

NOTE 14 – Commitments and Contingencies

We are required to perform annual assessment work in order to maintain the Big Chunk Alaska State mining claims. If annual assessment work is not performed the Company must pay the assessment amount in cash in order to maintain the claims. Completion of annual assessment work in the amount of $400 per ¼ section (160 acre) claim or $100 per ¼ -¼ section (40 acre) claim extends the claims for a one-year period from the staking of claims. Assessment work performed in excess of the required amount may be carried forward for up to four years to satisfy future obligations. The Company estimates that the required annual assessments per year to maintain the claims from 2015 forward will be $3,600. Sufficient assessment work has been performed for Big Chunk to maintain the claims beyond the next labor year.

The annual state rentals for the Big Chunk Alaska State mining claims vary from $70 to $280 per mineral claim. The rental period begins at noon September 1st through the following September 1st and annual rental payments are due on November 30th of each year. The rentals of $6,120, to extend the Big Chunk claims through September 1, 2015 were paid in November 2014. The estimated state rentals due by November 30, 2015 for the period from September 1, 2015 through September 1, 2016 are $6,120. Alaska State production royalty is three percent of net income. State law prescribes that after a 3.5 -year exemption from state taxes a metal mine is liable for a 15% state licensing tax on net income from the mine. We are required to pay annual rentals for our federal lode mining claims for the North Pipes project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rentals are $140 per claim. The rentals of $60,340 for the period from September 1, 2013 to September 1, 2014 have been paid. The rentals due by September 1, 2014 for the period from September 1, 2014 through September 1, 2015 of $52,640 have not been paid. The rentals due by September 1, 2015 for the period from September 1, 2015 through September 1, 2015 of have not been paid.

We are required to pay annual rentals for our federal lode mining claims for the North Pipes project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rentals are $155 per claim. The rentals of $32,705 for the period from September 1, 2014 to September 1, 2015 have been paid. The rentals due by September 1, 2015 for the period from September 1, 2015 through September 1, 2016 of $32,705 have not been paid.

We are required to pay annual rentals for our federal lode mining claims for our East Silver Bell project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rental is $155 per claim. The rentals of $4,030 for the period from September 1, 2014 to September 1, 2015 have been paid. The annual rentals due by September 1, 2015 of $4,030 are required to maintain the East Silver Bell claims are for the period from September 1, 2015 through September 1, 2016 have not been paid. There is no requirement for annual assessment or exploration work on the federal lode mining claims. There are no royalties associated with the federal lode mining claims.

We are required to pay annual rentals for our federal lode mining claims for the Tombstone project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rentals are $155 per claim. The rentals and initial filing fees of $14,725 for the period from September 1, 2014 to September 1, 2015 have been paid. The rentals due by September 1, 2015 for the period from September 1, 2015 through September 1, 2016 of $14,725 have not been paid. We are required to pay annual rentals for our Arizona State Land Department Mineral Exploration Permits (“AZ MEP”) at our Tombstone Hay Mountain project in the State of Arizona. AZ MEP permits are valid for 1 year and renewable for up to 5 years. The rental fee is $2.00 per acre for the first year, which includes the second year, and $1.00 per acre per year for years three through five. The minimum work expenditure requirements are $10 per acre per year for years one and two and $20 per acre per year for years three through five. If the minimum work expenditure requirement is not met the applicant can pay the equal amount in fees to the Arizona State Land Department to keep the AZ MEP permits current. The rental period begins on September 30th through the following September 29th for our Phase 1 permits, and September 14th through September 13th for our Phase 2 permits. On February 7, 2014 we added a new AZ MEP with 480 acres and an initial rental payment of $960.00 with estimated work expenditures of $4,800 due by February 6, 2015 Rental payments are due by the first day of the rental period. We hold AZ MEP permits for 2,366.88 acres at our Tombstone project. We will need to pay rental fees for our Phase 1 AZ MEP’s before September 29, 2014 in the amount of $3,346.88. Required minimum work expenditures for the period ended September 29, 2014 is $36,937.60. The annual rental due by September 13, 2014 to maintain the Phase 2 AZ MEP permits was $540. We also included $800 to cover minimum work expenditure requirements which were due September 13, 2014 to maintain our Phase 2 AZ MEP permits.

A civil action was pending in the Alaska Superior Court in Anchorage, Alaska, that concerned title to some Alaska state mining claims owned by Big Chunk Corp., a subsidiary of Liberty Star. In that action Big Chunk and Liberty Star requested a judicial determination that certain lien claim notices recorded by a party named MBGS, LLC, against the mining claims were void; and MBGS sought an order enforcing the lien claims. Liberty Star and Big Chunk filed a motion for summary judgment to invalidate the lien claims. As was anticipated, MBGS opposed this motion. The lien claims were based on a debt alleged by MBGS to be due from Liberty Star. The existence of this alleged debt was disputed.

In March 2014 Liberty Star and Big Chunk entered into a settlement agreement with MBGS, LLC, following a resolution conference conducted in Anchorage, Alaska whereby all lien claims for the Northern Dynasty transfer were released. As a result of those claims released by MBGS, LLC, in May 2014 the company completed its loan settlement agreement with Northern Dynasty and discharged the principal balance and accrued interest for the 2010 Convertible Note which also terminated Northern Dynasty’s earn-in-rights.

On June 1, 2011 we rented a warehouse located at Building No. 1, 7900 South Kolb Road, Tucson, Arizona 85706. We rent this warehouse space for $3,645 per month. The lease was in effect until May 31, 2014 with an option to extend for two additional years. The lease was not renewed and is currently on a month to month basis. In addition to using the warehouse for standard purposes, such as storage of our exploration equipment, supplies and samples, the warehouse space also includes office facilities for the use of field geologists and geotechs.

NOTE 15 – Fair value of financial instruments

		Fair value measurements at reporting date using:
		Quoted prices in		Significant
		active markets for	Significant other	unobservable
		identical liabilities	observable inputs	inputs
Description	Fair Value	(Level 1)	(Level 2)	(Level 3)
Warrant and convertible note derivative liability at January 31, 2015	$216,705	-	-	$216,705
Warrant and convertible note derivative liability at January 31, 2014	$46,985	-	-	$46,985

Our financial instruments consist of cash and cash equivalents, accounts payable, accrued liabilities, convertible notes payable, notes payable, and derivative liability. It is management's opinion that we are not exposed to significant interest, currency or credit risks arising from these financial instruments. With the exception of the derivative liability, the fair value of these financial instruments approximates their carrying values based on their short maturities or for long-term debt based on borrowing rates currently available to us for loans with similar terms and maturities. Gains and losses recognized on changes in estimated fair value of the warrant liability are reported in other income (expense) as gain (loss) on change in fair value.

NOTE 16 – Changes in officers and directors

On August 28, 2013, Larry Liang, resigned as the president and a director of our company. On the same date, we appointed James Briscoe as president of our company. On October 20, 2014, we appointed Brett Gross as a director of our company.

NOTE 17– Subsequent events

Between February and April 2015, $125,000 of the December 2014 Note was converted into 29,248,823 shares of the Company’s common stock.

Between February and April 2015, $105,734 of the August 2013 Note was converted into 30,800,000 shares of the Company’s common stock.

In March and April 2015, $160,833 of the August 2014 Note was converted into 56,676,739 shares of the Company’s common stock.

In April 2015, $52,320 of the October 2014 Note was converted into 26,000,000 shares of the Company’s common stock.

LIBERTY STAR URANIUM & METALS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	October 31,	January 31,
	2015	2015

Assets

Current:
Cash and cash equivalents	$4,377	$53,517
Advances	1,152	1,052
Prepaid expenses	76,216	88,288
Total current assets	81,745	142,857

Property and equipment, net	17,629	32,338
Total assets	$99,374	$175,195

Liabilities and Stockholders' Deficit

Current:
Current portion of long-term debt	$2,153	$6,149
Convertible promissory note, net of debt discount of $22,492 and $41,928	33,008	516,018
Accounts payable and accrued liabilities	337,787	250,932
Accrued wages to related parties	473,992	404,992
Derivative liability	78,277	216,705
Total current liabilities	925,217	1,394,796

Long-term:
Long-term debt, net of current portion	-	561
Long-term convertible note payable	79,376	106,697
Total long-term liabilities	79,376	107,258

Total liabilities	1,004,593	1,502,054

Stockholders' deficit
Common stock - $.00001 par value; 6,250,000,000 and 1,250,000,000 shares authorized; 1,498,470,660 and 920,001,430 shares issued and outstanding	14,985	9,200
Stock subscription receivable	(55,673)	(55,673)
Additional paid-in capital	51,431,764	49,798,278
Accumulated deficit	(52,296,295)	(51,078,664)
Total stockholders' deficit	(905,219)	(1,326,859)

Total liabilities and shareholders' deficit	$99,374	$175,195

The Accompanying Notes are an Integral Part of the Unaudited Condensed Consolidated Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2015	2014	2015	2014
Revenues	$-	$-	$-	$-
Expenses:
Geological and geophysical costs	44,377	57,951	80,006	152,577
Salaries and benefits	101,215	74,480	247,242	216,697
Public relations	29,076	74,684	36,913	130,287
Depreciation	6,416	6,489	19,012	20,978
Legal	23,525	6,218	70,026	55,155
Professional services	27,104	18,498	57,798	74,143
General and administrative	48,274	62,809	139,079	173,921
Travel	3,735	2,842	7,284	20,039
Net operating expenses	283,722	303,971	657,360	843,797
Loss from operations	(283,722)	(303,971)	(657,360)	(843,797)

Other income (expense):
Interest income	-	2	1	5
Interest expense	(110,888)	(144,622)	(703,346)	(559,312)
Gain (loss) on settlement of debt	-	-	72,308	5,322,943
Gain (loss) on change in fair value of derivative liability	(13,233)	133,774	70,766	396,686
Total other income (expense)	(124,121)	(10,846)	(560,271)	5,160,322
Net income (loss)	$(407,843)	$(314,817)	$(1,217,631)	$4,316,525

Basic net income (loss) per share of common stock	$(0.00)	$(0.00)	$(0.00)	$0.00

Diluted net income (loss) per share of common stock	$(0.00)	$(0.00)	$(0.00)	$0.00

Basic weighted average number of shares of common stock outstanding	1,382,733,547	901,574,375	1,166,824,752	876,232,276

Diluted weighted average number of shares of common stock outstanding	1,382,733,547	901,574,375	1,166,824,752	964,678,354

The Accompanying Notes are an Integral Part of the Unaudited Condensed Consolidated Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended October 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(1,217,631)	$4,316,525
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	19,012	20,978
Amortization of deferred financing charges	-	34,247
Amortization of debt discount	668,835	342,885
(Gain) loss on settlement of debt	(72,308)	(5,322,943)
(Gain) loss on change in fair value of warrant liability	(70,766)	(396,686)
Share based compensation	37,491	8,424
Common shares issued for third party services	10,320	71,500
Warrants issued for third party services	-	6,440
Changes in assets and liabilities:
Prepaid expenses	12,072	(74,005)
Other current assets	(100)	-
Accounts payable and accrued expenses	86,855	3,355
Accrued wages related parties	69,000	48,000
Accrued interest	32,691	171,415
Cash flows used in operating activities:	(424,529)	(769,865)

Cash flows from investing activities:
Purchase of equipment	(4,303)	(9,870)
Net cash used in investing activities	(4,303)	(9,870)

Cash flows from financing activities:
Payments on long-term debt	(4,434)	(4,146)
Principal activity on convertible promissory notes	200,000	400,000
Proceeds from the issuance of common stock, net of expenses	184,126	474,250
Net cash provided by financing activities	379,692	870,104

Increase (decrease) in cash and cash equivalents	(49,140)	90,369
Cash and cash equivalents, beginning of period	53,517	55,089
Cash and cash equivalents, end of period	$4,377	$145,458

Supplemental disclosure of cash flow information:
Income tax paid	$-	$-
Interest paid	$7,169	$7,970
Supplemental disclosure of non-cash items:
Stock subscription receivable	$-	$55,673
Resolutions of derivative liabilities due to debt conversions	$750,615	$169,474
Warrants reclassed to derivative liabilities	$-	$520,552
Debt discounts due to derivative liabilities	$497,031	$325,030
Derivative liability for newly granted warrants	$49,553	$6,440
Common stock issued for conversion of debt and interest	$778,459	$279,720
Original issue discount	$16,000	$23,750

The Accompanying Notes are an Integral Part of the Unaudited Condensed Consolidated Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 – Interim financial statement disclosure

The condensed consolidated financial statements included herein have been prepared by Liberty Star Uranium & Metals Corp. without audit, pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) and should be read in conjunction with our annual report on Form 10-K for the year ended January 31, 2015 as filed with the SEC under the Securities and Exchange Act of 1934 (the “Exchange Act”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, as permitted by the SEC, although we believe the disclosures which are made are adequate to make the information presented not misleading. The condensed consolidated financial statements reflect, in the opinion of management, all normal recurring adjustments necessary to present fairly our financial position at October 31, 2015 and the results of our operations and cash flows for the periods presented.

Interim results are subject to significant seasonal variations and the results of operations for the three and nine months ended October 31, 2015 are not necessarily indicative of the results to be expected for the full year.

Certain amounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements

NOTE 2– Going concern

The Company has incurred losses from operations, and requires additional funds for further exploratory activity and to maintain its claims prior to attaining a revenue generating status. There are no assurances that a commercially viable mineral deposit exists on any of our properties. In addition, the Company may not find sufficient ore reserves to be commercially mined. As such, there is substantial doubt about the Company’s ability to continue as a going concern.

Management is working to secure additional funds through the exercise of stock warrants already outstanding, equity financings, debt financings or joint venture agreements. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 – Summary of Significant Accounting Policies

Fair Value

ASC 820 Fair Value Measurements and Disclosures (“ASC 820”), defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements. It defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable. Valuations may be obtained from, or corroborated by, third-party pricing services.

Level 3: Unobservable inputs to measure fair value of assets and liabilities for which there is little, if any market activity at the measurement date, using reasonable inputs and assumptions based upon the best information at the time, to the extent that inputs are available without undue cost and effort.

As of October 31, 2015 the significant inputs to the Company’s derivative liability calculation were Level 3 inputs.

The following schedule summarizes the valuation of financial instruments at fair value in the balance sheets as of October 31, 2015 and January 31, 2015:

Fair value measurements at reporting date using:
Quoted prices
		in		Significant
		active markets	Significant
		for	other	unobservable
		identical	observable
		liabilities	inputs	inputs
Description	Fair Value	(Level 1)	(Level 2)	(Level 3)

Warrant and convertible note derivative liability at October 31, 2015	$78,277	-	-	$78,277

Warrant and convertible note derivative liability at January 31, 2015	$216,705	-	-	$216,705

Our financial instruments consist of cash and cash equivalents, accounts payable, accrued liabilities, convertible notes payable, notes payable, and warrant liability. It is management’s opinion that we are not exposed to significant interest, currency or credit risks arising from these financial instruments. With the exception of the warrant liability, the fair value of these financial instruments approximates their carrying values based on their short maturities or for long-term debt based on borrowing rates currently available to us for loans with similar terms and maturities. Gains and losses recognized on changes in estimated fair value of the derivative liability are reported in other income (expense) as gain (loss) on change in fair value.

NOTE 4 – Related party transactions

We entered into the following transactions with related parties during the nine months ended October 31, 2015: We rented an office from Jim Briscoe, our Chairman of the Board, CEO and CFO, on a month-to-month basis for $522 per month. The total rent payments were $4,698 for the nine months ended October 31, 2015. No amount was due as of October 31, 2015.

At October 31, 2015 we had a balance of accrued unpaid wages of $458,367 to Jim Briscoe, our Chairman of the Board, CEO, CFO and President. Additionally, we had a balance of accrued unpaid wages of $15,625 to a former President.

During the three months ended October 31, 2015, we recognized $29,067 of compensation expense related to the five year extension of 77,500,000 options to directors of the Company, extending the expiration date from August 2015 to August 2020, at their original exercise price of $0.038.

NOTE 5 – Warrants

As of October 31, 2015, there were 104,435,056 whole share purchase warrants outstanding and exercisable. The warrants have a weighted average remaining life of 1.85 years and a weighted average exercise price of $0.009 per whole warrant for one common share. The warrants had an aggregate intrinsic value of $0 as of October 31, 2015.

Warrants issued in private placements outstanding at October 31, 2015 is as follows:

	Number of
	whole share	Weighted
	purchase	average exercise
	warrants	price per share
Outstanding, January 31, 2015	59,566,708	$0.024
Issued	62,093,885	0.003
Expired	(17,225,537)	0.041
Exercised	-	-
Outstanding, October 31, 2015	104,435,056	$0.009

Exercisable, October 31, 2015	104,435,056	$0.009

During the nine months ended October 31, 2015, the Company issued 5,882,352 warrants to an investor at an exercise price of $0.0048 with a three year term. The warrants were issued with common stock (one warrant for each common share purchased) and there is no additional accounting for these investor warrants.

During the nine months ended October 31, 2015, the Company issued 33,613,445 warrants to an investor at an exercise price of $0.0025 with a three year term. The warrants were issued with common stock (two warrants for each common share purchased) and there is no additional accounting for these investor warrants.

During the nine months ended October 31, 2015, the Company issued 1,846,154 warrants to an investor at an exercise price of $0.0023 with a three year term. The warrants were issued with common stock (one warrant for each common share purchased) and there is no additional accounting for these investor warrants.

During the nine months ended October 31, 2015, the Company issued 2,822,912 warrants to an investor, the Company’s CEO, at an exercise price of $0.0021 with a three year term. The warrants were issued with common stock (one warrant for each common share purchased) and there is no additional accounting for these investor warrants.

During the nine months ended October 31, 2015, the Company issued 16,077,170 warrants to an investor at an exercise price of $0.0022 with a three year term. The warrants were issued with common stock (one warrant for each common share purchased) and there is no additional accounting for these investor warrants.

During the nine months ended October 31, 2015, the Company issued 1,851,852 warrants to an investor at an exercise price of $0.0023 with a three year term. The warrants were issued with common stock (one warrant for each common share purchased) and there is no additional accounting for these investor warrants.

NOTE 6 – Derivative Liabilities

The embedded conversion feature in the convertible debt instruments that the Company issued beginning in August 2013 (See Note 7), and became convertible beginning in February 2014, qualified it as a derivative instrument since the number of shares issuable under the note is indeterminate based on guidance in FASB ASC 815, Derivatives and Hedging. This convertible note tainted all other equity linked instruments including outstanding warrants and fixed rate convertible debt on the date that the instrument became convertible.

The valuation of the derivative liability of the warrants was determined through the use of a Monte Carlo options model that values the liability of the warrants based on a risk-neutral valuation where the price of the option is its discounted expected value. The technique applied generates a large number of possible (but random) price paths for the underlying common stock via simulation, and then calculates the associated exercise value (i.e. “payoff”) of the option for each path. These payoffs are then averaged and discounted to a current valuation date resulting in the fair value of the option.

The valuation of the derivative liability attached to the convertible debt was arrived at through the use of a Monte Carlo model that values the derivative liability within the notes. The technique applied generates a large number of possible (but random) price paths for the underlying (or underlyings) via simulation, and then calculates the associated payment value (cash, stock, or warrants) of the derivative features. The price of the underlying common stock is modeled such that it follows a geometric Brownian motion with constant drift, and elastic volatility (increasing as stock price decreases). The stock price is determined by a random sampling from a normal distribution. Since the underlying random process is the same, for enough price paths, the value of the derivative is derived from path dependent scenarios and outcomes. The features in the notes that were analyzed and incorporated into the model included the conversion features with the reset provisions, the call/redemption/prepayment options, and the default provisions. Based on these features, there are six primary events that can occur; payments are made in cash; payments are made with stock; the note holder converts upon receiving a redemption notice; the note holder converts the note; the issuer redeems the note; or the Company defaults on the note. The model simulates the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, conversion price, etc.). Probabilities were assigned to each variable such as redemption likelihood, default likelihood, and timing and pricing of reset events over the remaining term of the notes based on management projections. This led to a cash flow simulation over the life of the note. A discounted cash flow for each simulation was completed, and it was compared to the discounted cash flow of the note without the embedded features, thus determining a value for the derivative liability.

Key inputs and assumptions used to value the convertible notes and warrants upon issuance or tainting and also as of October 31, 2015:

•

The stock projections are based on the historical volatilities for each date. These ranged in the 131.9-146.9% range. The stock price projection was modeled such that it follows a geometric Brownian motion with constant drift and a constant volatility, starting with the market stock price at each valuation date;

•	An event of default would not occur during the remaining term of the note;
•

Conversion of the notes to stock would be completed monthly after any holding period and would be limited based on: 5% of the last 6 months average trading volume and the ownership limit identified in the contract assuming the underlying number of common shares increases at 1% per month. The effective discount was determined based on the historical trading history of the Company based on the specific pricing mechanism in each note;

•	The Company would not have funds available to redeem the notes during the remaining term of the convertible notes;
•	Discount rates were based on risk free rates in effect based on the remaining term and date of each valuation and instrument.
•	The holder would exercise the warrant at maturity if the stock price was above the exercise price;
•

The Holder would exercise the warrant after any holding period prior to maturity at target prices starting at 2 times the exercise price for the Warrants or higher subject to monthly limits of: 5% of the last 6 months average trading volume increasing by 1% per month and the ownership limit identified in the contract assuming the underlying number of common shares increases at 1% per month.

•	For the warrants with reset features, the Company assumed it would issue equity linked instruments in the quarters ended 10/31/15 through 4/30/16 at 70% of market.

Using the results from the model, the Company recorded a derivative liability of $49,553 for newly granted warrants and a derivative liability of $633,399 for the fair value of the convertible feature included in the Company’s convertible debt instruments for the nine months ended October 31, 2015. The derivative liability recorded for the convertible feature created a debt discount of $497,031 which is being amortized over the remaining term of the note using the effective interest rate method and is classified as convertible debt on the balance sheet. Interest expense related to the amortization of this debt discount for the nine months ended October 31, 2015, was $21,906. Additionally, $487,369 of debt discount was charged to interest expense as a result of the conversion of a portion of the underlying debt instrument. The remaining unamortized debt discount related to the derivative liability was $14,595 as of October 31, 2015. The Company recorded the change in the fair value of the derivative liability as a gain of $70,766 to reflect the value of the derivative liability for warrants and convertible notes as $78,277 as of October 31, 2015. The Company also recorded a reclassification from derivative liability to equity of $750,615 for the conversions of a portion of the Company’s convertible notes.

The following table sets forth a reconciliation of changes in the fair value of the Company’s derivative liability:

	Nine months ended October 31,
	2015	2014
Beginning balance	$216,705	$46,985
Total (gains) losses	(70,766)	(396,686)
Settlements	(750,615)	(169,474)
Additions	682,953	852,022
Ending balance	$78,277	$332,847

Change in unrealized gains (losses) included in earnings relating to derivatives still held as of October 31, 2015 and 2014	$(70,766)	$(396,686)

NOTE 7 – Convertible promissory notes

Following is a summary of convertible promissory notes:

	October 31,	January 31,
	2015	2015

12% convertible note payable issued August 2013, $55,500 due August 2016	$55,500	$144,519

Convertible note payable issued November 2013, due November 2015	-	147,500

12% convertible note payable issued August 2014, due August 2015	-	157,792

10% convertible note payable issued October 2014, due October 2015	-	108,136

10% convertible note payable issued December 2014, due December 2016	79,376	106,697

	134,876	664,644

Less debt discount	(22,492)	(41,928)

Less current portion of convertible notes	(33,008)	(516,019)

Long-term convertible notes payable	$79,376	$106,697

We issued convertible promissory notes in private placements of our securities to institutional investors pursuant to exemptions from registration set out in Rule 506 of Regulation D under the Securities Act of 1933.

In August 2013, we entered into a promissory note (the “August 2013 Note”) for a principal sum of $555,000 plus accrued and unpaid interest and any other fees. The consideration is up to $500,000, which would produce an original issue discount of $55,000 if all the consideration is received. The lender paid $150,000 upon closing pursuant to the terms of the August 2013 Note. The August 2013 Note has a maturity of one year from the delivery of each payment. The August 2013 Note may be convertible into shares of common stock of our company at any time from 180 days after the date of each payment of consideration, at a conversion price which is 70% of the average of the three lowest closing prices in the 20 trading days previous to the conversion. We may repay the August 2013 Note at any time on or before 90 days from the effective date of the August 2013 Note with an interest rate of 0%, after which we may not make any further payments on the August 2013 Note prior to the maturity date without written approval from the lender. If we elect not to repay the August 2013 Note on or before 90 days from the effective date of the August 2013 Note, a one-time interest charge of 12% will be applied to the principal sum. We elected not to pay the $150,000 portion of the August 2013 Note within 90 days from the effective date. After the $150,000 portion of the August 2013 Note became convertible, the note holder elected to convert the principal and interest totaling $186,480 into 17,937,915 shares of the company’s common stock during the months of February through May of 2014. On December 9, 2013, we received additional consideration of $75,000 pursuant to the terms of the August 2013 Note. We elected not to pay the $75,000 portion of the August 2013 Note within 90 days from the effective date. In June, July and August 2014, the note holder converted principal and interest totaling $93,240 into 9,983,507 shares of the Company’s common stock. On June 24, 2014 and September 3, 2014, we received additional consideration of $75,000 and $75,000, respectively, pursuant to the terms of the August 2013 Note. In December 2014 and January 2015, the note holder converted principal and interest totaling $41,961 into 5,900,000 shares of the Company’s common stock. On February 25, 2015, we received additional consideration of $50,000 with $5,500 of original issue discount pursuant to the terms of the August 2013 Note. During the three months ended April 30, 2015, the note holder converted principal and interest totaling $105,733 into 30,800,000 shares of the Company’s common stock. During the three months ended July 31, 2015, the note holder converted principal and interest totaling $38,784 into 31,715,187 shares of the Company’s common stock. On August 28, 2015, we received additional consideration of $50,000 with $5,500 of original issue discount pursuant to the terms of the August 2013 Note. During the three months ended October 31, 2015, the note holder converted principal and interest totaling $62,160 into 60,642,857 shares of the Company’s common stock. As of October 31, 2015, we had $55,500 of principal and interest outstanding for the August 2013 Note.

On November 18, 2013, we entered into a securities purchase agreement (the “November 2013 Note”), whereby we agreed to issue a convertible note to one lender in the principal amount of $250,000. The proceeds from the note were $225,000, which created an original issue discount of $25,000. The note was payable in full on November 18, 2014 and bears no interest except in an event of default. The lender may, at its option, after the 183rd day (after May 20, 2014) following the closing date, convert the principal amount or any portion of such principal amount of the note into shares of common stock of our company at the price equal to the lesser of (a) 100% of the volume weighted average price (VWAP), as reported on the closing date (November 18, 2013), and (b) 70% of the average of the 5 day VWAP immediately prior to the day of conversion. On November 13, 2014, we entered into an Assignment of Promissory Note & Acknowledgment, whereby we consented to an assignment of the note to another lender, pursuant to which $250,000 remains owing by the Company. The maturity date of the November 2013 Note was extended to November 18, 2015. From November 2014 through January 2015, the new noteholder converted principal of $102,500 into 11,792,944 shares of the Company’s common stock. During the three months ended April 30, 2015, the new noteholder converted principal of $125,001 into 29,248,823 shares of the Company’s common stock. During the three months ended July 31, 2015, the new noteholder converted principal and interest of $28,046 into 18,995,113 shares of the Company’s common stock. As of October 31, 2015, we had $0 of principal and interest outstanding for the November 2013 Note.

In August 2014, we received $150,000 pursuant to the terms of a convertible promissory note (the “August 2014 Note”) dated August 26, 2014. The Note bears interest at 12%, is due on August 26, 2015, and is convertible after 180 days at a 45% discount to the average of the daily VWAP prices for the previous 10 trading days before the date of conversion During the three months ended April 30, 2015, the new noteholder converted principal of $160,834 into 56,676,739 shares of the Company’s common stock. As of October 31, 2015, we had $0 of principal and interest outstanding for this Note.

On October 14, 2014, we entered into a securities purchase agreement, whereby we agreed to issue a convertible note (the “October 2014 Note”) to one lender in the principal amount of $105,000. The Note is payable in full on October 14, 2015, bears interest at the rate of 10% per annum, and includes a $5,000 original issuance discount. The Note may be convertible into shares of common stock of our company at any time from 180 days after the execution date of the Note at a price per share of 40% discount to the average of the daily VWAP for the previous five trading days before the date of conversion. During the three months ended April 30, 2015, the note holder converted principal and interest totaling $57,000 into 26,000,000 shares of the Company’s common stock. During the three months ended July 31, 2015, the note holder converted principal and interest totaling $53,901 into 48,878,264 shares of the Company’s common stock. As of October 31, 2015, we had $0 of principal and interest outstanding for this Note.

On December 3, 2014, we entered into a note purchase agreement, whereby we agreed to issue a convertible note (the “December 2014 Note”) to lender in the principal amount of $210,000, with a $10,000 original issuance discount. The initial purchase price was $105,000 of consideration of which $100,000 was received our company and $5,000 was retained through the original issue discount. An additional $50,000 was received on February 27, 2015 with a $2,500 original issue discount. An additional $30,000 was received on June 11, 2015 with a $1,500 original issue discount. An additional $20,000 was received on July 9, 2015 with a $1,000 original issue discount. The Note bears interest at 10%, is due on December 3, 2016, and is convertible after six months of advance of funds at a 37.5% discount to the average of the daily VWAP prices for the previous 5 trading days before the date of conversion. During the three months ended July 31, 2015, the note holder converted principal and interest totaling $69,357 into 61,028,598 shares of the Company’s common stock. During the three months ended October 31, 2015, the note holder converted principal and interest totaling $77,643 into 77,194,959 shares of the Company’s common stock. As of October 31, 2015, we had of $79,376 of principal and interest outstanding for this Note.

During the nine months ended October 31, 2015 and 2014, the Company recorded debt discounts of $497,031 and $325,030, respectively, due to the derivative liabilities, and original issue debt discounts of $16,000 and $23,750, respectively, due to the convertible notes. The Company recorded amortization of these discounts of $668,835 and $342,885 for the nine months ended October 31, 2015 and 2014, respectively.

In November of 2013, the Company recorded $45,663 of deferred financing costs, of which $15,500 was paid in cash and $30,163 paid with common stock, related to the November 18, 2013 convertible note. The Company recorded amortization of these deferred financing costs of $0 and $34,247 for the nine months ended October 31, 2015 and 2014, respectively.

The Company recognized a gain on settlement of debt of $72,308 during the nine months ended October 31, 2015 as a result of convertible note conversions during the nine months ended October 31, 2015.

NOTE 8 – Stockholders’ deficit

Our common shares are all of the same class, are voting and entitle stockholders to receive dividends as defined. Upon liquidation or wind-up, stockholders are entitled to participate equally with respect to any distribution of net assets or any dividends that may be declared.

On July 15, 2015 the Company’s shareholders approved an amendment to the Company’s articles of incorporation to increase the number of authorized common shares from 1,250,000,000 to 6,250,000,000.

Between February 2014 and July 2014, pursuant to the investment agreement with KVM, KVM purchased 34,214,226 shares for $456,923, of which $55,673 is still owed to the Company and is reflected as a stock subscription receivable as of October 31, 2015.

During the three months ending April 30, 2015, $105,733 of the August 2013 Note were converted into 30,800,000 shares of the Company’s common stock. The conversions occurred on multiple dates with conversion prices ranging from $0.00194 to $0.00574.

During the three months ending April 30, 2015, $125,001 of the November 2013 Note were converted into 29,248,823 shares of the Company’s common stock. The conversions occurred on multiple dates with conversion prices ranging from 0.00274 to $0.00609 During the three months ending April 30, 2015, $160,834 of the August 2014 Note were converted into 56,676,739 shares of the Company’s common stock. The conversions occurred on multiple dates with conversion prices ranging from $0.00193 to $0.00416.

During the three months ending April 30, 2015, $57,000 of the October 2014 Note were converted into 26,000,000 shares of the Company’s common stock. The conversions occurred on multiple dates with conversion prices ranging from $0.00192 to $0.00216.

During the three months ended April 30, 2015, the Company issued 2,941,176 units to an investor for total proceeds of $10,000. Each unit consists of one share of the Company’s common stock and two warrants to purchase one share each of the Company’s common stock. The warrants have an exercise price of $0.0048 and have a three year term (see note 5).

During the three months ending July 31, 2015, $38,784 of the August 2013 Note were converted into 31,715,187 shares of the Company’s common stock. The conversions occurred on multiple dates with conversion prices ranging from $0.00112 to $0.00135.

During the three months ending July 31, 2015, $28,046 of the November 2013 Note were converted into 18,995,113 shares of the Company’s common stock. The conversions occurred on multiple dates with conversion prices ranging from 0.00147 to $0.00148 During the three months ending July 31, 2015, $53,901 of the October 2014 Note were converted into 48,878,264 shares of the Company’s common stock. The conversions occurred on multiple dates with conversion prices ranging from $0.00101 to $0.00127.

During the three months ending July 31, 2015, $69,357 of the December 2014 Note were converted into 61,028,598 shares of the Company’s common stock. The conversions occurred on multiple dates with conversion prices ranging from $0.00104 to $0.00121.

During the three months ended July 31, 2015, the Company issued 1,846,154 units to an investor for proceeds of $3,000. Each unit consists of one share of the Company’s common stock and one warrant to purchase one share each of the Company’s common stock. The warrants have an exercise price of $0.002275 and have a three year term (see note 5).

During the three months ended July 31, 2015, the Company issued 16,806,723 units to an investor for proceeds of $30,000. Each unit consists of one share of the Company’s common stock and two warrants to purchase one share each of the Company’s common stock. The warrants have an exercise price of $0.002499 and have a three year term (see note 5).

During the three months ended July 31, 2015, the Company issued 2,822,912 units to an investor, the Company’s CEO, for proceeds of $4,300. Each unit consists of one share of the Company’s common stock and one warrant to purchase one share each of the Company’s common stock. The warrants have an exercise price of $0.002130 and have a three year term (see note 5).

During the three months ended October 31, 2015, $77,643 of the December 2014 Note were converted into 77,194,959 shares of the Company’s common stock. The conversions occurred on multiple dates with conversion prices ranging from $0.00090 to $0.00115.

During the three months ended October 31, 2015, $62,160 of the August 2013 Note were converted into 60,642,857 shares of the Company’s common stock. The conversions occurred on multiple dates with conversion prices ranging from $0.00098 to $0.00105.

During the three months ended October 31, 2015, the Company issued 16,077,170 units to an investor for total proceeds of $25,000. Each unit consists of one share of the Company’s common stock and one warrant to purchase one share of the Company’s common stock. The warrants have an exercise price of $0.00218 and have a three year term (see note 5).

During the three months ended October 31, 2015, the Company issued 1,851,852 units to an investor for total proceeds of $3,000. Each unit consists of one share of the Company’s common stock and one warrant to purchase one share of the Company’s common stock. The warrants have an exercise price of $0.00227 and have a three year term (see note 5).

During the three months ended October 31, 2015, the Company issued 5,733,000 shares to a former service provider for services totaling $10,320.

On June 20, 2015, we entered into an investment agreement (the “Investment Agreement”) with Tangiers Investment Group, LLC (the “Investor”), whereby the Investor has agreed to invest up to $8,000,000 to purchase shares of our common stock. Subject to the terms and conditions of the Investment Agreement and a registration rights agreement, we may, in our sole discretion, deliver a notice to the Investor which states the dollar amount which we intend to sell to the Investor on a certain date. The amount that we shall be entitled to sell to Investor shall be equal to one hundred and fifty percent (150%) of the average daily volume (U.S. market only) of the common stock for the ten (10) trading days prior to the applicable notice date so long as such amount does not exceed an accumulative amount per month of $100,000. The minimum amount shall be equal to $5,000. In connection with the Investment Agreement, we also entered into a registration rights agreement dated June 20, 2015, whereby we agreed to file a Registration Statement on Form S-1 with the Securities and Exchange Commission within thirty (30) days of the date of the registration rights agreement and to have the Registration Statement declared effective by the Securities and Exchange Commission within ninety (90) days after we have filed the Registration Statement. We filed Form S-1 on July 2, 2015 and Form S-1 Amendment No. 1 on July 29, 2015, for registration of 100,000,000 shares of the Company’s common stock under the Investment Agreement, which was declared effective by the Securities and Exchange Commission on August 5, 2015.

During the three months ended October 31, 2015, the Company issued an aggregate of 89,209,703 shares of common stock for total proceeds of $108,826 to Tangiers Investment Group, LLC under the Investment Agreement.

At October 31, 2015 there were 363,500 non-qualified stock options outstanding with a weighted average exercise price of $0.697 per option; of those options 363,500 are exercisable. At October 31, 2015 there were 85,421,374 incentive stock options outstanding with a weighted average exercise price of $0.042 per option; of those options, 84,951,211 are exercisable with a weighted average exercise price of $0.042.

During the Nine Months Ended October 31, 2015 we recognized $8,424 of compensation expense related to incentive and non-qualified stock options previously granted to officers, employees and consultants. Additionally, we recognized $29,067 of compensation expense related to the five year extension of 77,500,000 options to directors of the Company, extending the expiration date from August 2015 to August 2020, at their original exercise price of $0.038.

NOTE 9 – Subsequent events

In November 2015, $60,900 of the December 2014 Note was converted into 44,126,582 shares of the Company’s common stock.

In November 2015, the Company issued 10,790,297 shares of common stock for proceeds of $20,925 to Tangiers Investment Group, LLC under the Investment Agreement.

On November 2, 2015, we entered into a promissory note (the “November 2015 Note”) for a principal sum of up to $500,000. The consideration is up to $450,000, which would produce an original issue discount of $50,000 if all the consideration is received. The lender paid $50,000 upon closing pursuant to the terms of the November 2015 Note. The maturity date is two years from the effective date of each payment, as well as any unpaid interest and other fees. The November 2015 Note may be convertible into shares of common stock of our company at any time at a conversion price of 70% of the average of the three lowest closing prices in the 20 trading days previous to the conversion. We may repay the November 2015 Note at any time on or before 90 days from the effective date of the November 2015 with an interest rate of 0%, after which we may not make any further payments on the November 2015 Note prior to the maturity date without written approval from the lender. If we elect not to repay the November 2015 Note on or before 90 days from the effective date of the November 2015, a one-time interest charge of 12% will be applied to the principal sum.

The Company filed a Form S-1 on November 4, 2015, and a Form S-1, Amendment No. 1 on November 25, 2015, to register an additional 350,000,000 shares under the Investment Agreement, and is subject to approval by the Securities and Exchange Commission.

On December 4, 2015, the Company issued 1,655,629 units to an investor for proceeds of $5,000. Each unit consists of one share of the Company’s common stock and one warrant to purchase one share each of the Company’s common stock. The warrants have an exercise price of $0.00423 and have a three year term (see note 5).

On December 29, 2015, the Company entered into a convertible promissory note (the “December 2015 Note”) for a principal sum of $50,000, due on demand by the lender at any time on or after September 29, 2016, with interest at 12% per annum. The lender paid $49,000 upon closing of the December 2015 Note. The December 2015 Note may be convertible into shares of the common stock of our company at any time at a conversion price of the lower of: (i) a 45% discount to the second lowest trading price during the previous ten trading days to the date of a conversion notice; or (ii) a 45% discount to the second lowest trading price during the previous ten trading days before the date the December 2015 Note was executed (December 29, 2015).

Management’s Discussion and Analysis of Financial Condition
and Results of Operations

Our management’s discussion and analysis provides a narrative about our financial performance and condition that should be read in conjunction with the audited and unaudited consolidated financial statements and related notes thereto included in this prospectus. This discussion contains forward looking statements reflecting our current expectations and estimates and assumptions about events and trends that may affect our future operating results or financial position. Our actual results and the timing of certain events could differ materially from those discussed in these forward-looking statements due to a number of factors, including, but not limited to, those set forth in the sections of this prospectus titled “Risk Factors” beginning at page 6 above and “Forward-Looking Statements” beginning at page 11 above.

Overview

Business Development

Liberty Star Uranium & Metals Corp. was formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. (“Titanium”). Titanium was incorporated on August 20, 2001 under the laws of the State of Nevada. On February 5, 2004 we commenced operations in the acquisition and exploration of mineral properties business. Big Chunk Corp. (“Big Chunk”) is our wholly owned subsidiary and was incorporated on December 14, 2003 in the State of Alaska. Big Chunk is engaged in the acquisition and exploration of mineral properties business in the State of Alaska. Redwall Drilling Inc. (“Redwall”) was our wholly owned subsidiary and was incorporated on August 31, 2007 in the State of Arizona. Redwall performed drilling services on our mineral properties. Redwall ceased drilling activities in July 2008 and was dissolved on March 30, 2010. In April 2007, we changed our name to Liberty Star Uranium & Metals Corp (“Liberty Star”) to reflect our current general exploration for base and precious metals. We are in the exploration phase of operations and have not generated any revenues from operations.

We formed the wholly owned subsidiary, Hay Mountain Super Project LLC (“HMSP LLC”) incorporated on October 24, 2014, to serve as the primary holding company for development of the potential ore bodies encompassed in the Hay Mountain area of interest in Arizona.

Our Current Business

We are an exploration company engaged in the acquisition and exploration of mineral properties in the States of Arizona and Alaska. Claims in the State of Alaska are held in the name of our wholly-owned subsidiary, Big Chunk Corp. Claims in the State of Arizona are held in the name of Liberty Star. We use the term “Super Project” to indicate a project in which numerous mineral targets have been identified within a mineral province such as the Arizona Strip or a large structural feature such as calderas which occur at Big Chunk, East Silver Bell, and Tombstone, any one or more of which could potentially contain commercially viable quantities of minerals. Our significant projects are described below.

North Pipes Super Project (“North Pipes” and “NPSP”): Located in Northern Arizona on the Arizona Strip, we plan to ascertain whether the NPSP claims possess commercially viable deposits of uranium and associated co-product metals. We have not identified any ore reserves to date.

Big Chunk Super Project (“Big Chunk”): Located in the Iliamna region of Southwestern Alaska, we plan to ascertain whether the Big Chunk claims possess commercially viable deposits of copper, gold, molybdenum, silver, palladium rhenium and zinc. We have not identified any ore reserves to date.

Tombstone Super Project (“Tombstone”) (formerly referred to as “Tombstone Porphyry Precious Metals Project”): Tombstone is located in Cochise County, Arizona and the Super Project covers the Tombstone caldera and its environs. Within the Tombstone Caldera is the Hay Mountain target where we are concentrating our work at this time. We plan to ascertain whether the Tombstone, Hay Mountain claims possess commercially viable deposits of copper, molybdenum, gold, silver, lead, zinc, manganese and other metals including Rare Earth Elements. We have not identified any ore reserves to date.

East Silver Bell Porphyry Copper Project (“East Silver Bell”): Located northwest of Tucson, Arizona, we plan to ascertain whether the East Silver Bell claims possess commercially viable deposits of copper. We have not identified any ore reserves to date.

Title to mineral claims involves certain inherent risks due to difficulties of determining the validity of certain claims as well as potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral properties. We have investigated title to all the Company’s mineral properties and, to the best of our knowledge, title to all properties are in good standing.

The mineral resource business generally consists of three stages: exploration, development and production. Mineral resource companies that are in the exploration stage have not yet found mineral resources in commercially exploitable quantities, and are engaged in exploring land in an effort to discover them. Mineral resource companies that have located a mineral resource in commercially exploitable quantities and are preparing to extract that resource are in the development stage, while those engaged in the extraction of a known mineral resource are in the production stage. We have not found any mineral resources in commercially exploitable quantities.

There is no assurance that a commercially viable mineral deposit exists on any of our properties, and further exploration is required before we can evaluate whether any exist and, if so, whether it would be economically feasible to develop or exploit those resources. Even if we complete our current exploration program and we are successful in identifying a mineral deposit, we would be required to spend substantial funds on further drilling and engineering studies before we could know whether that mineral deposit will constitute an ore reserve (an ore reserve is a commercially viable mineral deposit).

To date, we have not generated any revenues. Our ability to pursue our business plan and generate revenues is subject to our ability to obtain additional financing, and we cannot give any assurance that we will be able to do so.

Letter Agreement and Secured Convertible Notes with Northern Dynasty Minerals Ltd.

On July 15, 2010, we issued a secured convertible promissory note bearing interest at a rate of 10% per annum compounded monthly (the “2010 Convertible Note”) to Northern Dynasty Minerals Ltd (“Northern Dynasty”). During the year ended January 31, 2012, the agreement with Northern Dynasty was amended to issue additional secured convertible promissory notes totaling $730,174 to reimburse Northern Dynasty for assessment work, rental fees, cash in lieu of assessment work and filing fees on the mineral claims that were paid in fiscal 2011 and fiscal 2012 because we could not come to an agreement on the earn-in option and joint venture agreement with Northern Dynasty.

As part of the transaction noted above, Northern Dynasty could earn a 60% interest in our Big Chunk project in Alaska (the “Joint Venture Claims”) by spending $10,000,000 on those properties over six years. The borrowings from Northern Dynasty could be applied as part of Northern Dynasty’s earn-in requirements. Northern Dynasty’s minimum annual expenditures under the earn-in would be the minimum level necessary to keep the Joint Venture Claims in good standing. Northern Dynasty could elect to abandon the earn-in at any time on 30 days’ notice, so long as sufficient annual labor was performed, or a cash payment in lieu of labor was made, in order to fulfill the annual labor requirements for the Joint Venture Claims for a minimum of 12 months after termination of the earn-in. No such notice by Northern Dynasty was received.

On November 14, 2012, we signed a loan settlement agreement with Northern Dynasty which would have discharged the $3,730,174 principal balance and $1,592,769 of accrued interest for the 2010 Convertible Note and would have terminated Northern Dynasty’s earn-in rights. In exchange for the settlement, we initiated the transfer of 199 Alaska mining claims to Northern Dynasty’s subsidiary, U5 Resources. However, MBGS, LLC filed liens against the claims before the transfer could be completed. In March 2014, Liberty Star and Big Chunk entered into a settlement agreement with MBGS, LLC, following a resolution conference conducted in Anchorage, Alaska whereby all Northern Dynasty claims recorded by MBGS, LLC were released. As a result of the settlement agreement with MBGS, LLC, the Company completed its loan settlement agreement with Northern Dynasty and discharged the principal balance and accrued interest for the 2010 Convertible Note and terminated Northern Dynasty’s earn-in-rights. A gain of $5,322,943 for the settlement of the Northern Dynasty debt and accrued interest was recorded in other income during the six months ended July 31, 2014.

Results of Operations

Years Ended January 31, 2015 and 2014

We had net income of $4,115,431 for the year ended January 31, 2015 compared to a net loss of $2,318,047 for the year ended January 31, 2014. Net income increased by $6,433,478 due to the $5,322,943 gain on the debt settlement of debt with Northern Dynasty, a decrease in salaries and benefits of $220,322 due to a decrease in stock option grants, and a decrease in geological and geophysical costs of $290,067 due to decreased survey and land research.

Nine Month Periods Ended October 31, 2015 and 2014

We had a net loss of $1,217,631 for the nine months ended October 31, 2015 compared to net income of $4,316,525 for the nine months ended October 31, 2014. We incurred a one-time non-recurring gain of $5,322,943 during the nine months ended October 31, 2014 due to our settlement of the Northern Dynasty Note. Under the terms of the settlement agreement, signed in November, 2012, our Alaska incorporated subsidiary Big Chunk Corp. transferred to a subsidiary of Northern Dynasty a number of Alaska State mineral claims in exchange for the forgiveness of the $3,730,174 principal balance and $1,592,769 of accrued interest that our company owed Northern Dynasty under the 2010 Convertible Note. The settlement agreement also terminated other contractual rights of Northern Dynasty. The settlement agreement was considered completed by our company in 2012 but Northern Dynasty did not acknowledge its completion until March 2014. During the period of over one year that the dispute continued as to whether the settlement agreement had been completed, our company continued to accrue the principal and interest that was claimed by Northern Dynasty and reported that amount as a liability in our financial statements. The “gain” in the first quarter of fiscal 2015 of our company recognizes that the debt and interest under the 2010 Convertible Note are now settled and no longer claimed by Northern Dynasty.

During the nine months ended October 31, 2015, we had a decrease of approximately $72,521 in geological and geophysical costs compared to the nine months ended October 31, 2014, due to a decrease in geochemical reports ordered by the Company. We had a decrease in public relations expenses of approximately $93,374 during the nine months ended October 31, 2015, as compared to the nine months ended October 31, 2014, due to decreased seminar and conference activity. We had an increase in legal expenses of approximately $14,871 during the nine months ended October 31, 2015, as compared to the nine months ended October 31, 2014, due primarily to the costs associated with the Company’s Form S-1 Registration Statements filed in July and November of 2015. We incurred a non-cash gain on the change in fair value of our derivative liabilities of $70,766 during the nine months ended October 31, 2015, as compared to a gain of $396,686 during the nine months ended October 31, 2014, due to the embedded conversion features in our debt instruments that require us to record our equity linked instruments including outstanding warrants and fixed rate convertible debt at fair value during the nine months ended October 31, 2015 and 2014.

Liquidity and Capital Resources

We had cash and cash equivalents in the amount of $4,377 as of October 31, 2015 compared to $53,517 as of January 31, 2015. We had negative working capital of $843,472 as of October 31, 2015 compared to $1,251,939 as of January 31, 2015. We used $424,529 net cash in operating activities during the nine months ended October 31, 2015 which was utilized for working capital. We also utilized our cash funds to continue exploration activities at our Hay Mountain mineral lands by working on geochemical interpretation of the soil, rock chip and vegetation sampling and ztem (aeormagnetics and aero electromagnetics). We purchased $4,303 of new equipment during the nine months ended October 31, 2015. We have been raising capital by issuing convertible promissory notes and selling equity by way of private placements and the Investment Agreement with Tangiers Investment Group, LLC. We intend to continue to raise capital from such sources. In addition to seeking sources of funding through the sale of equity, we may seek to enter into joint venture agreements, or other types of agreements with other companies to finance our projects for the long term. In addition, we may choose to sell a portion of our assets to finance our projects. Should our properties prove to be commercially viable, we may be in a position to seek debt financing to help build infrastructure, and eventually we may obtain revenues from commercial mining of our properties.

Convertible promissory notes

We have issued the following convertible promissory notes in private placements of our securities to institutional investors pursuant to exemptions from registration set out in Rule 506 of Regulation D under the Securities Act of 1933.

On July 15, 2010, we issued a secured convertible promissory note bearing interest at a rate of 10% per annum compounded monthly (the “2010 Convertible Note”) to Northern Dynasty Minerals Ltd (“Northern Dynasty”). During the year ended January 31, 2012, the agreement with Northern Dynasty was amended to issue additional secured convertible promissory notes totaling $730,174 to reimburse Northern Dynastyfor assessment work, rental fees, cash in lieu of assessment work and filing fees on the mineral claims that were paid in fiscal 2011 and fiscal 2012 because we could not come to an agreement on the earn-in option and joint venture agreement with Northern Dynasty.

As part of the transaction noted above, Northern Dynasty could earn a 60% interest in our Big Chunk project in Alaska (the “Joint Venture Claims”) by spending $10,000,000 on those properties over six years. The borrowings from Northern Dynasty could be applied as part of Northern Dynasty’s earn-in requirements. Northern Dynasty’s minimum annual expenditures under the earn-in would be the minimum level necessary to keep the Joint Venture Claims in good standing. Northern Dynasty could elect to abandon the earn-in at any time on 30 days’ notice, so long as sufficient annual labor was performed, or a cash payment in lieu of labor was made, in order to fulfill the annual labor requirements for the Joint Venture Claims for a minimum of 12 months after termination of the earn-in. No such notice by Northern Dynasty was received.

On November 14, 2012, we signed a loan settlement agreement with Northern Dynasty which would have discharged the $3,730,174 principal balance and $1,592,769 of accrued interest for the 2010 Convertible Note and would have terminated Northern Dynasty’s earn-in rights. In exchange for the settlement, we initiated the transfer of 199 Alaska mining claims to Northern Dynasty’s subsidiary, U5 Resources. However, MBGS, LLC filed liens against the claims before the transfer could be completed. In March 2014 Liberty Star and Big Chunk entered into a settlement agreement with MBGS, LLC, following a resolution conference conducted in Anchorage, Alaska whereby all Northern Dynasty claims recorded by MBGS, LLC were released. As a result of the settlement agreement with MBGS, LLC, the Company completed its loan settlement agreement with Northern Dynasty and discharged the principal balance and accrued interest for the 2010 Convertible Note and terminated Northern Dynasty’s earn-in-rights. A gain of $5,322,943 for the settlement of the Northern Dynasty debt and accrued interest was recorded in other income during the three months ended April 30, 2014.

In August 2013, we entered into a promissory note (the “August 2013 Note”) for a principal sum of $555,000 plus accrued and unpaid interest and any other fees. The consideration is up to $500,000, which would produce an original issue discount of $55,000 if all the consideration is received. The lender paid $150,000 upon closing pursuant to the terms of the August 2013 Note. The August 2013 Note has a maturity of one year from the delivery of each payment. The August 2013 Note may be convertible into shares of common stock of our company at any time from 180 days after the date of each payment of consideration, at a conversion price which is 70% of the average of the three lowest closing prices in the 20 trading days previous to the conversion. We may repay the August 2013 Note at any time on or before 90 days from the effective date of the August 2013 Note with an interest rate of 0%, after which we may not make any further payments on the August 2013 Note prior to the maturity date without written approval from the lender. If we elect not to repay the August 2013 Note on or before 90 days from the effective date of the August 2013 Note, a one-time interest charge of 12% will be applied to the principal sum. We elected not to pay the $150,000 portion of the August 2013 Note within 90 days from the effective date. After the $150,000 portion of the August 2013 Note became convertible, the note holder elected to convert the principal and interest totaling $186,480 into 17,937,915 shares of the company’s common stock during the months of February through May of 2014. On December 9, 2013, we received additional consideration of $75,000 pursuant to the terms of the August 2013 Note. We elected not to pay the $75,000 portion of the August 2013 Note within 90 days from the effective date. In June, July and August 2014, the note holder converted principal and interest totaling $93,240 into 9,983,507 shares of the Company’s common stock. On June 24, 2014 and September 3, 2014, we received additional consideration of $75,000 and $75,000, respectively, pursuant to the terms of the August 2013 Note. In December 2014 and January 2015, the note holder converted principal and interest totaling $41,961 into 5,900,000 shares of the Company’s common stock. On February 25, 2015, we received additional consideration of $50,000 pursuant to the terms of the August 2013 Note. During the three months ended April 30, 2015, the note holder converted principal and interest totaling $105,733 into 30,800,000 shares of the Company’s common stock. During the three months ended July 31, 2015, the note holder converted principal and interest totaling $38,784 into 31,715,187 shares of the Company’s common stock. On August 28, 2015, we received additional consideration of $50,000 with $5,500 of original issue discount pursuant to the terms of the August 2013 Note. During the three months ended October 31, 2015, the note holder converted principal and interest totaling $62,160 into 60,642,857 shares of the Company’s common stock. As of October 31, 2015, we had $55,500 of principal and interest outstanding for the August 2013 Note.

On November 18, 2013, we entered into a securities purchase agreement (the “November 2013 Note”), whereby we agreed to issue a convertible note to one lender in the principal amount of $250,000. The proceeds from the note were $225,000, which created an original issue discount of $25,000. The note was payable in full on November 18, 2014 and bears no interest except in an event of default. The lender may, at its option, after the 183rd day (after May 20, 2014) following the closing date, convert the principal amount or any portion of such principal amount of the note into shares of common stock of our company at the price equal to the lesser of (a) 100% of the volume weighted average price (VWAP), as reported on the closing date (November 18, 2013), and (b) 70% of the average of the 5 day VWAP immediately prior to the day of conversion. On November 13, 2014, we entered into an Assignment of Promissory Note & Acknowledgment, whereby we consented to an assignment of the note to another lender, pursuant to which $250,000 remains owing by the Company. The maturity date of the November 2013 Note was extended to November 18, 2015. From November 2014 through January 2015, the new noteholder converted principal of $102,500 into 11,792,944 shares of the Company’s common stock. During the three months ended April 30, 2015, the new noteholder converted principal of $125,001 into 29,248,823 shares of the Company’s common stock. During the three months ended July 31, 2015, the new noteholder converted principal and interest of $28,046 into 18,995,113 shares of the Company’s common stock. As of October 31, 2015, we had $0 of principal and interest outstanding for the November 2013 Note.

In August 2014, we received $150,000 pursuant to the terms of a convertible promissory note (the “August 2014 Note”) dated August 26, 2014. The Note bears interest at 12%, is due on August 26, 2015, and is convertible after 180 days at a 45% discount to the average of the daily VWAP prices for the previous 10 trading days before the date of conversion During the three months ended April 30, 2015, the new noteholder converted principal of $160,834 into 56,676,739 shares of the Company’s common stock. As of October 31, 2015, we had $0 of principal and interest outstanding for this Note.

On October 14, 2014, we entered into a securities purchase agreement, whereby we agreed to issue a convertible note (the “October 2014 Note”) to one lender in the principal amount of $105,000. The Note is payable in full on October 14, 2015, bears interest at the rate of 10% per annum, and includes a $5,000 original issuance discount. The Note may be convertible into shares of common stock of our company at any time from 180 days after the execution date of the Note at a price per share of 40% discount to the average of the daily VWAP for the previous five trading days before the date of conversion. During the three months ended April 30, 2015, the note holder converted principal and interest totaling $57,000 into 26,000,000 shares of the Company’s common stock. During the three months ended July 31, 2015, the note holder converted principal and interest totaling $53,901 into 48,878,264 shares of the Company’s common stock. As of October 31, 2015, we had $0 of principal and interest outstanding for this Note.

On December 3, 2014, we entered into a note purchase agreement, whereby we agreed to issue a convertible note (the “December 2014 Note”) to lender in the principal amount of $210,000, with a $10,000 original issuance discount. The initial purchase price was $105,000 of consideration of which $100,000 was received our company and $5,000 was retained through the original issue discount. An additional $50,000 was received on February 27, 2015 with a $2,500 original issue discount. An additional $30,000 was received on June 11, 2015 with a $1,500 original issue discount. An additional $20,000 was received on July 9, 2015 with a $1,000 original issue discount. The Note bears interest at 10%, is due on December 3, 2016, and is convertible after six months of advance of funds at a 37.5% discount to the average of the daily VWAP prices for the previous 5 trading days before the date of conversion. During the three months ended July 31, 2015, the note holder converted principal and interest totaling $69,357 into 61,028,598 shares of the Company’s common stock. During the three months ended October 31, 2015, the note holder converted principal and interest totaling $77,643 into 77,194,959 shares of the Company’s common stock. As of October 31, 2015, we had of $79,376 of principal and interest outstanding for this Note.

On November 2, 2015, we entered into a promissory note (the “November 2015 Note”) for a principal sum of up to $500,000. The consideration is up to $450,000, which would produce an original issue discount of $50,000 if all the consideration is received. The lender paid $50,000 upon closing pursuant to the terms of the November 2015 Note. The maturity date is two years from the effective date of each payment, as well as any unpaid interest and other fees. The November 2015 Note may be convertible into shares of common stock of our company at any time at a conversion price of 70% of the average of the three lowest closing prices in the 20 trading days previous to the conversion. We may repay the November 2015 Note at any time on or before 90 days from the effective date of the November 2015 with an interest rate of 0%, after which we may not make any further payments on the November 2015 Note prior to the maturity date without written approval from the lender. If we elect not to repay the November 2015 Note on or before 90 days from the effective date of the November 2015, a one-time interest charge of 12% will be applied to the principal sum.

On December 29, 2015 (the “Issuance Date”), Liberty Star Uranium & Metals Corp. (the “Company”) issued a 12% Convertible Promissory Note (the “JSJ Note”) to JSJ Investments, Inc. (“JSJ”) in the principal amount of $50,000 (the “Principal Amount”). The JSJ Note bears interest at the rate of 12% per annum (the “Interest”) and is due September 29, 2016 (the “Maturity Date”). The JSJ Note may be repaid in full, together with any accrued and unpaid interest, plus any applicable prepayment premium at any time on or prior to the date which occurs 180 days after the Issuance Date in accordance with the terms and conditions of the JSJ Note (the “Prepayment Date”). At any time after the Prepayment Date, including prior to, upon, or after the Maturity Date, JSJ shall be entitled to convert all of the outstanding and unpaid Principal Amount of the JSJ Note into fully paid and non-assessable shares of common stock of the Company at a conversion price which is the lower of (i) a 45% discount to the second lowest trading price during the previous ten trading days to the date of the conversion notice or (ii) a 45% discount to the second lowest trading price during the previous ten days before the Issuance Date.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Presentation of Financial Information

Our consolidated financial statements for the year ended January 31, 2015 reflect financial information for the years ended January 31, 2015 and 2014.

Since we have not generated any revenue, we have included a reference to our ability to continue as a going concern in connection with our consolidated financial statements for the years ended January 31, 2015 and 2014. Our accumulated stockholders’ equity (deficit) at January 31, 2015, was $(1,326,859) and the net loss from operations for the year ended January 31, 2015 was $1,046,784. All of our exploration costs are expensed as incurred.

These consolidated financial statements have been prepared on the going concern basis, which assumes that adequate sources of financing will be obtained as required and that our assets will be realized, and liabilities settled in the ordinary course of business. Accordingly, these consolidated financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

In order to continue as a going concern, we require additional financing. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to continue as a going concern, we would likely be unable to realize the carrying value of our assets reflected in the balances set out in the preparation of the consolidated financial statements.

Critical Accounting Policies

Our financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The critical accounting policies adopted by our company are as follows:

Going Concern

Since we have not generated any revenue, we have negative cash flows from operations and negative working capital, we have included a reference to the substantial doubt about our ability to continue as a going concern in connection with our condensed consolidated financial statements as of October 31, 2015. Our total stockholders’ deficit at October 31, 2015 was $905,219.

These condensed consolidated financial statements have been prepared on the going concern basis, which assumes that adequate sources of financing will be obtained as required and that our assets will be realized, and liabilities settled in the ordinary course of business. Accordingly, these condensed consolidated financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

Mineral claims

We account for costs incurred to acquire, maintain and explore mineral properties as charged to expense in the period incurred until the time that a proven mineral resource is established at which point development of the mineral property would be capitalized. Currently, we do not have any proven mineral resources on any of our mineral properties.

Convertible promissory notes

We reviewed the convertible promissory notes and the related subscription agreements to determine the appropriate reporting within the condensed consolidated financial statements. We report convertible promissory notes as liabilities at their carrying value less unamortized discounts in accordance with the applicable accounting guidance. We record conversion options and detachable common stock purchase warrants and report them as derivative liabilities at fair value at each reporting period when required in accordance with the applicable accounting guidance. No gain or loss is reported when the notes are converted into shares of our common stock in accordance with the note’s terms.

Common stock purchase warrants

We report common stock purchase warrants as equity unless a condition exists which requires reporting as a derivative liability at fair market value. For common stock purchase warrants reported as a derivative liability, as well as new and modified warrants reported as equity, we utilize a Monte Carlo options model in order to determine fair value.

Changes in and Disagreements with Accountants
on Accounting and Financial Disclosure

None.

Directors and Executive Officers

Directors and Executive Officers

All directors of our company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified, or until their death, resignation or removal. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Our directors and executive officers, their ages, positions held, and duration of such are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
James Briscoe	President, Chief Executive Officer, Chief	74	February 3, 2004
	Financial Officer, Chairman of the Board and
	Director
Gary Musil	Secretary and Director	65	October 23, 2003
John Guilbert	Director	84	February 5, 2004
Keith Brill	Director	37	December 23, 2009
Peter O’Heeron	Director	52	September 6, 2012
Brett Gross	Director	56	October 20, 2014
Patricia Madaris	VP Finance	64	May 8, 2015

Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed.

James Briscoe

Mr. Briscoe was appointed as our Chief Executive Officer, President, Chairman and a director on February 3, 2004. Mr. Briscoe became the interim Chief Financial Officer on July 31, 2008. Mr. Briscoe is a Registered Professional Geologist in the states of Arizona and California. From 1996 to April 2005, Mr. Briscoe was the Vice President of Exploration, and Chairman of the Board of JABA Exploration Inc., a TSX Venture Exchange Canadian public company. Mr. Briscoe was also the President, Chief Executive Officer and a Geologist of JABA (US) Inc. and President of Compania Minera JABA, S.A. de C.V. in Mexico. Compania Minera JABA, S.A. de C.V. is no longer active and is in the process of dissolution. During the periods of time indicated below, Mr. Briscoe served in the positions listed for the following two Canadian public companies:

Company	Title	From	To

1. Excellon	VP Exploration	April 1994	January 1996
2. JABA Inc.	CEO	January 1980	April 2005

We believe Mr. Briscoe is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from working for our company as described above, in addition to his business experience as described above.

Gary Musil

Mr. Gary Musil was appointed as one of our directors on October 23, 2003 and is presently our corporate Secretary. Mr. Musil was our Chief Executive Officer and Chief Financial Officer from October 23, 2003 to February 3, 2004. Mr. Musil has more than 30 years of management and financial consulting experience. Mr. Musil has served as an officer and director on numerous public mining companies since 1988. This experience has resulted in his overseeing exploration projects in Peru, Chile, Eastern Europe (Slovak Republic), British Columbia, Ontario, Quebec and New Brunswick (Canada). Prior to this, he was employed for 15 years with Dickenson Mines Ltd. and Kam-Kotia Mines Ltd. as a controller for the producing silver/lead/zinc mine in the interior of British Columbia, Canada. Mr. Musil currently serves as an officer/director of four TSX Venture Exchange public companies in Canada. Mr. Musil has been the President, Chief Executive Officer, Chief Financial Officer and a director of International Montoro Resources Inc., a TSX Venture company and a reporting issuer in Canada, since February 1999. Mr. Musil has been the chief financial officer and secretary and a director of Belmont Resources Inc., a TSX Venture company and a reporting issuer in Canada, since August 1992. Mr. Musil has been the chief financial officer and a director of Megastar Development Corp, a TSX Venture company and a reporting issuer in Canada, since July 2006. Mr. Musil has been the Chief Financial Officer and secretary of Highbank Resources Ltd., a TSX Venture company and a reporting issuer in Canada, since December 1988.

We believe Mr. Musil is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from working for our company as described above, in addition to his education and business experience as described above.

John Guilbert

Dr. Guilbert was appointed as one of our directors on February 5, 2004. Dr. Guilbert is a Professor Emeritus at the University of Arizona and is a world-renowned geologist and author of the book The Geology of Ore Deposits, a popular 900 page text used throughout the world and a co-developer of the Lowell-Guilbert porphyry copper model and recipient of two mining awards, the R.A.F. Penrose Medal and the D.C. Jackling Award. These gold medal awards, the most coveted in American Mining, were awarded back-to-back in successive years. Dr. Guilbert has served as a director of Excellon Inc. a Vancouver Stock Exchange listed company from 1992 – 1996. Dr. Guilbert has served as a Board Chairman and director for JABA Inc., an Alberta Stock Exchange (later CDNX then TSX) listed company from 1996 – 2002.

We believe Dr. Guilbert is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from working for our company as described above, in addition to his education and business experience as described above.

Keith Brill

Mr. Brill was appointed as one of our directors on December 23, 2009. Mr. Brill received an International Master of Business Administration (IMBA) from the Moore School of Business, University of South Carolina in May 2005. He graduated from the South Carolina Honors College, University of South Carolina in May 2003 with a Bachelor of Science, magna cum laude, major in Economics and Finance, minor in Spanish. Mr. Brill has been a management consultant with PA Consulting Group, Inc., a leading global consulting firm, since 2004. He has provided multinational Fortune 500 companies with consulting advice on topics including cost reduction, operational efficiency, and IT strategy. Mr. Brill has extensive experience in conducting ROI analysis, developing business cases, and providing strategic financial advice on major business transformation programs.

We believe Mr. Brill is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from working for our company as described above, in addition to his education and business experience as described above.

Pete O’Heeron

Mr. O’Heeron joined the board in September, 2012. Mr. O’Heeron leads an operational investment group which identifies early stage opportunities in the medical field with strong intellectual property positions. Through his 20+ years of medical product development experience, Mr. O’Heeron brings together the resources from strategic disciplines necessary to commercialize unique technologies. Prior to founding Advanced Medical Technologies LLC, Mr. O’Heeron founded NeoSurg Technologies, Inc. to develop a minimally invasive access system. As a result of his efforts, NeoSurg Technologies was successful in developing the T2000 Minimally Invasive Access System, the world leader in reposable surgical instrumentation. Mr. O’Heeron completed the sale of NeoSurg Technologies to CooperSurgical in 2005. Mr. O’Heeron graduated from Texas State University with a BS in Healthcare Administration and a minor in Business Administration. He received his Masters in Healthcare Administration from the University of Houston. Mr. O’Heeron currently holds 5 patents and has 4 patents pending.

We believe Mr. O’Heeron is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from working with our company as described above, in addition to his education and business experience as described above. He also catalyzed a negotiation with Northern Dynasty which benefited the company by millions of dollars.

Brett Gross

Mr. Gross was appointed as one of our directors on October 20, 2014. Mr. Gross is a mining engineer (BS, Ohio State University, 1982; MS, Virginia Polytechnic Institute, 1988; PE, Colorado and Alabama) and attorney (JD, University of Denver, 2001) with over 30 years of experience, both domestic and international. His work experience includes surface and underground mining operations, engineering, and delivery of construction mega-projects across multiple industrial and commercial markets, and the practice of law related to each of these sectors. Mr. Gross brings a combination of professional skills that benefits every aspect of our business. Mr. Gross’ engineering career began at Virginia Tech, with research focused on rock mechanics and the stability of underground openings, particularly the phenomenon of “coal bumps” and “rock bursts,” and studying methods to monitor stress changes in the longwall barrier pillar during the onset of the active longwall face. The ensuing years of his career have been intimately involved with a broad spectrum of engineering, operations, management and project delivery. Since 2002, Mr. Gross has practiced law both in private practice and as in-house counsel, negotiating and closing complex deals with what today is among the largest engineering and construction firms in the United States.

We believe Mr Gross is qualified to serve on our board of directors because of his education and business experience as described above.

Patricia Madaris

Ms. Madaris has served our company in the position of Executive Assistant to the CEO and Board of Directors since March 2011 and in May 2015 she was appointed to the position of VP Finance of our company upon the recommendation of our CEO, and voted into office unanimously by the Board of Directors. Since beginning her work at our company, she has proven to be beneficial in facilitating many areas of our public company, working to engage, negotiate, and close financings, and overseeing and working actively in financial reporting, and projected budgeting for ongoing operations. She has also worked as an accountant/ manager for corporations in Arizona, Florida, and California, since 2005. Ms. Madaris has a Bachelor’s of Science Degree with Indiana Wesleyan University, graduating Summa Cum Laude. Ms. Madaris is currently pursuing her MBA with expected date of graduation, 2016.

Family Relationships

There are no family relationships between any director or executive officer.

Involvement in Certain Legal Proceedings

None of our directors and executive officers has been involved in any of the following events during the past ten years:

(a)

any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d)

being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated;

(f)

Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(g)

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(h)

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

Summary Compensation

The particulars of compensation paid to the following persons:

(a)	all individuals serving as our principal executive officer during the year ended January 31, 2015;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended January 31, 2015; and

(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at January 31, 2015,

who we will collectively refer to as the named executive officers, for all services rendered in all capacities to our company and subsidiaries for the years ended January 31, 2015 and 2014 are set out in the following summary compensation table:

Summary Compensation Table –Years ended January 31, 2015 and 2014

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)(1)	Total (US$)
James Briscoe, Principal Executive Officer, CEO, CFO, Chairman, President and Director	2015 2014	84,000 84,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	64,000(2) 64,000(2)	148,000 148,000

Notes

(1)

The value of perquisites and other personal benefits, securities and property for the officers that do not exceed the lesser of $10,000 or 10% of the total of the annual salary and bonus and is not reported herein.

(2)	Mr. Briscoe’s other compensation represents accrued and unpaid wages during the twelve months ended January 31, 2015 and 2014 of $64,000, and $64,000 respectively.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of January 31, 2015:

Name	Option Awards					Stock Awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
James Briscoe	52,500,000	Nil	Nil	0.038	8/10/2015	Nil	Nil	Nil	Nil
James Briscoe	75,000	Nil	Nil	0.88	5/21/2018	Nil	Nil	Nil	Nil

Compensation Plans

As of January 31, 2015, we had three compensation plans in place, entitled “2004 Stock Option Plan”, “2007 Stock Option Plan” and “2010 Stock Option Plan”. These plans have been approved by our security holders. These plans have been given retroactive effect of the 1 for 4 reverse stock split on September 1, 2009.

Plan category	Total number of securities authorized	Number of securities to be issued upon exercise of outstanding options as at January 31, 2015 (a)	Weighted-average exercise price of outstanding options as at January 31, 2015 (b)	Number of securities remaining available for further issuance as at January 31, 2015 (excluding securities reflected in column (a)) (c)
2004 Stock Option Plan	962,500	834,874	$0.671	127,626
2007 Stock Option Plan	2,500,000	2,450,000	$0.860	50,000
2010 Stock Option Plan	95,500,000	83,000,000	$0.038	12,500,000

On September 5, 2013, we granted incentive stock options and non-qualified stock options to certain of our directors, officers, employees and consultants to purchase an aggregate of 7,423,624 shares of our common stock at an exercise price of $0.03 per share, with a ten year term expiring on September 5, 2023. The options have various vesting terms. No options were granted during the year ended January 31, 2015.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers receive stock options at the discretion of our Board. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our Board.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Employment Contracts

We have not entered into any written employment agreements or compensation arrangements with any of our named executive officers. We have entered into a verbal agreement with James Briscoe, CEO, CFO and Director for annual salary of $148,000.

Compensation of Directors

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common stock as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Warrants were granted to a director during the fiscal year ended January 31, 2015. There was no other compensation paid or accruing to any director, unless such director is also a named executive officer, during the fiscal year ended January 31, 2015.

Name	Year	Fees earned or paid in cash (US$)	Stock awards (US$)	Option awards (US$)	Non-equity incentive plan compensation (US$)	Nonqualified deferred compensation earnings (US$)	All other compensation (US$)(1)	Total (US$)
John Guilbert	2015	Nil	Nil	Nil	Nil	Nil	Nil	$0
Gary Musil	2015	Nil	Nil	Nil	Nil	Nil	Nil	$0
Keith Brill	2015	Nil	Nil	Nil	Nil	Nil	Nil	$0
Pete O’Heeron	2015	Nil	Nil	Nil	Nil	Nil	Nil(2)	$0
Brett Gross	2015	Nil	Nil	Nil	Nil	Nil	Nil	$0

Notes

(1)

The value of perquisites and other personal benefits, securities and property for the officers that do not exceed the lesser of $10,000 or 10% of the total of the annual salary and bonus and is not reported herein.

(2)	677,507 warrants with an exercise price of $0.207 were granted to this director on July 11, 2014.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of January 15, 2016, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our directors and executive officers and by our directors and executive officers as a group.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percentage of Class(2)
James Briscoe 5610 E. Sutler Lane Tucson, AZ 85712 USA	Common Stock	54,762,500(2)(3)	Direct/ Indirect	3.49%
Gary Musil 3577 Marshall Street Vancouver, BC V5N 4S2 Canada	Common Stock	7,542,750(3)	Direct	*
John Guilbert 961 E. Linda Vista Blvd. Tucson, AZ 85727 USA	Common Stock	15,032,500(3)	Direct	1.00%
Keith Brill 250 Central Ave., Apt. B204 New York, NY 11559 USA	Common Stock	2,500,000(3)	Direct	*
Peter O’Heeron 17300 El Camino Real #110 Houston, TX 77058 USA	Common Stock	9,122,987(3)	Direct	*
Brett Gross 15290 E. Powers Place Centennial, CO 80015 USA	Common Stock	74,858,600(4)	Direct	4.77%
Patricia Madaris 5610 E. Sutler Lane Tucson, AZ 85629 USA	Common Stock	875,000(3)	Direct	*
All executive officers and directors as a group (7 persons)	Common Stock	164,694,337		10.50%

Notes

*	Less than 1%.

(1)

Percentage of ownership is based on 1,568,937,905 shares of our common stock issued and outstanding as of January 15, 2016, as well as options and warrants currently exercisable within 60 days. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares of our common stock, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock subject to stock options or warrants currently exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such stock option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)

There are 2,187,500 shares that are held by Alaska Star Minerals LLC. James Briscoe beneficially owns 100% of the membership interest in Alaska Star Minerals LLC. There are 52,575,000 incentive stock options granted to James Briscoe under the 2004, 2007 and 2010 stock option plans that are exercisable within the next 60 days.

(3)	Includes incentive stock options granted under the 2004, 2007 and 2010 stock option plans that are exercisable within 60 days of January 15, 2016.

(4)

Brett Gross also holds a non-interest bearing promissory note with the principal amount of $30,000 issued by our company. The promissory note is convertible into 16,806,723 units at a price of $0.001785 per unit upon the increase of the authorized capital of our company. Each unit is comprised of one share of common stock and two warrants. Each warrant will be exercisable for a period of three years at a price of $0.002499. The promissory note was converted and Mr. Gross was issued 16,806,723 shares of common stock effective July 31, 2015.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

Transactions with Related Persons, Promoters and Certain Control Persons and Corporate Governance

Other than as disclosed below, there has been no transaction, since February 1, 2012, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds, $1,641.18, being the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

(a)	Any director or executive officer of our company;

(b)	Any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities; and

(c)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

We entered into the following transactions with related parties during the nine months ended October 31, 2015:

On May 29, 2015, we issued a non-interest bearing promissory note with the principal amount of $30,000 to Brett Gross, a director of our company. The promissory note is convertible into 16,806,723 units at a price of $0.001785 per unit upon the increase of the authorized capital of our company, each unit is comprised of one share of common stock and two warrants. Each warrant will be exercisable for a period of three years at a price of $0.002499. The note was issued as a private placement on August 10, 2015 according to the terms of the promissory note dated May 29, 2015. The promissory note was converted and Mr. Gross was issued 16,806,723 shares of common stock effective July 31, 2015.

We rented an office from Jim Briscoe, our Chairman of the Board, CEO and CFO, on a month-to-month basis for $522 per month. The total rent payments were $4,698 for the nine months ended October 31, 2015. No amount was due as of October 31, 2015.

At October 31, 2015 we had a balance of accrued unpaid wages of $458,367 to Jim Briscoe, our Chairman of the Board, CEO, CFO and President. Additionally, we had a balance of accrued unpaid wages of $15,625 to a former President.

During the nine months ended October 31, 2015, we paid Patricia Madaris, who became our VP Finance in May 2015, wages of $14,897 for her services as Executive Assistant to the CEO and Board of Directors from February through May 2015. From May 2015 until October 31, 2015 we paid Patricia Madaris $30,436for her services as VP Finance.

During the nine months ended October 31, 2015, the Company issued 2,822,912 units to an investor, the Company’s CEO, for proceeds of $4,300. Each unit consists of one share of the Company’s common stock and one warrant to purchase one share each of the Company’s common stock. The warrants have an exercise price of $0.002130 and have a three year term.

We entered into the following transactions with related parties during the year ended January 31, 2015:

Paid or accrued $6,263 in rent. We rented an office from Jim Briscoe, our Chairman of the Board, CEO and CFO, and President on a month-to-month basis for $522 per month.

At January 31, 2015 we had a balance of accrued unpaid wages of $389,367 to Jim Briscoe, our Chairman of the Board, CEO and CFO and President.

At January 31, 2015, we had a balance of accrued unpaid wages of $15,625 to Larry Liang, our former President.

During the year ended January 31, 2015, we paid Patricia Madaris, who became our VP Finance in May 2015, wages of $61,409 for her services as Executive Assistant to the CEO and Board of Directors.

We have an option to explore 26 standard federal lode mining claims at the East Silver Bell project and 29 standard federal lode mining claims at the Walnut Creek project from JABA US Inc., an Arizona Corporation in which two of our directors are owners. We are required to pay annual rentals to maintain the claims in good standing. During the year ended January 31, 2015 we paid $8,525 in rental fees to maintain the mineral claims in good standing. The original option agreement was for the period from April 11, 2008 through January 1, 2011 and has been extended through June 1, 2013 and now to June 1, 2015. This may additionally be extended in five year periods or increments in the future by any JABA director.

We entered into the following transactions with related parties during the year ended January 31, 2014:

Paid or accrued $6,263 in rent. We rented an office from Jim Briscoe, our Chairman of the Board, CEO and CFO, and President on a month-to-month basis for $522 per month.

At January 31, 2014 we had a balance of accrued unpaid wages of $325,367 to Jim Briscoe, our Chairman of the Board, CEO and CFO and President.

At January 31, 2014, we had a balance of accrued unpaid wages of $15,625 to Larry Liang, our former President.

During the year ended January 31, 2014, we paid Patricia Madaris, who became our VP Finance in May 2015, wages of $48,258 for her services as Executive Assistant to the CEO and Board of Directors.

We recognized compensation expense of $67,500 for stock options granted to an officer.

We have an option to explore 26 standard federal lode mining claims at the East Silver Bell project and 33 standard federal lode mining claims at the Walnut Creek project from JABA US Inc., an Arizona Corporation in which two of our directors are owners. We are required to pay annual rentals to maintain the claims in good standing. During the year ended January 31, 2014 we paid $8,260 in rental fees to maintain the mineral claims in good standing.

We entered into the following transactions with related parties during the year ended January 31, 2013:

Paid or accrued $6,785 in rent. We rented an office from Jim Briscoe, our Chairman of the Board, CEO and CFO, on a month-to-month basis for $522 per month.

At January 31, 2013 we had a balance of accrued unpaid wages of $261,367 to Jim Briscoe, our Chairman of the Board, CEO and CFO.

At January 31, 2013, we had a balance of accrued unpaid wages of $15,625 to Larry Liang, our President.

During the year ended January 31, 2013, we paid Patricia Madaris, who became our VP Finance in May 2015, wages of $52,013 for her services as Executive Assistant to the CEO and Board of Directors.

We recognized compensation expense of $49,500 for stock options granted to an officer.

We have an option to explore 26 standard federal lode mining claims at the East Silver Bell project and 33 standard federal lode mining claims at the Walnut Creek project from JABA US Inc., an Arizona Corporation in which two of our directors are owners. We are required to pay annual rentals to maintain the claims in good standing. During the year ended January 31, 2013 we paid $8,254 in rental fees to maintain the mineral claims in good standing.

Compensation for Executive Officers and Directors

For information regarding compensation for our executive officers and directors, see “Executive Compensation”.

Director Independence

We currently act with six directors consisting of James Briscoe, Gary Musil, John Guilbert, Keith Brill, Peter O’Heeron and Brett Gross. Our common stock is quoted on the OTCBB and by the OTC Market Group, which do not impose any director independence requirements. Under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of the corporation or was, at any time during the past three years, employed by the corporation. Using this definition of independent director, we have five independent directors consisting of Gary Musil, John Guilbert, Keith Brill, Peter O’Heeron and Brett Gross.

Where You Can Find More Information

We are not required to deliver an annual report to our stockholders unless our directors are elected at a meeting of our stockholders or by written consents of our stockholders. If our directors are not elected in such manner, we are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

350,000,000 Shares

Liberty Star Uranium & Metals Corp.

Common Stock

Prospectus

_____________, 2015

Information Not Required in Prospectus

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. The selling stockholder will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent expenses and expenses of the selling stockholder’s legal counsel applicable to the sale of its shares. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fees	$119.83

Accounting fees and expenses	$2,000

Legal fees and expenses	$10,000

Miscellaneous fees and expenses	$0

Total	$12,119.83

Indemnification of Directors and Officers

The Nevada Revised Statutes provide that:

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•

to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

The Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by our stockholders;

•	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•	by court order.

Our bylaws provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of our company or is or was serving at the request of our company or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, must be indemnified and held harmless to the fullest extent legally permissible under the corporate law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by our company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by our company. Such right of indemnification is a contract right which may be enforced in any manner desired by such person. Such right of indemnification is not exclusive of any other right which such directors, officers or representatives may have or acquire and they are entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under our bylaws.

Our bylaws provide that our board of directors may cause our company to purchase and maintain insurance on behalf of any person who is or was a director or officer of our company, or is or was serving at the request of our company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not our company would have the power to indemnify such person.

Recent Sales of Unregistered Securities

In May and July 2012, we sold 4,859,073 units, at prices ranging from $0.027 to $0.033 per unit, to investors for gross proceeds of $150,004. Each unit consisted of one common share of our company and one non-transferable common stock purchase warrant. Each common stock purchase warrant entitles the investors to purchase one additional common share of our company at prices ranging from $0.027 to $0.047 until July 23, 2015. The investors are U.S. Persons and are accredited investors and in issuing securities to the investors we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D promulgated thereunder.

In December 2012 and January 2013, we issued 7,359,399 units, at prices ranging from $0.0116 to $0.0156 per unit, to contractors who had provided services, directly or indirectly, on our Alaska properties. These units were issued in lieu of cash payments and in satisfaction of claims for services provided. Each unit consisted of one common share of our company and one non-transferable common stock purchase warrant. Each common stock purchase warrant entitles the investors to purchase one additional common share of our company at prices ranging from $0.0162 to $0.0218 until January 17, 2016. The investors are U.S. Persons and are accredited investors and in issuing securities to the investors we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D promulgated thereunder.

In April 2013, one investor exercised 3,033,618 of the May 2007 common stock purchase warrants using the cashless exercise provision. The cashless exercise provision allows the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. We issued 2,500,000 shares of common stock and cancelled 533,618 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. We issued these shares pursuant to an exemption from registration set out in Section 4(a)(2) of the Securities Act of 1933.

In June 2013, one investor exercised 4,263,989 of the May 2007 common stock purchase warrants using the cashless exercise provision. The cashless exercise provision allows the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. We issued 3,587,165 shares of common stock and cancelled 676,824 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. We issued these shares pursuant to an exemption from registration set out in Section 4(a)(2) of the Securities Act of 1933.

In May, June and July, 2013, we sold 18,001,184 units to five investors for gross proceeds of $182,043. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. The share purchase warrants entitle the investors to purchase one additional common share of our company at prices ranging between of $0.0116 and $0.0173 until July 30, 2016.

In August, 2013, we sold 423,135 units to one investor for gross proceeds of $7,938. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.0263 until August 2, 2016.

In August 2013, we entered into a promissory note (the “August 2013 Note”) for a principal sum of $555,000 plus accrued and unpaid interest and any other fees. The consideration is up to $500,000, which would produce an original issue discount of $55,000 if all the consideration is received. The lender paid $150,000 upon closing pursuant to the terms of the August 2013 Note. The August 2013 Note has a maturity of one year from the delivery of each payment. The August 2013 Note may be convertible into shares of common stock of our company at any time from 180 days after the date of each payment of consideration, at a conversion price which is 70% of the average of the three lowest closing prices in the 20 trading days previous to the conversion. We may repay the August 2013 Note at any time on or before 90 days from the effective date of the August 2013 Note with an interest rate of 0%, after which we may not make any further payments on the August 2013 Note prior to the maturity date without written approval from the lender. If we elect not to repay the August 2013 Note on or before 90 days from the effective date of the August 2013 Note, a one-time interest charge of 12% will be applied to the principal sum. We elected not to pay the $150,000 portion of the August 2013 Note within 90 days from the effective date. After the $150,000 portion of the August 2013 Note became convertible, the note holder elected to convert the principal and interest totaling $186,480 into 17,937,915 shares of the company’s common stock during the months of February through May of 2014. On December 9, 2013, we received additional consideration of $75,000 pursuant to the terms of the August 2013 Note. We elected not to pay the $75,000 portion of the August 2013 Note within 90 days from the effective date. In June, July and August 2014, the note holder converted principal and interest totaling $93,240 into 9,983,507 shares of the Company’s common stock. On June 24, 2014 and September 3, 2014, we received additional consideration of $75,000 and $75,000, respectively, pursuant to the terms of the August 2013 Note. In December 2014 and January 2015, the note holder converted principal and interest totaling $41,961 into 5,900,000 shares of the Company’s common stock. On February 25, 2015, we received additional consideration of $50,000 pursuant to the terms of the August 2013 Note. During the nine months ended October 31, 2015, the note holder converted principal and interest totaling $ 206,679 into 123,158,044 shares of the Company’s common stock. The conversions happened on multiple dates with conversion prices ranging from $0.00098 to $0.00574. On August 28, 2015, we received additional consideration of $50,000 with $5,500 of original issue discount pursuant to the terms of the August 2013 Note. As of October 31, 2015, we had $55,500 of principal and interest outstanding for the August 2013 Note. In issuing these securities we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

In September, 2013, we sold 2,157,497 units to one investor for gross proceeds of $50,000. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.0324 until September 5, 2016.

On October 30, 2013, the Company entered into an investment agreement in which with KVM Capital Partners LLC, a New York limited liability company (“KVM”). Pursuant to the agreement, KVM has agreed to purchase up to $8,000,000 of our common stock over a period of up to 36 months. The purchase price per share to be paid by KVM is calculated at a 20% discount to the lowest volume weighted average price of the common stock as reported by Bloomberg, L.P. during the five consecutive trading days immediately prior to the receipt by KVM of the put notice. We initially reserved 244,500,000 shares of our common stock for issuance under the KVM Investment Agreement. In connection with the KVM Investment Agreement, we also entered into a registration rights agreement with KVM, pursuant to which we filed a registration statement with the SEC covering 244,500,000 shares of our common stock underlying the KVM Investment Agreement. The registration statement was declared effective by the SEC on January 27, 2014. On November 14, 2014, we filed a post-effective amendment to this registration statement to deregister all of our unsold securities under the registration statement. Of the 244,500,000 shares of our common stock registered, 210,285,774 have not been sold. This post-effective amendment was declared effective by the SEC on December 2, 2014.

On November 18, 2013, we entered into a securities purchase agreement (the “November 2013 Note”), whereby we agreed to issue a convertible note to one lender in the principal amount of $250,000. The proceeds from the note were $225,000, which created an original issue discount of $25,000. The note was payable in full on November 18, 2014 and bears no interest except in an event of default. The lender may, at its option, after the 183rd day (after May 20, 2014) following the closing date, convert the principal amount or any portion of such principal amount of the note into shares of common stock of our company at the price equal to the lesser of (a) 100% of the volume weighted average price (VWAP), as reported on the closing date (November 18, 2013), and (b) 70% of the average of the 5 day VWAP immediately prior to the day of conversion. On November 13, 2014, we entered into an Assignment of Promissory Note & Acknowledgment, whereby we consented to an assignment of the note to another lender, pursuant to which $250,000 remains owing by the Company. The maturity date of the November 2013 Note was extended to November 18, 2015. From November 2014 through January 2015, the new noteholder converted principal of $102,500 into 11,792,944 shares of the Company’s common stock. During the six months ended July 31, 2015, the new noteholder converted principal of $153,047 into 48,243,936 shares of the Company’s common stock. The conversions happened on multiple dates with conversion prices ranging from $0.00147 to $0.00609 In May 2015, the remaining principal and interest of $28,046 on the November 2013 Note was converted into 18,995,113 shares of the Company’s common stock. There is currently no principal and interest outstanding for the November 2013 Note. In issuing these securities we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

In March 2014, the Company issued 1,000,000 units of common stock to a designee of MBGS, LLC, pursuant to a settlement agreement. Each unit consists of one share of the Company’s common stock and a warrant to purchase one-half share of the Company’s common stock. The value of the shares issued is $17,500. The 500,000 warrants have an exercise price of $0.028 and have a two year term. In issuing these securities we relied on the registration exemption provided for in Section 4(a)(2) of the Securities Act of 1933, as amended.

In August 2014, we received $150,000 pursuant to the terms of a convertible promissory note (the “August 2014 Note”) dated August 26, 2014. The Note bears interest at 12%, is due on August 26, 2015, and is convertible after 180 days at a 45% discount to the average of the daily VWAP prices for the previous 10 trading days before the date of conversion. During the six months ended July 31, 2015, the new noteholder converted principal of $160,834 into 56,676,739 shares of the Company’s common stock. The conversions happened on multiple dates with conversion prices ranging from $0.00193 to $0.00416. As of July 31, 2015, we had $0 of principal and interest outstanding for this Note. We issued the security to one U.S. person who is an accredited investor (as that term is defined in Rule 501 of Regulation D, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and in issuing these securities to this investor we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

On October 14, 2014, we entered into a securities purchase agreement, whereby we agreed to issue a convertible note (the “October 2014 Note”) to one lender in the principal amount of $105,000. The Note is payable in full on October 14, 2015, bears interest at the rate of 10% per annum, and includes a $5,000 original issuance discount. The Note may be convertible into shares of common stock of our company at any time from 180 days after the execution date of the Note at a price per share of 40% discount to the average of the daily VWAP for the previous five trading days before the date of conversion. During the six months ended July 31, 2015, the note holder converted principal and interest totaling $110,901 into 74,878,264 shares of the Company’s common stock. The conversions happened on multiple dates with conversion prices ranging from $0.00101 to $0.00216. As of October 31, 2015, we had $79,376 of principal and interest outstanding for the October 2014 Note. We issued the security to one U.S. person who is an accredited investor (as that term is defined in Rule 501 of Regulation D, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and in issuing these securities to this investor we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

During the year ended January 31, 2015, the Company issued 6,424,979 units to three investors for total proceeds of $73,000. Each unit consists of one share of the Company’s common stock and a warrant to purchase one share of the Company’s common stock. The warrants have exercise prices ranging from $0.015 to $0.021 and have a three year term. In issuing these securities we relied on the registration exemption provided for in Section 4(a)(2) of the Securities Act of 1933, as amended.

On December 3, 2014, we entered into a note purchase agreement, whereby we agreed to issue a convertible note (the “December 2014 Note”) to Tangiers Capital, LLC (the “Lender”) in the principal amount of $210,000 and to pay interest on the principal balance hereof (which principal balance shall be increased by the Lender’s payment of additional consideration as set forth in the December 2014 Note and which increase shall also include the prorated amount of the original issue discount in connection with Lender’s payment of additional consideration) at the rate of 10%, all of which interest shall be deemed earned as of the date of each such payment of additional consideration by the Lender on December 3, 2016 (the “Maturity Date”), to the extent such principal amount and interest have been repaid or converted into our company’s common stock, in accordance with the terms of the December 2014 Note. The December 2014 Note is payable in full on the Maturity Date and bears interest at the rate of 10% per annum. There is a $10,000 original issuance discount on the December 2014 Note. The initial purchase price was $105,000 of consideration of which $100,000 was received by our company and $5,000 was retained through the original issue discount. The December 2014 Note may be prepaid according to the following schedule: between 1 and 90 days from the date of execution, the December 2014 Note may be prepaid for 110% of face value plus accrued interest; between 91 and 180 days from the date of execution, the December 2014 Note may be prepaid for 130% of face value plus accrued interest; after 180 days from the date of execution until the Maturity Date, the December 2014 Note may not be prepaid without written consent from the Lender. The December 2014 Note may be convertible into shares of common stock of our company at a price per share of 62.5% discount to the average of the daily volume weighted average price (“VWAP”) for the previous five trading days before the date of conversion. In June and July 2015, $49,357 of the December 2014 Note was converted into 43,051,070 shares of the Company’s common stock. We issued the securities to one U.S. person who is an accredited investor (as that term is defined in Rule 501 of Regulation D, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and in issuing these securities to this investor we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

In June 2015, we received additional consideration of $30,000 with $1,500 of original issue discount under the terms of the December 2014 Note. An amendment to the December 2014 Note was executed on June 9, 2015 to include this additional $31,500 of consideration under the December 2014 Note. In July 2015, we received additional consideration of $20,000 with $1,000 of original issue discount under the terms of the December 2014 Note. An amendment to the December 2014 Note was executed on July 7, 2015 to include this additional $21,000 of consideration under the December 2014 Note. In August, September and October of 2015, $77,643 of the December 2014 Note was converted into 77,194,959 shares of the Company’s common stock. As of October 31, 2015, we had a balance of $79,376 of principal and interest outstanding for this Note. The material terms of the December 2014 Note can be reviewed on Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2014.

Currently, the December 2014 Note is the sole security the Company has with Tangiers Capital, LLC. Additionally, the Company entered into an Investment Agreement and Registration Rights Agreement with Tangiers Capital, LLC for an equity line of credit. The Company has the ability to repay the indebtedness to Tangiers Capital, LLC without recourse to the monies received or to be received under the equity line. Additionally, the amount of indebtedness may not be reduced or relieved by the issuance of shares under the equity line.

In May 2015, we issued 2,941,176 units to an investor for total proceeds of $10,000. Each unit consists of one share of our common stock and two warrants to purchase one share each of the Company’s common stock. The warrants have an exercise price of $0.0048 and have a three year term. In issuing these securities we relied on the registration exemption provided for in Section 4(a)(2) of the Securities Act of 1933, as amended.

In May of 2015, $38,784 of the August 2013 Note was converted into 31,715,187 shares of the Company’s common stock.

In June, 2015, we issued 1,846,154 units to an investor for total proceeds of $3,000. Each unit consists of one share of our common stock and one warrant to purchase one share of our common stock. The warrants have an exercise price of $0.002275 and have a three year term. In issuing these securities we relied on the registration exemption provided for in Section 4(a)(2) of the Securities Act of 1933, as amended.

On May 29, 2015, we issued a non-interest bearing promissory note with the principal amount of $30,000 to Brett Gross, a director of our company. The promissory note is convertible into 16,806,723 units at a price of $0.001785 per unit upon the increase of the authorized capital of our company. Each unit is comprised of one share of common stock and two warrants. Each warrant will be exercisable for a period of three years at a price of $0.002499. In issuing this security we relied on the registration exemption provided for in Section 4(a)(2) of the Securities Act of 1933, as amended.

During the three months ended October 31, 2015, the Company issued 16,077,170 units to an investor for total proceeds of $25,000. Each unit consists of one share of the Company’s common stock and one warrant to purchase one share of the Company’s common stock. The warrants have an exercise price of $0.00218 and have a three year term. In issuing the securities described above, we relied on the registration exemption provided for in Section 4(a)(2) of the Securities Act of 1933, as amended.

During the three months ended October 31, 2015, the Company issued 1,851,852 units to an investor for total proceeds of $3,000. Each unit consists of one share of the Company’s common stock and one warrant to purchase one share of the Company’s common stock. The warrants have an exercise price of $0.00227 and have a three year term. In issuing the securities described above, we relied on the registration exemption provided for in Section 4(a)(2) of the Securities Act of 1933, as amended.

During the three months ended October 31, 2015, the Company issued 5,733,000 shares to a former service provider for services totaling $10,320. In issuing the securities described above, we relied on the registration exemption provided for in Section 4(a)(2) of the Securities Act of 1933, as amended.

Exhibits

Exhibit Number	Description

(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form SB-2, filed on May 14, 2002)
3.2	Bylaws (incorporated by reference from our Quarterly Report on Form 10-QSB, filed on December 14, 2007)
3.3	Certificate of Change to Authorized Capital (incorporated by reference from our Current Report on Form 8-K, filed on September 1, 2009)
3.4	Articles of Merger (incorporated by reference from our Current Report on Form 8-K, filed on September 1, 2009)
3.5	Certificate of Amendment to Articles of Incorporation (incorporated by reference to the Amended Registration Statement on Form S-1, filed on July 29, 2015)
(5)	Opinion regarding Legality
5.1*	Opinion of Lucosky Brookman LLP regarding the legality of the securities being registered
(10)	Material Contracts
10.1	Letter Agreement dated November 14, 2011 with Northern Dynasty (incorporated by reference from our Current Report on Form 8-K, filed on November 25, 2011)
10.2	Form of Stock Option Agreement (incorporated by reference from our Current Report on Form 8-K, filed on January 24, 2012)
10.3	Form of Warrant Certificate (incorporated by reference from our Current Report on Form 8-K, filed on July 30, 2012)
10.4	Settlement Agreement dated November 13, 2012 with Northern Dynasty Minerals Ltd. (incorporated by reference from our Current Report on Form 8-K, filed on November 15, 2012)
10.5	Convertible Note issued to JSJ Investments Inc. (incorporated by reference from our Current Report on Form 8-K, filed on September 2, 2014)
10.6	Securities Purchase Agreement dated October 15, 2014 (incorporated by reference from our Current Report on Form 8-K, filed on October 20, 2014)
10.7	Convertible Note dated October 15, 2014 (incorporated by reference from our Current Report on Form 8-K, filed on October 20, 2014)
10.8	Investment Agreement dated December 15, 2014 with Tangiers Capital, LLC (incorporated by reference from our Current Report on Form 8-K, filed on December 19, 2014)
10.9	Registration Rights Agreement dated December 15, 2014 with Tangiers Capital, LLC (incorporated by reference from our Current Report on Form 8-K, filed on December 19, 2014)

10.10	Investment Agreement dated June 20, 2015 with Tangiers Capital, LLC (incorporated by reference from our Current Report on Form 8-K, filed on June 30, 2015)
10.11	Registration Rights Agreement dated June 20, 2015 with Tangiers Capital, LLC (incorporated by reference from our Current Report on Form 8-K, filed on June 30, 2015)
(14)	Code of Ethics
14.1	Code of Ethics (incorporated by reference from our Current Report on Form 8-K, filed on September 1, 2009)
(21)	Subsidiaries
21.1	Subsidiaries of Liberty Star Uranium & Metals Corp. Big Chunk Corp., incorporated in Alaska Hay Mountain Super Project LLC, organized in Arizona
(23)	Consents of Experts and Counsel
23.1*	Consent of MaloneBailey, LLP
23.2*	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
(101)	Interactive Data File
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase
101.DEF*	XBRL Taxonomy Extension Definition Linkbase
101.LAB*	XBRL Taxonomy Extension Label Linkbase
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase

*Filed herewith.

Undertakings

The undersigned registrant hereby undertakes:

1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tucson, State of Arizona, on January 21, 2016.

Liberty Star Uranium & Metals Corp.

By:

/s/ James Briscoe
James Briscoe
President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ James Briscoe
James Briscoe
President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Date: January 21, 2016.

/s/ Gary Musil
Gary Musil
Secretary and Director
Date: January 21, 2016.

/s/ John Guilbert
John Guilbert
Director
Date: January 21, 2016.

/s/ Peter O’Heeron
Peter O’Heeron
Director
Date: January 21, 2016.

/s/ Keith Brill
Keith Brill
Director
Date: January 21, 2016.

/s/ Brett Gross
Brett Gross
Director
Date: January 21, 2016.